As filed with the Securities and Exchange Commission on October 18, 2002

                                                   Registration  No.  333-99285
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                            _________________________

                                  PRE-EFFECTIVE
                                AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            _________________________

                            THE FEMALE HEALTH COMPANY
                 (Name of Small Business Issuer in its Charter)
                            _________________________

           Wisconsin                      3069                   39-1144397
           ---------                      ----                   ----------
(State or Other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)


                                                    O.B. Parrish, Chairman
                                                    of the Board and Chief
                                                      Executive Officer
               515 North State Street               515 North State Street
                     Suite 2225                           Suite 2225
                Chicago, Illinois 60610             Chicago, Illinois 60610
                    (312) 595-9123                     (312) 595-9123
            (Address and Telephone Number         (Name, Address and Telephone
            of Principal Executive Offices         Number of Agent for Service)
            and Principal Place of Business)

                                   Copies to:

                              James M. Bedore, Esq.
                        Reinhart Boerner Van Deuren s.c.
                       1000 North Water Street, Suite 2100
                              Milwaukee, WI  53202
                                 (414) 298-1000

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.   [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.   [  ]

If  delivery  of  the  prospectus  is  expected to be made pursuant to Rule 434,
please  check  the  following  box.   [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS                       PRELIMINARY  PROSPECTUS
                                 SUBJECT  TO COMPLETION-DATED OCTOBER 18, 2002

                                 THE  FEMALE  HEALTH  COMPANY

                                 1,953,150  SHARES  OF  COMMON  STOCK

     This prospectus may be used only by the stockholders listed under the section entitled "Selling Stockholders" in the prospectus for their resale of up to 1,953,150 shares of our common stock. We will not receive any proceeds from the sale of the shares by the selling stockholders.

     Our common stock is quoted on the Over the Counter Bulletin Board under the symbol "FHCO." On October 17, 2002, the closing sale price of the common stock was $1.80 per share.


YOU SHOULD CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 6 BEFORE PURCHASING OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_______,  2002

                                TABLE OF CONTENTS



                                                       PAGE
                                                       ----
Prospectus Summary. . . . . . . . . . . . . . . . . .     3
Risk Factors. . . . . . . . . . . . . . . . . . . . .     6
Forward-Looking Statements May Prove to be Inaccurate    11
Use of Proceeds . . . . . . . . . . . . . . . . . . .    11
Price Range of Common Stock . . . . . . . . . . . . .    12
Dividend Policy . . . . . . . . . . . . . . . . . . .    12
Determination of Offering Price . . . . . . . . . . .    12
Capitalization. . . . . . . . . . . . . . . . . . . .    13
Management's Discussion and Analysis of Financial
Condition and Results of Operations . . . . . . . . .    14
Business. . . . . . . . . . . . . . . . . . . . . . .    18
Management. . . . . . . . . . . . . . . . . . . . . .    23
Principal Shareholders. . . . . . . . . . . . . . . .    28
Related Party Transactions. . . . . . . . . . . . . .    30
Description of Capital Stock. . . . . . . . . . . . .    32
Selling Stockholders. . . . . . . . . . . . . . . . .    35
Plan of Distribution. . . . . . . . . . . . . . . . .    37
Legal Matters . . . . . . . . . . . . . . . . . . . .    38
Experts . . . . . . . . . . . . . . . . . . . . . . .    38
The Female Health Company Index to Consolidated
Financial Statements. . . . . . . . . . . . . . . . .   F-1

                               PROSPECTUS SUMMARY

     THIS  SUMMARY  PROVIDES  AN  OVERVIEW OF THE MATERIAL INFORMATION CONTAINED
ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THIS SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION IN THIS PROSPECTUS, ESPECIALLY THE "RISK FACTORS" SECTION AND OUR FINANCIAL STATEMENTS, BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK.

                                  OUR BUSINESS

     The Female Health Company manufactures, markets and sells the female condom. We were incorporated in Wisconsin in 1971 and established in our current form as The Female Health Company on February 1, 1996.

     Initially, we expended significant time and resources in the development of the female condom and securing FDA approval to market the female condom in the United States. During this time, we also operated our original recreational products business. After considering various alternatives, in 1995 our Board of Directors selected the female condom as the central focus for our strategic direction. As a result, in January 1996, we sold our recreational products business, changed our name to The Female Health Company and devoted ourselves solely to the commercialization of the female condom.

     As part of this restructuring, on February 1, 1996, we acquired the stock of Chartex Resources Limited, the manufacturer and owner of worldwide rights to, and our then sole supplier of, the female condom. As a result of these transactions, our sole business now consists of the manufacture, marketing and sale of the female condom. We own global intellectual property rights for the female condom, including:

- patents in the United States, the European Union, Japan and various other countries;

-    a  Pre-Market  Approval  granted  by  the  United  States  Food  and  Drug
     Administration (FDA) approving and permitting marketing of the female condom in the United States;

- a CE mark in the European Union representing that the product, as a medical device, has been approved by the European Union for marketing in the member countries of the European Union;

-    regulatory  approvals  in  various  other  countries,  including Japan; and

-    proprietary  manufacturing  technology.

     We also lease a state of the art manufacturing facility in London, England, capable of producing 60 million female condoms per year. The facility has been inspected and approved by the FDA and the European Union.

     Our principal executive offices are located at 515 North State Street, Suite 2225, Chicago, Illinois 60610, and our telephone number is 312-595-9123.

                                  THE OFFERING


Common stock offered by the selling stockholders . .   1,953,150 shares (1)

Common stock outstanding as of September 30, 2002. .   17,987,988 shares (2)


Over the Counter Bulletin  Board  symbol . . . . . .   FHCO

Risk  Factors. . . . . . . . . . . . . . . . . . . .   An investment in our
                                                       common  stock involves a
                                                       high degree of risk. See
                                                       "Risk  Factors."
_________________

(1)     Includes:


- Up to 800,000 shares of common stock issuable upon exercise of warrants currently owned by two selling stockholders. The warrants are exercisable in the aggregate to purchase the number of shares of our common stock equal to $400,000 divided by the warrant purchase price as of the date of exercise. The warrant purchase price is the price per share equal to 70% of the market price of our common stock at the time of exercise, but in no event will the warrant purchase price be less than $0.50 per share or more than $1.00 per share. These warrants have been pledged to a bank to secure guarantees executed by these selling stockholders on our behalf;


- 100,000 shares of common stock issuable upon exercise of a warrant currently owned by one selling stockholder. This warrant has been pledged to a bank to secure guarantees executed by this selling stockholder on our behalf;


-    753,150 shares  of  common stock  owned  by seven selling stockholders; and


- 300,000 shares of common stock issuable upon exercise of a warrant currently owned by one selling stockholder.

(2)     Does  not  include:


- 9,682,400 shares of common stock issuable upon exercise of warrants outstanding as of September 30, 2002;

- 590,000 shares of common stock issuable upon exercise of stock options outstanding as of September 30, 2002;

- 66,000 shares of common stock issuable upon conversion of preferred stock outstanding as of September 30, 2002; and


- 900,000 shares issuable upon conversion of $450,000 of convertible debentures outstanding.

                          SUMMARY FINANCIAL INFORMATION

     The summary financial information below is derived from our financial statements appearing elsewhere in this prospectus. You should read this information in conjunction with those financial statements, including the notes to the financial statements, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                           YEAR ENDED SEPTEMBER 30,       NINE MONTHS ENDED
                                      1999          2000         2001       JUNE 30, 2002
                                  ------------  ------------  ----------  -----------------
STATEMENTS OF OPERATIONS DATA:                                                  (unaudited)

Net revenues . . . . . . . . . .  $ 4,715,477   $ 5,766,868   $ 6,716,174   $    5,921,756
Cost of products sold. . . . . .    4,598,747     5,184,735     5,337,830        3,390,849
Net loss . . . . . . . . . . . .   (3,750,309)   (3,690,163)   (1,171,256)      (3,139,215)
Net loss attributable to common
    stockholders . . . . . . . .   (3,884,228)   (3,822,358)   (1,304,256)      (3,237,949)
Net loss per common share
    outstanding. . . . . . . . .  $     (0.36)  $     (0.30)  $     (0.09)  $        (0.20)




                                    SEPTEMBER 30, 2001    JUNE 30, 2002
                                   --------------------  ---------------
                                                             (unaudited)
CONSOLIDATED BALANCE SHEET DATA:
Working capital . . . . . . . . .        $   702,985       $   509,961
Total assets. . . . . . . . . . .          4,330,778         5,174,503
Long-term debt. . . . . . . . . .          1,107,131         1,529,626
Stockholders' equity (deficit). .             52,323          (833,596)

                                  RISK FACTORS

     You should carefully consider the following risk factors, as well as the other information contained in this prospectus, before purchasing our common stock.

IF WE ARE NOT BE ABLE TO RAISE SUFFICIENT AMOUNTS OF ADDITIONAL CAPITAL, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.


     Historically, we have experienced cash operating losses relating to expenses to develop, manufacture and promote the female condom. However, during the nine months ended June 30, 2002, our sales were sufficient to cover our fixed manufacturing, overhead, advertising and general and administrative costs. We can make no assurance that future sales will continue to exceed these costs. Consequently, we may need to secure additional capital to fund potential deficiencies. For the year ended September 30, 2002, our cash burn rate, with revenues, was less than $0.1 million per year. If additional capital is required in fiscal 2003, we do not anticipate it to exceed $0.5 million.


     We can make no assurance that we will be successful in raising additional capital if needed and that any amount, if raised, will be sufficient to meet our cash requirements. If we are not able to raise additional capital when needed, we may be forced to sharply curtail our efforts to promote the female condom, to attempt to sell all or part of our assets and rights or to curtail our operations and may ultimately be forced to cease operations. Currently, we are focused on growing our business and, therefore, we have made no plans to sell any assets nor have we identified any assets to be sold or potential buyers.

IF WE DO RAISE ADDITIONAL CAPITAL FROM THE SALE OF DEBT OR EQUITY SECURITIES, THE TERMS OF THE DEBT OR EQUITY SECURITIES MAY BE COSTLY AND ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

     If we are able to raise additional capital, it will likely be through the sale of debt or equity securities. The terms of future debt or equity financings may involve the following risks to us and our shareholders:

- the holdings of our shareholders may be diluted if we sell shares of our common stock at a discount to the market price of our common stock or issue warrants with an exercise price or convertible securities with a conversion rate less than the market price of our common stock;

- we may issue equity securities with dividend rights, liquidation preferences, voting rights or other rights and preferences superior to those of our common stock; or

- we may issue debt securities with substantial debt service requirements, high interest rates or other terms that limit our ability to obtain additional financing or to take advantage of business opportunities.

     The completion of any of these financing alternatives may depress the market price of our common stock or have a material adverse effect on our business and financial condition.

OUR  SUCCESS  IS  DEPENDENT  UPON  THE  SUCCESS  OF  THE  FEMALE  CONDOM.


     We expect to derive virtually all of our future revenues from sales of the female condom. For us to continue generating cash from operations, sales of the female condom will have to reach approximately 12 to 13 million per year based upon the current average selling price per unit, which would represent 20 to 22% of our manufacturing capacity. During the year ended September 30, 2002, our production was at an annualized level of nearly 13 million units and at 22% of our manufacturing capacity. Although sales of the female condom have increased in recent periods, the ultimate level of consumer demand for the female condom is uncertain. We also depend on public sector agencies around the world to continue to include female condoms in their programs to prevent STDs, including AIDS, and on our commercial sector distribution partners to successfully market and distribute the female condom. If demand for the female condom decreases, we may not be able to reach a break even level in future periods and we may continue to have operating losses.

WE HAVE A HISTORY OF SIGNIFICANT LOSSES AND, DUE TO THAT AND OTHER FACTORS, OUR INDEPENDENT AUDITOR HAS ISSUED A QUALIFIED OPINION ON OUR FINANCIAL STATEMENTS.

     We had a net loss attributable to common stockholders of $3.2 million for the first nine months of fiscal 2002, $1.3 million for fiscal 2001, $3.8 million for fiscal 2000 and $3.9 million for fiscal 1999. As of June 30, 2002, we had an accumulated deficit of $53.5 million, working capital of $0.5 million and stockholders' deficit of $0.8 million. Historically, we have experienced cash operating losses relating to expenses to develop, manufacture and promote the female condom. We can make no assurance that we will achieve a profitable level of operations in the near term or at all.

     Our independent auditor's reports on our consolidated financial statements for the fiscal years ended September 30, 2001, 2000 and 1999 were qualified as to our ability to continue as a going concern. While many factors are considered by the auditor in reaching its opinion, the primary reason for the going concern opinion was due to our continued deficit cash flows from operations, driven largely by continued operating losses. Our net cash used in operations was less than $0.1 million for the first nine months of fiscal 2002, $0.6 million for fiscal 2001, $1.0 million for fiscal 2000 and $2.8 million for fiscal 1999.

BECAUSE OUR PRODUCT FACES SIGNIFICANT COMPETITION FROM OTHER PRODUCTS, SUCH AS THE MALE CONDOM, WE MAY NOT BE ABLE TO ACHIEVE ANTICIPATED GROWTH LEVELS OR PROFIT MARGINS.

     We may be unable to compete successfully against current and future competitors, and competitive pressures could have a negative effect on our revenues, cash flows and profit margins. Although we believe that there is currently no other female condom sold in the world, other parties may seek to develop an intravaginal pouch which does not infringe our patents. These products, if developed, could be distributed by companies with greater financial resources and customer contacts than us. In addition, there are a number of other products currently marketed which have a higher degree of accepted efficacy for preventing pregnancy than does the female condom. These products include male condoms, birth control pills, Norplant and Depo Provera. However, other than the female condom, only the latex male condom is generally recognized as being efficacious in preventing unintended pregnancies and sexually transmitted diseases. Companies manufacturing these competing products are generally much larger than we are and have access to significantly greater resources than we do. In addition, the female condom is generally sold at prices comparatively greater than the price of the latex male condom. Accordingly, the female condom will not be able to compete with the latex male condom solely on the basis of price.

FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET MAY REDUCE THE STOCK'S TRADING PRICE.


     A large number of our shares of common stock which are currently outstanding or which we may issue in the near future may be immediately resold in the public market. Sales of our common stock in the public market or the perception that sales may occur, could cause the market price of our common stock to decline even if our business is doing well. Virtually all of the 17,987,988 shares of our common stock and 66,000 shares of our convertible preferred stock outstanding as of September 30, 2002 may be immediately resold in the public market, although sales of our shares by our directors, executive officers or other persons who may control us may be subject to restrictions under Rule 144, including limitations on the number of shares that may be sold. Further, as of September 30, 2002, we have issued options and warrants to purchase 10,272,400 shares of common stock and convertible debentures convertible into 900,000 shares of common stock. We have filed or intend to file registration statements under the Securities Act to register the sale of the shares underlying these options and warrants and, accordingly, any shares received upon exercise of these options or warrants will also be freely tradable, except for shares received by our directors, executive officers or other persons who may control us which are subject to the restrictions under Rule 144.

OUTSTANDING WARRANTS EXERCISABLE AT 70% OF THE MARKET PRICE OF OUR COMMON STOCK MAY DEPRESS THE STOCK'S TRADING PRICE.


     In May 2001, we issued warrants to a bank lender to purchase the number of shares of our common stock equal to $500,000 divided by the warrant purchase price as of the date of exercise and we issued warrants to five guarantors of our bank loan to purchase the number of shares of our common stock equal to a total of $1,500,000 divided by the warrant purchase price as of the date of exercise. In December 2001, we issued warrants to two additional guarantors of our bank loan to purchase the number of shares equal to $400,000 divided by the warrant purchase price as of the date of exercise. These warrants issued in May 2001 and December 2001 may be exercised to purchase a maximum of up to 4,800,000 shares of our common stock. The warrant purchase price for all of these warrants is the price per share equal to 70% of the market price of our common stock at the time of exercise, but in no event will the warrant purchase price be less than $0.50 per share or more than $1.00 per share. These warrants may depress the market price of our common stock even if they are not exercised because the holders of the warrants may have the right to exercise them at a discount to the market price of our common stock. The market price of our common stock may also decline if we issue additional common stock, warrants or other securities in the future at a discount to the market price of our common stock.


WE HAVE ENTERED INTO NUMEROUS TRANSACTIONS WITH OUR DIRECTORS, OFFICERS AND SIGNIFICANT SHAREHOLDERS THAT MAY CAUSE CONFLICTS OF INTEREST.

     Our directors, officers and significant shareholders have been an important source of financing for us in the past. Stephen M. Dearholt, a member of our board of directors, holds a $1,000,000 promissory note due March 25, 2003 and Richard E. Wenninger, a member of our board of directors, holds a $250,000 convertible debenture due March 30, 2004. Mr. Dearholt recently extended the due date of his $1,000,000 promissory note from March 25, 2002 to March 25, 2003 and, in connection with this extension, we issued to Mr. Dearholt warrants to purchase 300,000 shares of our common stock at an exercise price of $1.18 per share, which equaled 80% of the market price of our common stock on the date of issuance. We also sold 1,000,000 shares to Mr. Wenninger in August 2001 for a total purchase price of $500,000 and 400,000 shares to a trust for which Mr. Dearholt is co-trustee in June 2000 for a total purchase price of $200,000. We also issued warrants to five guarantors of our bank loan, including to Stephen
M. Dearholt, Richard E. Wenninger, James R. Kerber, all members of our board of directors, and a trust of which O.B. Parrish, our Chairman of the Board and Chief Executive Officer, is beneficiary. The warrant purchase price for all of these warrants is the price per share equal to 70% of the market price of our common stock at the time of exercise, but in no event will the warrant purchase price be less than $0.50 per share or more than $1.00 per share. Although we believe that these transactions were on terms no less favorable to us than could be obtained from unaffiliated third parties, we can make no assurance that conflicts of interest did not affect the terms of these transactions. We may enter into additional transactions with our directors, officers and significant shareholders in future periods. Potential conflicts of interest in transactions with our directors, officers and significant shareholders may result in terms that are detrimental to us and our shareholders, or the appearance of such terms, which may adversely affect our business and financial condition and the market price of our common stock.

SINCE  OUR  COMMON  STOCK  IS  LISTED  ON  THE  OTC BULLETIN BOARD, YOU MAY HAVE
DIFFICULTY  BUYING  AND  SELLING  OUR  COMMON  STOCK.

     Since February 10, 1999, our common stock has been quoted on the OTC Bulletin Board under the symbol "FHCO." You may find it more difficult to obtain accurate quotations of the price of the our common stock and to sell the common stock on the open market than would be the case if the common stock was listed on Nasdaq, the New York Stock Exchange or the American Stock Exchange. In addition, companies whose stock is listed on Nasdaq, the New York Stock Exchange or the American Stock Exchange must adhere to the rules of that market. These rules include various corporate governance procedures which, among other items, require a company to obtain shareholder approval prior to completing various types of important transactions including issuances of common stock equal to 20% or more of the company's then outstanding common stock for less than the greater of book or market value or most issuances of stock options. Since our stock is quoted on the OTC Bulletin Board, we are not subject to those or any comparable rules.

OUR STOCK PRICE HAS BEEN EXTREMELY VOLATILE AND, AS A RESULT, THE PRICE COULD BE DOWN AT A TIME WHEN YOU DESIRE TO SELL YOUR SHARES.

     The market price of our common stock has been and may continue to be affected by quarter-to-quarter variations in our operating results, announcements by our competitors and other factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations, particularly among the stock of emerging growth companies, which have often been unrelated to the operating performance of particular companies. Factors not directly related to our performance, such as governmental regulation or negative industry reports, may also have a significant adverse impact on the market price of our common stock.

BECAUSE OUR COMMON STOCK IS A "PENNY STOCK," TRADING IN IT IS SUBJECT TO THE PENNY STOCK RULES WHICH COULD AFFECT YOUR ABILITY TO RESELL THE STOCK IN THE MARKET.

     The Securities Enforcement and Penny Stock Reform Act of 1990 imposes restrictions when making trades in any stock such as our common stock which is defined as a "penny stock." The SEC's regulations generally define a penny stock as an equity security that has a price of less than $5.00 per share, other than securities which are traded on markets such as the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market. As a result of being a penny stock, the market liquidity for our common stock may be adversely affected since the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market. The regulations restricting trades in penny stock include:

- a requirement that stock brokers deliver to their customers, prior to any transaction involving a penny stock, a disclosure schedule explaining the penny stock market and the risks associated with the penny stock market; and

- a requirement that broker-dealers who recommend penny stocks to persons other than their established customers and a limited class of accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale of the securities.

AS A MANUFACTURER AND MARKETER OF A CONSUMER PRODUCT, WE COULD EXPERIENCE PRODUCT LIABILITY CLAIMS.

     The nature of our product may expose us to significant product liability risks. We maintain product liability insurance with coverage limits of $5 million per year on the female condom. We can make no assurance that we will be able to maintain this insurance on acceptable terms or that the insurance will provide adequate coverage against product liability claims. While no product liability claims on the female condom have been brought against us to date, a successful product liability claim against us in excess of our insurance coverage could be extremely damaging to us.

SINCE WE SELL PRODUCT IN FOREIGN MARKETS, WE ARE SUBJECT TO FOREIGN CURRENCY AND OTHER INTERNATIONAL BUSINESS RISKS THAT COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

     We manufacture the female condom in a leased facility located in London, England. In addition, a material portion of our future sales are likely to be in foreign markets. Manufacturing costs and sales to foreign markets are subject to inherent risks and challenges that could adversely affect our revenues, cash flows and profit margins, including:

- normal currency risks associated with changes in the exchange rate of foreign currencies relative to the United States dollar;

-    unexpected  changes  in  international regulatory requirements and tariffs;

-    difficulties  in  staffing  and  managing  foreign  operations;

-    political  or  economic  changes,  especially  in  developing  nations; and

-    price  controls  and  other  restrictions  on  foreign  currency.

     To date, we have not used currency hedging strategies to manage our currency risks. On an ongoing basis, we will continue to evaluate our commercial transactions and will consider employing currency hedging strategies if appropriate.

OUR PRODUCT IS SUBJECT TO SUBSTANTIAL GOVERNMENT REGULATION WHICH EXPOSES US TO RISKS THAT WE WILL BE FINED OR EXPOSED TO CIVIL OR CRIMINAL LIABILITY, RECEIVE NEGATIVE PUBLICITY OR BE PREVENTED FROM SELLING OUR PRODUCT.

     The female condom is subject to regulation by the FDA under the Food, Drug and Cosmetic Act, and by other state and foreign regulatory agencies. Under the Food, Drug and Cosmetic Act, medical devices must receive FDA clearance before they can be sold. FDA regulations also require us to adhere to "Good
Manufacturing Practices," which include testing, quality control and documentation procedures. Our compliance with applicable regulatory requirements is monitored through periodic inspections by the FDA and other foreign regulatory agencies. If we fail to comply with applicable regulations, we could:

-    be  fined  or  exposed  to  civil  or  criminal  liability;

- face suspensions of clearances, seizures or recalls of products or operating restrictions;

-    receive  negative  publicity;  or

- be prevented from selling our product in the United States or in foreign markets.

OUR SHAREHOLDERS MAY BE PERSONALLY LIABLE FOR UP TO THE PAR VALUE FOR EACH SHARE HELD IF WE FAIL TO REPAY OUR DEBTS TO OUR EMPLOYEES FOR UNPAID COMPENSATION.

     Since we are a Wisconsin corporation, our shareholders may be personally liable for our debts to our employees for services performed. Wisconsin law limits the potential amount of our shareholders' liability to the par value of our shares for each share held. The stated par value of our common stock is $0.01 per share. However, certain Wisconsin courts have interpreted "par value" to mean the full amount paid upon purchase of our common stock. Potential liability is also limited to debts for a maximum of six months' services.

A LIMITED NUMBER OF OUR SHAREHOLDERS CAN EXERCISE SUBSTANTIAL INFLUENCE OVER OUR COMPANY.


     As of September 30, 2002, our directors and executive officers and their affiliates beneficially own in the aggregate approximately 45.3% of our outstanding shares of common stock. If these shareholders were to vote together as a group, they would have the ability to exert significant influence over our board of directors and policies. For instance, these shareholders would be able to exert a significant influence over the outcome of all shareholder votes, including votes concerning director elections, by-law amendments and possible mergers, corporate control contests and other significant corporate transactions. See "Principal Shareholders" for more information.


ANTI-TAKEOVER PROVISIONS IN OUR CHARTER DOCUMENTS, WISCONSIN LAW AND CHANGE OF CONTROL AGREEMENTS WITH OUR OFFICERS COULD PREVENT OR DELAY A CHANGE IN CONTROL OF OUR COMPANY.

     We are subject to a number of provisions in our charter documents, Wisconsin law and change of control agreements that may discourage, delay or prevent a merger or acquisition that a shareholder may consider favorable. These anti-takeover provisions include the following:

- the authority provided to our board of directors in our Amended and Restated Articles of Incorporation to issue preferred stock without further action by our shareholders;

- change of control agreements we have entered into with four of our officers which provide for up to three years of compensation following a change of control as defined in the agreements;

- the provision under Wisconsin law that permits stockholders to act by written consent only if such consent is unanimous; and

- the anti-takeover provisions under Wisconsin law specifically applicable to potential mergers or acquisitions as described in more detail under "Description of Capital Stock - Wisconsin Anti-Takeover Provisions."

              FORWARD-LOOKING STATEMENTS MAY PROVE TO BE INACCURATE

     We have made forward-looking statements in this prospectus that are subject to risks and uncertainties. When we use the words "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Because many factors can materially affect results, including those listed under "Risk Factors," you should not regard our inclusion of forward-looking information as a representation by us or any other person that our objectives or plans will be achieved. Our assumptions relating to budgeting, research, sales, results and market penetration and other management decisions are subjective in many respects and thus are susceptible to interpretations and periodic revisions based on actual experience and business developments. The impact of any of these factors may cause us to alter our capital expenditures or other budgets, which may in turn affect our business, financial position, results of operations and cash flows. Therefore, you should not place undue reliance on forward-looking statements contained in this prospectus, which speak only as of the date of this prospectus. Factors that might cause actual results to differ from those anticipated in the forward-looking statements include, but are not limited to, those described in "Risk Factors."

                                 USE OF PROCEEDS

     The proceeds from the sale of the shares offered by this prospectus will be received directly by the selling stockholders. We will not receive any proceeds from the sale of the shares.


     The shares offered by this prospectus include up to 1,000,000 shares of our common stock issuable upon exercise of outstanding warrants. If these warrants are exercised in full, we would receive up to $791,000 in proceeds. We intend to use any proceeds from the exercise of these warrants to repay outstanding indebtedness and for general corporate purposes, including working capital. Our outstanding indebtedness as of September 30, 2002 includes the following:




- a $2,000,000 credit facility, $1,900,000 of which was outstanding, due May 18, 2004 and bearing interest at the rate of 10% per year;


- a $1,000,000 promissory note to Stephen M. Dearholt, a member of our board of directors, due March 25, 2002 and bearing interest at the rate of 12% per year;

- a $250,000 convertible debenture held by Richard E. Wenninger, a member of our board of directors, due March 30, 2004 and bearing interest at the rate of 12% per year; and

- $200,000 of convertible debentures held by two non-affiliated third parties, due May 30, 2004 and bearing interest at the rate of 10% per year.

                           PRICE RANGE OF COMMON STOCK


     Our common stock is currently quoted on the OTC Bulletin Board under the symbol "FHCO." As of September 30, 2002, there were approximately 472 holders of record of our common stock. The following table lists the historical high and low sale prices of a share of our common stock.


                                            COMMON  STOCK  SALE  PRICE
                                            --------------------------
                                                HIGH           LOW
                                               -----           ----


             2000  Fiscal  Year
             Quarter  ended:
                    December 31, 1999           $1.50         $0.81
                    March 31, 2000               1.25          0.88
                    June 30, 2000                1.06          0.50
                    September 30, 2000           0.72          0.41
            2001  Fiscal  Year
            Quarter  ended:
                    December 31, 2000           $0.84         $0.38
                    March 31, 2001               0.66          0.41
                    June 30, 2001                0.58          0.34
                    September 30, 2001           0.80          0.41
            2002  Fiscal  Year
            Quarter  ended:
                    December 31, 2001           $0.79         $0.38
                    March 31, 2002               1.50          0.70
                    June 30, 2002                2.09          1.24
                    September 30, 2002           2.16          1.30


     The sale price quotations above reflect inter-dealer prices, without retail mark-ups, mark-downs or commissions.

                                 DIVIDEND POLICY

     We have not paid a dividend on our common stock and do not anticipate paying any dividends in the foreseeable future.

                         DETERMINATION OF OFFERING PRICE

     The common stock offered by this prospectus may be offered for sale by the selling stockholders from time to time in transactions on the OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. As such, the offering price is indeterminate as of the date of this prospectus. See "Plan of Distribution."

                                 CAPITALIZATION

     The following table includes information regarding our short-term and long-term indebtedness and stockholders' deficit as of June 30, 2002.


                                                                     JUNE 30, 2002
                                                                    ---------------
                                                                      (unaudited)
Short-term indebtedness:
  Notes payable, related party, net
    of unamortized discount. . . . . . . . . . . . . . . . . . . .  $      805,085

Long-term indebtedness:
  Note payable, bank, net
    of unamortized discount. . . . . . . . . . . . . . . . . . . .       1,079,626
  Convertible debentures . . . . . . . . . . . . . . . . . . . . .         450,000
                                                                    ---------------
      Total long-term indebtedness . . . . . . . . . . . . . . . .       1,529,626
                                                                    ---------------

Stockholders' deficit:
  Class A Convertible Preferred Stock-Series 1, par value $.01 per share, 5,000,000 shares authorized, 660,000 shares issued and
    outstanding as of June 30, 2002. . . . . . . . . . . . . . . .           6,600
  Common stock, par value $.01 per share, 27,000,000 shares
    authorized, 16,053,329 shares issued and outstanding as of
    June 30, 2002. . . . . . . . . . . . . . . . . . . . . . . . .         160,535
  Additional paid-in capital . . . . . . . . . . . . . . . . . . .      52,509,595
  Unearned consulting fees . . . . . . . . . . . . . . . . . . . .         (79,501)
  Accumulated other comprehensive income . . . . . . . . . . . . .         145,918
  Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . .     (53,544,667)
  Treasury stock, at cost. . . . . . . . . . . . . . . . . . . . .         (32,076)
                                                                    ---------------
      Total stockholders' deficit. . . . . . . . . . . . . . . . .        (833,596)

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     The following discussion is intended to provide an analysis of our financial condition and results of operations and should be read in conjunction with our financial statements and the notes to our financial statements contained elsewhere in this prospectus. The discussion also includes forward-looking statements. As indicated in "Forward-Looking Statements May Prove To Be Inaccurate," you should not place undue reliance on forward-looking statements.

OVERVIEW

     Over the past few years, we have completed significant aspects of the development and commercialization of the female condom. These initiatives have resulted in our attainment of proprietary manufacturing technology and product design patents, necessary regulatory approvals and the development of significant manufacturing capacity. These steps, taken as part of our plan to develop and sell a product with global commercial and humanitarian value, have required the expenditure of significant amounts of capital and resulted in significant operating losses including the period 1996 through the present.

     We have begun the process of developing the market for the female condom around the world. As part of this plan, we have entered into a number of distribution agreements and are pursuing other arrangements for the marketing and sale of the female condom. We believe that as the number of markets in which the female condom is sold increases, sales will grow and, if our sales increase significantly, we will become profitable. However, we can make no assurance that we will achieve profitability in the near term or at all.

     The former holders of the $1,500,000 convertible debentures issued on May 19, 1999 and June 3, 1999 had alleged that we were in default with respect to the perfection of the former holders' security interest in our assets. The former holders demanded the issuance of 1,500,000 shares of our common stock to the investors due to this alleged default. On July 23, 2002, we settled this dispute out of court. We agreed to issue 450,000 shares of our common stock to the former convertible debenture holders and to extend the expiration dates of 2,250,000 warrants held by the former holders to 2007. The former convertible debenture holders agreed to release their security interest in our assets and they agreed not to sell, offer or make any short sale of the 450,000 shares without our prior written consent. The issuance of the shares and the extension of the expiration date of the warrants have been recorded in accordance with Financial Accounting Standards Board No. 5. In accounting for the litigation settlement, we designated the value of the newly issued shares and extended warrants at $1,289,397. These non-cash costs are recorded as litigation settlement on the consolidated statement of operations for the nine months ended June 30, 2002, and as accrued expenses and other current liabilities on the consolidated balance sheet as of June 30, 2002.


     In September 2001, the holders of exercisable stock options to purchase a total of 2,659,800 shares of our common stock waived their rights to exercise their options until we amended our Amended and Restated Articles of Incorporation to increase the number of shares of common stock authorized for issuance. To obtain this waiver, we agreed to re-price these options at $0.56 per share once the amendment was approved. Our common stock was trading at less than $0.56 per share when the waivers were obtained. On May 8, 2002, our shareholders approved an amendment to our Amended and Restated Articles of Incorporation to increase the total number of authorized shares of our common stock from 27,000,000 to 35,500,000 shares. Since the amendment was approved, the stock options have been re-priced to $0.56 per share. We have accounted for all of these stock options in accordance with variable plan accounting guidance provided in APB 25 and related interpretations. This accounting treatment requires us to record expense with respect to stock options on a periodic basis based upon the amount, if any, by which the fair market value of the common stock exceeds the exercise price of the stock options. The reduction in the exercise price of the re-priced options and the increase in the stock price of our common stock as of June 30, 2002 resulted in us recording $1,341,858 of stock compensation expense related to the stock options under variable plan accounting for the nine months ended June 30, 2002.

     Effective September 26, 2002, the holders of outstanding options to purchase a total of 2,365,980 shares of our common stock agreed to exchange their options for:

- a total of 469,000 shares of restricted common stock in the case of U.S. option holders or the right to receive a total of 122,495 shares of deferred common stock on September 26, 2003 in the case of U.K. option holders; and

- the right to receive a grant of new options to purchase a total of 2,365,980 shares of common stock on the first business day that is at least six months and one day after the effective date of the exchange.

     The shares of restricted common stock and the right to receive the shares of deferred common stock are subject to forfeiture if the participant voluntarily resigns or is terminated for cause on or before September 26, 2003 and may not be transferred on or before September 26, 2003. The new options will have an exercise price equal to 100% of the fair market value of the common stock on the grant date and a vesting schedule of 1/36 per month for each of the first 36 months after the date of grant. As of the date of the exchange, none of the old options had an exercise price greater than the fair market value of our common stock. The new options, when granted, will be accounted for in accordance with fixed plan accounting guidance provided in APB 25. Options to purchase a total of 320,000 shares of common stock did not participate in the exchange and will continue to be accounted for in accordance with variable plan accounting guidance. We expect to record non-cash expense of approximately $1.2 million for the year ended September 30, 2002 with respect to the issuance of the restricted common stock and the deferred common stock.



RESULTS  OF  OPERATIONS

NINE  MONTHS  ENDED  JUNE  30,  2002 COMPARED TO NINE MONTHS ENDED JUNE 30, 2001

     We had net revenues of $5,921,756 and a net loss attributable to common stockholders of $(3,237,949) for the nine months ended June 30, 2002 compared to net revenues of $4,959,512 and a net loss attributable to common stockholders of $(1,076,133) for the nine months ended June 30, 2001. Without the non-cash charges for the litigation settlement and compensation related to stock options in the nine months ended June 30, 2002, the net loss attributable to common stockholders would have been $(606,694).

     Net revenues for the nine months ended June 30, 2002 increased $962,244, or 19%, compared with the nine months ended June 30, 2001. The higher net revenues occurred because of higher unit sales shipped to global public sector customers. For the fifth consecutive quarter global unit shipments surpassed one million units.

     Cost of products sold increased $132,081 to $3,390,849 for the nine months ended June 30, 2002 from $3,258,768 for nine months ended June 30, 2001. The cost of products sold increase of 4% on a 19% sales increase resulted in a improvement in costs of products sold as a percentage of sales from 57% for the nine months ended June 30, 2002 compared to 66% for the nine months ended June 30, 2001. As unit sales increase, fixed manufacturing costs do not require additional costs to be incurred, enabling us to produce at a lower cost of goods sold per unit. Due to this change and the sales increase, gross profit increased $830,163, or 49%, to $2,530,907 for the nine months ended June 30, 2002 from $1,700,744 for the nine months ended June 30, 2001. As a percentage of sales, gross profit was 43% for nine months ended June 30, 2002 compared to 34% for the nine months ended June 30, 2001.

     Advertising and promotional expenditures decreased $76,355 to $33,800 for the nine months ended June 30, 2002 from $110,155 for the nine months ended June 30, 2001. The decline resulted from a reduction in advertising costs between these periods and an elimination of promotional expenses during the nine months ended June 30, 2002.

     Selling, general and administrative expenses increased $201,955, or 10%, to $2,225,084 for the nine months ended June 30, 2002 from $2,023,129 for the nine months ended June 30, 2001. The change reflects increases in insurance, legal and global selling expenses partially offset by a reduction in consulting expenses. As a percent of sales, selling, general and administrative expenses were 38% during the nine months ended June 30, 2002 compared to 41% during the nine months ended June 30, 2001.

     Total operating expenses increased $2,750,451 to $4,963,673 for the nine months ended June 30, 2002 from $2,213,222 for the nine months ended June 30, 2001. $2,631,255, or 96%, of this increase represents non-cash costs for the litigation settlement and stock option expenses incurred during the nine months ended June 30, 2002.

     We had an operating loss of $(2,432,766) for the nine months ended June 30, 2002. Without the non-cash charges for the litigation settlement and compensation related to stock options, we would have had operating income of $198,489.

     Net interest and other expenses increased $242,523 to $706,449 for the nine months ended June 30, 2002 from $463,926 for the nine months ended June 30, 2002. The increase occurred because we had a larger amount of non-cash expenses incurred from the amortization of discounts on note payable and credit facility.

FISCAL YEAR ENDED SEPTEMBER 30, 2001 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 2000

     We had net revenues of $6.7 million and a net loss attributable to common stockholders of $(1.3) million or $(0.09) per share in fiscal 2001 compared to net revenues of $5.8 million and a net loss attributable to common stockholders of $(3.8) million or $(0.30) per share in fiscal 2000.

     Our operating loss for fiscal 2001 was $(602,855) compared to $(2,392,631) for fiscal 2000 for a decrease of 75%. As discussed in more detail in the following paragraphs, the decrease in our operating loss was a result of improvements in gross profit and operating expenses. The decline in our net loss was smaller (68%), however, due to the decrease in non-operating expenses not declining at the same proportion (56%).

     Net revenues increased $0.9 million or 16% in fiscal 2001 over the prior fiscal year. The higher net revenues primarily resulted from increased unit sales shipped to global and domestic public sector customers.

     Cost of products sold increased $153,095, or 3%, to $5,337,830 for fiscal 2001 from $5,184,735 for fiscal 2000. The increase was not in proportion with the sales increase due to a reduction of fixed costs per unit which resulted from the increased unit sales. Costs of products sold as a percentage of sales decreased from 90% in fiscal 2000 to 79% in fiscal 2001.

     Advertising and promotion expenses relate exclusively to the U.S. market and includes the costs of print advertising, trade and consumer promotions, product samples and other marketing costs incurred to increase consumer awareness and purchases of the female condom. As a result of an agreement we entered into with Mayer Laboratories, Inc. to distribute the female condom to the wholesale retail trade in the United Sates effective October 1, 2000, we were able to reduce our advertising and promotion expenses from $0.2 million in fiscal 2000 to $0.1 million in fiscal 2001.

     Selling, general and administrative expenses declined $875,498, or 32%, from $2.7 million in fiscal 2000 to $1.9 million in fiscal 2001. As a percentage of net revenues, selling, general and administrative expenses were 28% in fiscal 2001 compared with 47% in fiscal 2000. These expenses declined as a result of reductions of sales, financial and administrative personnel, research and development, investor relations and consulting costs in fiscal 2001.

     Our strategy is to act as a manufacturer supplying the public sector and commercial partners throughout the world. Ours partners pay for all marketing and shipping costs. Consequently, as our sales volume increases our operating expenses will not increase significantly.

     Non-cash amortization of debt issuance costs decreased from $245,676 in fiscal 2000 to $0 in fiscal 2001. The reduction was a result of the completion in fiscal 2000 of the amortization period of debt issuance costs relating to the issuance of convertible debentures in May and June 1999. See Note 4 of the Notes to Consolidated Financial Statements for further detail regarding the May and June 1999 convertible debentures.

     Net interest and non-operating expenses decreased $483,455, or 46%, to $568,401 for fiscal 2001 compared to $1,051,856 for fiscal 2000. The decrease exists because we had a lower level of debt outstanding during fiscal 2001 than fiscal 2000 due to the issuance of convertible debentures during May and June 1999. The result is a smaller amount of non-cash expenses incurred from the amortization of discounts on convertible debentures than the twelve months of the prior year.

     We were able to cover fixed manufacturing overhead costs and exceeded break-even at the gross profit level. However, we must achieve cumulative annual unit sales of approximately 18 million female condoms based upon the current average selling price per unit in order to cover operating and non-operating expenses or approximately 30% of manufacturing capacity.

LIQUIDITY  AND  SOURCES  OF  CAPITAL

     Historically, we have incurred cash operating losses relating to expenses to develop, manufacture and promote the female condom. Cash used in continuing operations was less than $0.1 million in the first nine months of fiscal 2002, $0.6 million in fiscal 2001 and $1.0 million in fiscal 2000. During the nine months ended June 30, 2002, we used $60,000 of net proceeds from the issuance of shares of our common stock and $0.5 million of additional borrowings under our credit facility to fund cash used in operations, capital expenditures, payment of preferred stock dividends and an increase in our cash position.

During fiscal 2001, we received $0.45 million in proceeds from newly-issued convertible debentures, and $0.8 million from the issuance of common stock. We used these amounts to help fund our current operations and to repay existing liabilities including $0.3 million of notes payable.


At June 30, 2002, we had current liabilities of $3.2 million including a $1.0 million note payable due March 25, 2003 to Mr. Dearholt, one of our directors. As of June 30, 2002, Mr. Dearholt beneficially owned 4,449,412 shares of our common stock.


On March 30, 2001, we issued a $250,000 convertible debenture to one accredited investor. The debenture is due March 30, 2004, bears interest payable at a rate of 12% per year, and is convertible into our common stock based on a price of $0.50 per share. We did not issue warrants in connection with the issuance of the convertible debenture.

     On May 18, 2001, we entered into an agreement with Heartland Bank providing for a $2,000,000 credit facility. The unpaid balances on the credit facility are due May 18, 2004 and bear interest payable at a rate of 10% per year. The agreement contains certain covenants which include restrictions on the payment of dividends and distributions and on the issuance of warrants. We may borrow under the credit facility from time to time subject to a number of conditions, including obtaining personal guarantees of 125% of the amount outstanding under the credit facility. In connection with the credit facility, we issued warrants to Heartland Bank to purchase the number of shares of our common stock equal to $500,000 divided by the warrant purchase price as of the date of exercise. The warrant purchase price is equal to 70% of the market price of our common stock as of the day immediately prior to the date the exercise notice is given to us, but in no event shall the per share price be less than $0.50 or more than $1.00. The warrants are valued at $270,800 and are recorded as additional paid in capital and a discount on the credit facility.

     As of June 30, 2002, we had borrowed all $2.0 million under the credit facility. Eight persons provided guarantees equal in total to the $2.0 million outstanding under the loan. Each guarantor may be liable to Heartland Bank for up to 125% of the guarantor's guarantee amount if we default under the loan. We issued warrants to the guarantors to purchase the number of shares of our common stock equal to the guarantee amount of such guarantor divided by the warrant purchase price as of the date of exercise. The warrant purchase price is the price per share equal to 70% of the market price of the our common stock at the time of exercise, but in no event will the warrant purchase price be less than $0.50 or more than $1.00. We also issued additional warrants to purchase a total of 300,000 shares of our common stock at an exercise price of $0.50 per share to three of the guarantors.

     On June 1, 2001, we issued a total of $200,000 of convertible debentures to two accredited investors. The debentures are due May 30, 2004, bear interest payable at a rate of 10% per year, and are convertible into our common stock based on a price per share equal of $0.50. We did not issue warrants in connection with the issuance of the convertible debentures.

     We believe that net revenue from sales of the female condom will eventually exceed our operating costs, and that, ultimately, our operations will generate sufficient funds to meet our capital requirements as they did on a cash basis during the third quarter of fiscal year 2002. However, we can make no assurance that we will achieve such level of operations again. Likewise, we can make no assurance that we will be able to source all or any portion of our required capital through the sale of debt or equity or, if raised, the amount will be sufficient to operate until sales of the female condom generate sufficient net revenues to fund our operations. In addition, any funds we raise may be costly to us and/or dilutive to our shareholders. If we are unable to raise adequate financing when needed, we may be required to sharply curtail our efforts to promote the female condom, to attempt to sell certain of our assets and rights or to curtail certain of our operations and may ultimately be forced to cease operations. Currently, we are focused on growing our business and, therefore, we have made no plans to sell any assets nor has we identified any assets to be sold or potential buyers.

     As of September 30, 2002, we had approximately $0.7 million in cash, net trade accounts receivable of $1.3 million and current trade accounts payable of $0.5 million. We estimate that our cash burn rate, with revenues, is less than $0.1 million per year. Our anticipated debt service obligations for scheduled interest and principal payments are approximately $1.3 million in fiscal 2003 and $2.5 million in fiscal 2004. As of the date of this prospectus, we were in compliance with all of the covenants relating to our outstanding debt.


                                    BUSINESS

GENERAL

     We manufacture, market and sell the female condom around the world. The female condom is the only FDA-approved product under a woman's control which can prevent unintended pregnancy and sexually transmitted diseases ("STDs"), including HIV/AIDS.

     The product is currently sold or available in various venues including commercial sector outlets, public sector clinics and research programs in over 80 countries. It is commercially marketed in 17 countries by various country specific partners, including the U.S., the U.K., Japan, Canada, Holland, France, Venezuela, Denmark, South Korea, Brazil and India.

     In the U.S., the product is marketed to city and state public health clinics as well as not-for-profit organizations such as Planned Parenthood. Under an agreement with the Joint United Nations Programme on AIDS ("UNAIDS"), UNAIDS facilitates the availability and distribution of the female condom in the developing world and we sell the product to developing countries at a reduced price based on our cost of production. The current price is 38 pence sterling, or approximately $0.58 per unit. Currently over 80 developing countries purchase the female condom under the terms of our agreement with UNAIDS.

PRODUCT

     The female condom is made of polyurethane, a thin but strong material which is resistant to rips and tears during use. The female condom consists of a soft, loose fitting sheath and two flexible O rings. One of the rings is used to insert the device and helps to hold it in place. The other ring remains outside the vagina after insertion and lines the vagina, preventing skin from touching skin during intercourse. The female condom is prelubricated and disposable and is intended for use during only one sex act.

RAW  MATERIALS

     Polyurethane is the principal raw material we use to produce the female condom. We have entered into a supply agreement with Deerfield Urethane, Inc. for the purchase of all of our requirements of polyurethane. Under this agreement, the parties negotiate pricing on an annual basis. The original term of the agreement extended to December 31, 1995 and thereafter automatically renews for additional one year periods unless either party gives at least 12 months prior written notice of termination.

GLOBAL  MARKET  POTENTIAL

     HIV/AIDS is the most devastating pandemic that humankind has faced in recorded history. UNAIDS and the World Health Organization ("WHO") estimate that more than 60 million people have been infected with the virus and that, at the end of 2001, 40 million people globally were living with HIV. AIDS is not the only sexually transmitted disease that the global public health community is battling. In the United States, the Center for Disease Control noted that one in five Americans over the age of 12 has Herpes and one in every three sexually active people will get an STD by age 24. Globally, women are currently the fastest growing group infected with HIV and are expected to comprise the majority of the new cases in the coming year.

     Currently there are only two products that prevent the transmission of HIV/AIDS through sexual intercourse -- the latex male condom and the female condom.

     Male condom market: It is estimated the global annual market for male condoms is close to 5 billion units. However, the majority of all acts of sexual intercourse, excluding those intended to result in pregnancy, are completed without protection. As a result, it is estimated the potential market for barrier contraceptives is much larger than the identified male condom market.

ADVANTAGES  VERSUS  THE  MALE  CONDOM

     The female condom is currently the only available barrier contraceptive method controlled by women which allows them to protect themselves from unintended pregnancy and STDs, including HIV/AIDS. The most important advantage is that a woman can control whether or not she is protected as many men do not like to wear male condoms and may refuse to do so.

     The polyurethane material that is used for the female condom offers a number of benefits over latex, the material that is most commonly used in male condoms. Polyurethane is much stronger than latex, reducing the probability that the female condom sheath will tear during use. Unlike latex, polyurethane quickly transfers heat, so the female condom immediately warms to body temperature when it is inserted, which may result in increased pleasure and sensation during use. The product offers an additional benefit to the 7% to 20% of the population that is allergic to latex and who, as a result, may be irritated by latex male condoms. To our knowledge, there is no reported allergy to date to polyurethane. The female condom is also more convenient, providing the option of insertion hours before sexual arousal and as a result is less disruptive during sexual intimacy than the male condom which requires sexual arousal for application.

COST  EFFECTIVENESS

     A study entitled "Cost-effectiveness of the female condom in preventing HIV and STDs in commercial sex workers in South Africa" was reported in the Journal of Social Science and Medicine in 2001. This study shows that making the female condom available is highly cost effective in reducing public health costs in developing countries as well as in the U.S.

WORLDWIDE  REGULATORY  APPROVALS

     The female condom received PMA approval as a Class III Medical Device from the FDA in 1993. The extensive clinical testing and scientific data required for FDA approval laid the foundation for approvals throughout the rest of the world, including receipt of a CE Mark in 1997 which allows us to market the female condom throughout the European Union. In addition to the United States and the European Union, several other countries have approved the female condom for sale, including Canada, Russia, Australia, Japan, South Korea and Taiwan.

     We believe that the female condom's PMA and FDA classification as a Class III Medical Device create a significant barrier to entry. We estimate that it would take a minimum of four to six years to implement, execute and receive FDA approval of a PMA to market another type of female condom.

     We believe there are no material issues or material costs associated with our compliance with environmental laws related to the manufacture and distribution of the female condom.

STRATEGY

     Our strategy is to act as a manufacturer, selling the female condom to the global public sector, United States public sector and commercial partners for country-specific marketing. The public sector and commercial partners assume the cost of shipping and marketing the product. As a result, as volume increases, our operating expenses will not increase significantly.

COMMERCIAL  MARKETS

     We market the product directly in the United Kingdom. We have distribution agreements with commercial partners in 17 countries, including the United States, Japan, Canada, Brazil, Venezuela, Denmark, South Korea, Holland, France and India. The distribution agreements are generally exclusive for a single country. Under these agreements, each of our partners markets and distributes the female condom in a single country and we manufacture the female condom and sell the product to the partner for distribution in that country. On November 29, 2001, we entered into a non-binding memorandum of understanding for a distribution arrangement with Hindustan Latex Limited, an Indian government organization and India's largest male condom manufacturer. On December 18, 2001, we entered into an agreement with Total Access Group, Inc. to serve as our exclusive distributor for public sector sales within a 15 state region in the western United States.

RELATIONSHIPS  AND  AGREEMENTS  WITH  PUBLIC  SECTOR  ORGANIZATIONS

     Currently, it is estimated more than 1.5 billion male condoms are distributed worldwide by the public sector each year. The female condom is seen as an important addition to prevention strategies by the public sector because studies show that the availability of the female condom decreases the amount of unprotected sex by as much as 25% over male condoms alone.


     We have an agreement with UNAIDS to supply the female condom to developing countries at a reduced price which is negotiated each year based on our cost of production. The current price per unit is approximately 0.38 (pounds), or approximately $0.58. Under the agreement, UNAIDS cooperates with us in education efforts and marketing the female condom in developing countries. Sales of the female condom are made directly to public health authorities in each developing country at the price established by the agreement with UNAIDS. Net revenues relating to sales made at the price established under the agreement with UNAIDS were $2.7 million for the year ended September 30, 2001, and $4.6 million for the year ended September 30, 2002. The term of the agreement currently expires on December 31, 2002, but automatically renews for additional one-year periods unless either party gives at least 90 days prior written notice of termination. The female condom is available in over 80 countries through public sector distribution.


     In the United States, the product is marketed to city and state public health clinics, as well as not-for-profit organizations such as Planned Parenthood. Currently significant programs are ongoing in 17 major cities and states.

STATE-OF-THE-ART  MANUFACTURING  FACILITY

     We manufacture the female condom in a 40,000 square foot leased facility in London, England. The facility is currently capable of producing 60 million units per year. With additional equipment, this capacity can be significantly increased.

GOVERNMENT  REGULATION

     In the U.S., the female condom is regulated by the FDA. Section 515(a)(3) of the Safe Medical Amendments Act of 1990 authorizes the FDA to temporarily suspend approval and initiate withdrawal of the PMA if the FDA finds that the female condom is unsafe or ineffective, or on the basis of new information with respect to the device, which, when evaluated together with information available at the time of approval, indicates a lack of reasonable assurance that the device is safe or effective under the conditions of use prescribed, recommended or suggested in the labeling. Failure to comply with the conditions of FDA approval invalidates the approval order. Commercial distribution of a device that is not in compliance with these conditions is a violation of the Safe Medical Amendments Act of 1990.

COMPETITION

     The female condom competes in part with male condoms. Latex male condoms cost less and have brand names that are more widely recognized than the female condom. In addition, male condoms are generally manufactured and marketed by companies with significantly greater financial resources than we have. It is also possible that other parties may develop a female condom. Competing products could be manufactured, marketed and sold by companies with significantly greater financial resources than we have.

EMPLOYEES


     As of September 30, 2002, we had 116 full-time employees within the U.S. and the U.K. and one part-time employee. None of our employees are represented by a labor union. We believe that our employee relations are good.


BACKLOG


     At September 30, 2002, we had unfilled orders of $1.5 million. The comparable amount as of September 30, 2001 was $0.9 million. Unfilled orders can materially fluctuate from quarter to quarter. We expect current unfilled orders to be filled during the remainder of fiscal 2002.


PATENTS  AND  TRADEMARKS

     We currently hold product and technology patents in the United States, Japan, the United Kingdom, France, Italy, Germany, Spain, the European Patent Convention, Canada, The People's Republic of China, Brazil, South Korea and Australia. These patents expire between 2005 and 2013. Additional product and technology patents are pending in Japan. The patents cover the key aspects of the female condom, including its overall design and manufacturing process. We terminated our license of the trademark "Reality" in the United States and now have the registered trademark FC Female Condom in the United States. This license agreement was with Meijer, Inc., and under the license agreement royalty expense was $27,102 in fiscal 2001 and $31,761 in fiscal 2000. Because the license agreement was terminated, we will not be required to pay royalties under this license in future periods. We hold trademarks on the names "femidom" and "femy" in a number of foreign countries. We have also secured, or applied for, 13 trademarks in 26 countries to protect the various names and symbols used in marketing the product around the world. In addition, the experience that has been gained through years of manufacturing the female condom has allowed us to develop trade secrets and know-how, including proprietary production technologies, that further secure our competitive position.

RESEARCH  AND  DEVELOPMENT

     We incurred research and development costs from continuing operations of $67,099 in fiscal 2000. These expenditures were primarily related to conducting acceptability studies and analyzing second generation products. We did not have any research and development costs from continuing operations in fiscal 2001 or the first nine months of fiscal 2002.

INDUSTRY  SEGMENTS  AND  FINANCIAL  INFORMATION  ABOUT  FOREIGN  AND  DOMESTIC
OPERATIONS

     See Note 11 to Notes to Consolidated Financial Statements, included elsewhere in this prospectus.

HISTORY

     The female condom was invented by a Danish physician who obtained a U.S. patent for the product in 1988. The physician subsequently sold rights to the female condom to Chartex Resources Limited. In the years that followed, Chartex, with resources provided by a nonprofit Danish foundation, developed the manufacturing processes and completed other activities associated with bringing the female condom to market in a number of non-U.S. countries. Wisconsin Pharmacal Company, Inc., which then had a license from Chartex to the female condom in the U.S., Canada and Mexico, pursued the pre-clinical and clinical studies and overall development of the product for worldwide use and U.S. FDA approval of the product.

     We are the successor to Wisconsin Pharmacal Company, Inc., a company which previously manufactured and marketed a wide variety of disparate specialty chemical and branded consumer products in addition to owning rights to the female condom described above.

     In fiscal 1995, our Board of Directors approved a plan to complete a series of actions designed, in part, to maximize the potential of the female condom. First, we restructured and transferred all of our assets and liabilities, other than those related primarily to the female condom, to a newly-formed, wholly-owned subsidiary, WPC Holdings, Inc. In January 1996, we sold WPC Holdings to an unrelated third party. Then, in February 1996, we acquired Chartex, renamed The Female Health Company - UK in 1997, the manufacturer and owner of worldwide rights to, and our then sole supplier of, the female condom. As a result of the sale of WPC Holdings and the acquisition of Chartex, we evolved to our current state with our sole business consisting of the manufacture, marketing and sale of the female condom.


     The FDA approved the female condom for distribution in 1993 and our manufacturing facility in 1994. Since that time, we have sold over 57 million female condoms around the world.


PROPERTIES

     We lease approximately 3,100 square feet of office space at 515 North State Street, Suite 2225, Chicago, Illinois 60610 under a lease that expires in 2006. We utilize warehouse space and sales fulfillment services of an independent public warehouse located near Minneapolis, Minnesota, for storage and distribution of the female condom. We manufacture the female condom in a 40,000 square foot leased facility located in London, England under a lease that expires in 2016, with the right to renew through 2027. The FDA-approved manufacturing process is subject to periodic inspections by the FDA as well as the European Union quality group. Current capacity at the manufacturing facility is approximately 60 million female condoms per year. We believe the properties are adequately insured.

LEGAL  PROCEEDINGS

     We  are  not  currently involved in any material pending legal proceedings.

WHERE  YOU  CAN  FIND  ADDITIONAL  INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information concerning the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. In addition, we have filed the registration statement of which this prospectus is a part and other filings with the SEC through its EDGAR system, and our filings are publicly available through the SEC's site on the World Wide Web on the Internet located at www.sec.gov.

     This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and which we have filed with the SEC. For further information about us and the securities offered by this prospectus, you should review the registration statement, including the exhibits filed as a part of the registration statement, at the public reference rooms. We may update information about us by filing appendices or supplements to this prospectus.

                                   MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS


     Our directors and executive officers as of September 30, 2002 are as follows:




NAME                        TITLE                                            AGE
O.B. Parrish                Chairman of the Board, Chief Executive Officer   69
                            and Director

Mary Ann Leeper, Ph.D.      President, Chief Operating Officer and Director  62

Jack Weissman               Vice President-Sales                             54

Michael Pope                Vice President, General Manager of The Female    45
                            Health Company (UK) Plc.

Mitchell Warren             Vice President-International Affairs             36

Robert R. Zic               Principal Accounting Officer                     39

William R. Gargiulo, Jr.    Secretary and Director                           74

David R. Bethune            Director                                         62

Stephen M. Dearholt         Director                                         56

Michael R. Walton           Director                                         65

James R. Kerber             Director                                         70


Richard E. Wenninger        Director                                         55




     Mr. Parrish has served as our Chief Executive Officer since 1994, and as our Chairman of the Board and a Director since 1987. Mr. Parish also served as our acting Chief Financial Officer and Accounting Officer from February 1996 to March 1999. Mr. Parrish is a shareholder and has served as the President and as a Director of Phoenix Health Care of Illinois, Inc. since 1987. Phoenix Health Care of Illinois owns approximately 295,000 shares of our common stock. Mr. Parrish also is Chairman and a Director of ViatiCare, L.L.C., a financial services company, Chairman and a Director of MIICRO, Inc., a neuroimmaging company, and a Director of Amerimmune Pharmaceuticals, Inc. Mr. Parrish is also a trustee of Lawrence University. From 1977 until 1986, Mr. Parrish was the President of the Global Pharmaceutical Group of G.D. Searle & Co., a pharmaceutical/consumer products company. From 1974 until 1977, Mr. Parrish was the President of Searle International, the foreign sales operation of Searle. Prior to that, Mr. Parrish was Executive Vice President of Pfizer's International Division.

     Dr. Leeper has served as our President and Chief Operating Officer since 1996, as a Director since 1987, as President and Chief Executive Officer of The Female Health Company division from May 1994 until January 1996 and as our Senior Vice President - Development from 1989 until January 1996. Dr. Leeper is a shareholder and has served as a Vice President and Director of Phoenix Health Care of Illinois since 1987. From 1981 until 1986, Dr. Leeper served as Vice President - Market Development for Searle's Pharmaceutical Group and in various Searle research and development management positions. As Vice President - Market Development for Searle's Pharmaceutical Group, Dr. Leeper was responsible for worldwide licensing and acquisition, marketing and market research. In earlier positions, she was responsible for preparation of new drug applications and was a liaison with the FDA. Dr. Leeper currently serves on the Board of

Directors of the Temple University School of Pharmacy, the University of Virginia School of Nursing and the Northwestern University School of Music. She is on the Board of CEDPA, an international not-for-profit organization working on women's issues in the developing world and is a director of Influx, Inc., a pharmaceutical research company. Dr. Leeper is also an adjunct professor at the University of Virginia Darden School of Business.

     Mr. Weissman has served as our Vice President-Sales since June 1995. From 1992 until 1994, Mr. Weissman was Vice President - Sales for Capitol Spouts, Inc., a manufacturer of pouring spouts for gable paper cartons. From 1989 to 1992, Mr. Weissman acted as General Manager - HTV Group, an investment group involved in the development of retail stores. Mr. Weissman joined Searle's consumer products group in 1979 and held positions of increasing responsibility, including National Account Manager and Military Sales Manager. From 1985 to 1989, Mr. Weissman was Account Manager - Retail Business Development, for the
NutraSweet Company, a Searle subsidiary. Prior to Searle, Mr. Weissman worked in the consumer field as Account Manager and Territory Manager for Norcliff Thayer and Whitehall Laboratories.

     Mr. Pope has served as our Vice President since 1996 and as General Manager of The Female Health Company (UK) Plc., formerly Chartex International, Plc., since our 1996 acquisition of Chartex. Mr. Pope has also served as a Director of The Female Health Company, Ltd., formerly Chartex Resources Limited, and The Female Health Company (UK) Plc. since 1995. From 1990 until 1996, Mr. Pope was Director of Technical Operations for Chartex with responsibility for manufacturing, engineering, process development and quality assurance. Mr. Pope was responsible for the development of the high speed proprietary manufacturing technology for the female condom and securing the necessary approvals of the manufacturing process by regulatory organizations, including the FDA. Mr. Pope was also instrumental in developing and securing Chartex's relationship with its Japanese marketing partner. Prior to joining Chartex, from 1986 to 1990, Mr. Pope was Production Manager and Technical Manager for Franklin Medical, a manufacturer of disposable medical devices. From 1982 to 1986, Mr. Pope was Site Manager, Engineering and Production Manager, Development Manager and Silicon Manager for Warne Surgical Products.

     Mr. Warren has served as our Vice President - International Affairs since February 2000 and as our Director of International Affairs from January 1999 to February 2000. From 1993 to 1998, Mr. Warren was employed by Population
Services International (PSI), an international social marketing and communications organization, first as Executive Director of PSI/South Africa and then of PSI/Europe. From 1989 to 1993, Mr. Warren was Program Director of Medical Education for South African Blacks.

     Mr. Zic has served as our Principal Accounting Officer since March 1999. From 1998 to 1999, Mr. Zic held the dual positions of Acting Controller and Acting Chief Financial Officer at Ladbroke's Pacific Racing Association. From 1995 to 1998, Mr. Zic served as the Chief Accounting Manager and Assistant Controller at Argonaut Insurance Company. In this capacity, he was responsible for the financial and accounting operations at Argonaut's ten divisions and the external and internal financial reporting of Argonaut and its four subsidiaries. From 1990 to 1994, Mr. Zic was the Assistant Controller of CalFarm Insurance Company, where he was responsible for the company's external financial reporting duties. From 1988 to 1990, Mr. Zic was a Senior Accountant responsible for the statutory-based financials of Allstate Insurance Company. Mr. Zic's career began in 1986 as an auditor with Arthur Andersen & Co.

     Mr. Gargiulo has served as a Director since 1987, as our Secretary since 1996, as our Vice President from 1996 to September 30, 1998, as our Assistant Secretary from 1989 to 1996, as Vice President International of The Female
Health Company Division from 1994 until 1996, as our Chief Operating Officer from 1989 to 1994, and as our General Manager from 1988 to 1994. Mr. Gargiulo is a Trustee of a trust which is a shareholder of Phoenix Health Care of Illinois. From 1984 until 1986, Mr. Gargiulo was the Executive Vice President of the Pharmaceutical Group of G.D. Searle & Co., in charge of Searle's European operations. From 1976 until 1984, Mr. Gargiulo was the Vice President of Searle's Latin American operations.

     Mr. Bethune has served as a Director since January 1996. Mr. Bethune has been Chairman and Chief Executive Officer of Atrix Laboratories, Inc. since 1999. From 1997 to 1998, Mr. Bethune held the position of President and Chief Operating Officer of the IVAX Corporation. From 1996 to 1997, Mr. Bethune was a consultant to the pharmaceutical industry. From 1995 to 1996, Mr. Bethune was President and Chief Executive Officer of Aesgen, Inc., a generic pharmaceutical company. From 1992 to 1995, Mr. Bethune was Group Vice President of American Cyanamid Company and a member of its Executive Committee until the sale of the company to American Home Products. He had global executive authority for human biologicals, consumer health products, pharmaceuticals and opthalmics, as well as medical research. Mr. Bethune is on the Board of Directors of the Southern Research Institute, Atrix Laboratories, Inc. and the American Foundation for Pharmaceutical Education, Partnership for Prevention. He is a founding trustee of the American Cancer Society Foundation and an associate member of the National Wholesale Druggists' Association and the National Association of Chain Drug Stores. He is the founding chairman of the Corporate Council of the Children's Health Fund in New York City and served on the Arthritis Foundation Corporate Advisory Council.

     Mr. Dearholt has served as a Director since April 1996. Mr. Dearholt is a co-founder of and has been a partner in Insurance Processing Center, Inc., one of the largest privately owned life insurance marketing organizations in the United States, since 1972. He has over 23 years of experience in direct response advertising and database marketing of niche products. Since 1985, he has been a 50% owner of R.T. of Milwaukee, a private investment holding company which operates a stock brokerage business in Milwaukee, Wisconsin. In late 1995, Mr. Dearholt arranged, on very short notice, a $1 million bridge loan which assisted us in our purchase of Chartex. Mr. Dearholt is also very active in the nonprofit sector. He is currently on the Board of Directors of Children's Hospital Foundation of Wisconsin, an honorary board member of the Zoological Society of Milwaukee, and the national Advisory Council of the Hazelden Foundation. He is a past board member of Planned Parenthood Association of Wisconsin, and past Chairman of the Board of the New Day Club, Inc.

     Mr. Walton has served as a Director since April 1999. Mr. Walton is President and owner of Sheboygan County Broadcasting Co., Inc., a company he founded in 1972. In addition to its financial assets, Sheboygan County Broadcasting Co. currently owns four radio stations. The company has focused on start-up situations, and growing value in underperforming, and undervalued business situations. It has purchased and sold properties in Wisconsin, Illinois and Michigan. Prior to 1972, Mr. Walton was owner and President of Walton Co., an advertising representative firm which he founded in New York City. He has held sales and management positions with Forbes Magazine, The Chicago Sun Times and Gorman Publishing Co., a trade magazine publisher specializing in new magazines which was subsequently sold to a large international publishing concern. Mr. Walton has served on the Boards of the American Red Cross, the Salvation Army and the Chamber of Commerce.

     Mr. Kerber has served as a Director since April 1999. Mr. Kerber has been a business consultant to the insurance industry since January 1996. He has over 40 years of experience in operating insurance companies, predominantly those associated with life and health. From October 1994 until January 1996, he was Chairman, President, Chief Executive Officer and director of the 22 life and health insurance companies which comprise the ICH Group. In 1990, Mr. Kerber was founding partner in the Life Partners Group where he was Senior Executive Vice President and a director. Prior to that, he was involved with operating and consolidating over 200 life and health companies for ICH Corporation, HCA Corporation and US Life Corporation.

     Mr. Wenninger has served as a Director since July 2001. Mr. Wenninger currently serves as Chairman of Wenninger Company, Inc., a mechanical contracting and engineering company. From 1976 to 2001, Mr. Wenninger served as President and Chief Executive Officer of Wenninger Company, Inc. He is also Secretary of Wenn Soft, Inc., a software development, sales and service company he founded in 1990, and President of WENNREAL, LLC, a real estate company he founded in 1997. From 1992 to 1999, Mr. Wenninger served as Secretary of
Liftco, Inc. Mr. Wenninger is a current board member of the Boys & Girls Club of Milwaukee, a former President and board member of the Milwaukee Athletic Club, a former board member of the Wisconsin Psychoanalytic Foundation, a former board member of University Lake School, the former President and a current board member of the Plumbing and Mechanical Contractors Association of Milwaukee, the former President and a former board member of the Sheet Metal Contractors Association of Milwaukee and a former board member of the Mechanical Contractors Association of America.

EXECUTIVE  COMPENSATION

     SUMMARY  COMPENSATION  TABLE


     The table below gives information for each of our last three fiscal years regarding all annual, long-term and other compensation paid by us to our chief executive officer and the only executive officer whose total annual salary and bonus exceeded $100,000 for services rendered during the fiscal year ended September 30, 2002. The individuals listed in this table are referred to elsewhere in this prospectus as the "named executive officers."


                                           ANNUAL         LONG-TERM COMPENSATION
                                        COMPENSATION               AWARDS
                                        ------------      -----------------------
                                                        RESTRICTED        SECURITIES
       NAME AND                                            STOCK          UNDERLYING
       PRINCIPAL            FISCAL          SALARY         AWARDS        OPTIONS/SARS
       POSITION              YEAR            ($)            ($)               (#)
       --------             ------        ---------     ----------       ------------


O.B. Parrish                 2002           90,000       237,800(1)            --
  Chairman and               2001           90,000          --                 --
  Chief Executive            2000           90,000          --                 --
  Officer

Mary Ann Leeper, Ph.D.       2002           225,000      404,875(1)            --
  President and              2001           225,000         --                 --
  Chief Operating            2000           225,000         --                 --
  Officer

-----------------

(1) Mr. Parrish and Ms. Leeper were issued shares of restricted common stock in exchange for the cancellation of their stock options. Mr. Parrish received
     116,000 shares of restricted common stock and Ms. Leeper received 197,500 shares of common stock. The closing price of the common stock on the date of valuation, September 26, 2002, was $2.05 per share. See "Management's
     Discussion and Analysis of Financial Condition and Results of Operations" for additional information regarding the option exchange.




OPTION  GRANTS  DURING  LAST  FISCAL  YEAR


     No stock options were granted to the named executive officers during the fiscal year ended September 30, 2002.


FISCAL  YEAR-END  OPTION/SAR  VALUES


     Effective September 26, 2002, each of the named executive officers agreed to exchange all of their outstanding stock options for (i) the number of shares of restricted common stock equal to 25% of the old options being exchanged and
(ii) the right to receive new options to purchase the number of shares of common stock equal to 100% of the old options being exchanged on the firs business day that is at least six months and one day after the effective date of the exchange. As a result, the named executive officers do not hold any stock options as of September 30, 2002. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional information regarding this option exchange.

EMPLOYMENT  AGREEMENTS

     We entered into an employment agreement with Dr. Leeper effective May 1, 1994. The original term of Dr. Leeper's employment extended to April 30, 1997 and after April 30, 1997 her employment term renews automatically for additional three-year terms unless notice of termination is given. The employment agreement has automatically renewed for a term ending on April 30, 2003. We may terminate the employment agreement at any time for cause. If Dr. Leeper's employment is terminated without cause, we are obligated to continue to pay Dr. Leeper her base salary and any bonus to which she would otherwise have been entitled for a period equal to the longer of two years from date of termination or the remainder of the then applicable term of the employment agreement. In addition, we are obligated to continue Dr. Leeper's participation in any of our health, life insurance or disability plans in which Dr. Leeper participated prior to her termination of employment. Dr. Leeper's employment agreement provided for a base salary of $175,000 for the first year of her employment term, $195,000 for the second year of her employment term and $225,000 for the third year of her employment term, subject to the achievement of performance goals established by Dr. Leeper and the Board of Directors. If the employment agreement is renewed beyond the initial three-year term, it requires her base salary to be increased annually by the Board of Directors based upon her performance and any other factors that the Board of Directors considers appropriate. For fiscal 2000 and 2001, Dr. Leeper's base salary was $225,000 per year. The employment agreement also provides Dr. Leeper with various fringe benefits including an annual cash bonus of up to 100% of her base salary. The Board of Directors may award the cash bonus to Dr. Leeper in its discretion. To date, Dr. Leeper has not been awarded a cash bonus.

CHANGE  OF  CONTROL  AGREEMENTS

     In fiscal 1999, we entered into Change of Control Agreements with each of O.B. Parrish, our Chairman and Chief Executive Officer, Mary Ann Leeper, our President and Chief Operating Officer, and Michael Pope, our Vice President. In fiscal 2000, we entered into a Change of Control Agreement with Mitchell Warren, our Vice President - International Affairs. These agreements essentially act as springing employment agreements which provide that, upon a change of control, as defined in the agreement, we will continue to employ the executive for a period of three years in the same capacities and with the same compensation and benefits as the executive was receiving prior to the change of control, in each case as specified in the agreements. If the executive is terminated without cause or if he or she quits for good reason, in each case as defined in the agreements, after the change of control, the executive is generally entitled to receive a severance payment from us equal to the amount of compensation remaining to be paid to the executive under the agreement for the balance of the three-year term.

                             PRINCIPAL SHAREHOLDERS


     The following table provides information regarding the beneficial ownership of our common stock as of September 30, 2002 by:


- each person known by us to be the beneficial owner of more than 5% of our common stock;

-    each  director;

-    each  named  executive  officer;  and

-    all  directors  and  executive  officers  as  a  group.


     We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of common stock subject to options or warrants that are either currently exercisable or exercisable within 60 days of September 30, 2002, and shares of common stock subject to the conversion of convertible debentures outstanding as of September 30, 2002, are treated as outstanding and beneficially owned by the holder for the purpose of computing the percentage ownership of the holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.



                                                                  SHARES
                                                             BENEFICIALLY OWNED
                                                             ------------------
 NAME AND ADDRESS (1)                                      NUMBER        PERCENT
---------------------------------------------------        ------        -------

O.B. Parrish (2). . . . . . . . . . . . . . . . . .          978,501       5.3%
Mary Ann Leeper, Ph.D. (2). . . . . . . . . . . . .          598,401       3.3
William R. Gargiulo, Jr. (2). . . . . . . . . . . .          390,001       2.2
Stephen M. Dearholt (3) . . . . . . . . . . . . . .        4,440,245      21.2
David R. Bethune. . . . . . . . . . . . . . . . . .           27,500         *
James R. Kerber (4) . . . . . . . . . . . . . . . .          563,710       3.1
Michael R. Walton (5) . . . . . . . . . . . . . . .          672,566       3.7
Richard E. Wenninger (6). . . . . . . . . . . . . .        3,408,313      17.4
Gary O. Benson (7). . . . . . . . . . . . . . . . .        1,829,166       9.4
All directors and executive
officers as a group (12 persons) (2)(3)(4)(5)(6). .       10,529,400      45.3


__________

*     Less  than  1%.

(1) Unless otherwise indicated, the address of each beneficial owner is 515 North State Street, Suite 2225, Chicago, IL 60610; the address of Mr. Dearholt is 759 North Milwaukee Street, Suite 316, Milwaukee, WI 53202; the address of Mr. Kerber is 8547 East Arapahoe Road, #J217, Englewood, CO 80112; the address of Mr. Walton is 1626 North Prospect Avenue, No. 2310, Milwaukee, WI 53202; the address of Mr. Wenninger is 855 W. Dean Road,
     Milwaukee, WI 53217; and the address of Mr. Benson is Regency Athletic Club, 1300 Nicollet Mall, Suite 600, Minneapolis, MN 55403.


                                       28

(2) Includes 294,501 shares owned by Phoenix Health Care of Illinois and 60,000 shares under option to Phoenix Health Care of Illinois. Under the rules of the Securities and Exchange Commission, Messrs. Parrish and Gargiulo and Dr. Leeper may share voting and dispositive power as to these shares since Mr. Gargiulo is a trustee of a trust which is a shareholder, and Mr. Parrish and Dr. Leeper are officers, directors and shareholders, of Phoenix Health Care of Illinois. For Dr. Leeper, also includes 243,900 shares owned by her; for Mr. Parrish, also includes 187,500 shares owned by him, 36,500 shares under warrants to him and 400,000 shares under warrants held by the Geneva O. Parrish 1996 Living Trust of which Mr. Parrish is beneficiary and for which Mr. Parrish may be deemed to share voting and investment power; and for Mr. Gargiulo, also includes 35,500 shares owned by him.

(3) Includes 715,405 shares owned directly by Mr. Dearholt. Also includes 69,500 shares held by the Dearholt, Inc. Profit Sharing Plan; 9,680 shares held by Response Marketing Money Purchase Plan; 17,200 shares held in a self-directed IRA; 269,760 shares held by the Mary C. Dearholt Trust of which Mr. Dearholt, a sibling and his mother are trustees; 18,100 shares held by Mr. Dearholt's minor child; and 418,100 shares held by the John W. Dearholt Trust of which Mr. Dearholt is a co-trustee with a sibling. Mr. Dearholt shares the power to vote and dispose of 687,860 shares of common stock held by the Mary C. Dearholt Trust and the John W. Dearholt Trust. Mr. Dearholt has sole power to vote and dispose of the remaining shares of common stock, except that North Central Trust has the sole power to vote and dispose of the 9,680 shares of common stock held by the Response Marketing Money Purchase Plan. Also includes warrants to purchase 2,922,500 shares of common stock (of which warrants to purchase up to 1,100,000 shares have been pledged to a bank to secure a guarantee executed by Mr. Dearholt on behalf of us).

(4) Includes 200,000 shares of common stock subject to exercise of warrants. The warrants have been pledged to a bank to secure a guarantee by Mr. Kerber on our behalf.

(5) Includes 440,319 shares of our common stock owned directly by Mr. Walton, 30,900 shares subject to exercise of warrants held by Mr. Walton and 188,847 shares of common stock held by a trust of which Mr. Walton is trustee.

(6) Includes (a) 200,000 shares of common stock subject to conversion of a convertible debenture due March 30, 2004 (based upon $250,000 of principal under such convertible debenture, divided by the conversion rate of $0.50),
     (b) 5,000 shares of common stock held by Mr. Wenninger's spouse (Mr. Wenninger disclaims beneficial ownership of the shares held by his spouse), and (c) 1,100,000 shares of common stock subject to exercise of warrants, consisting of a warrant to purchase 100,000 shares and a warrant to purchase a maximum of 1,000,000 shares. The warrants described in (c) above have been pledged to a bank to secure a guarantee executed by Mr. Wenninger on our behalf.

(7) Consists of 329,166 shares of common stock and warrants to purchase 1,500,000 shares of common stock owned by Goben Enterprises, LP, a limited partnership of which Mr. Benson is a general partner.


                           RELATED PARTY TRANSACTIONS

     On February 18, 1999, we borrowed $50,000 from O.B. Parrish, our Chairman and Chief Executive Officer. The borrowing was completed through the execution of a $50,000, one-year promissory note payable by us to Mr. Parrish and a Note Purchase and Warrant Agreement and Stock Issuance Agreement. Mr. Parrish was granted warrants to purchase 10,000 shares of our common stock at an exercise price of $1.35 per share. The exercise price of the warrants equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or nine years after the date of their issuance. Effective February 18, 2000, we extended the due date of the note to February 18, 2001, and in connection with this extension, we issued to Mr. Parrish warrants to purchase 12,500 shares of our common stock at an exercise price of $0.72 per share, which equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. Effective February 18, 2001, we extended the due date of the note to February 18, 2002, and in connection with this extension, we issued to Mr. Parrish warrants to purchase 14,000 shares of our common stock at an exercise price of $0.40 per share, which equaled 75% of the average market price of our common stock for the fair trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or ten years after the date of their issuance. We also granted Mr. Parrish securities registration rights for any common stock he receives from us under these warrants or the Stock Issuance Agreement. We subsequently repaid this note in full.

     On February 12, 1999, we borrowed $250,000 from Mr. Dearholt. The borrowing was completed through the execution of a $250,000, one-year promissory note payable by us to Mr. Dearholt. As part of this transaction, we entered into a Note Purchase and Warrant Agreement and a Stock Issuance Agreement. Mr. Dearholt received a warrant to purchase 50,000 shares of our common stock at an exercise price of $1.248 per share. The exercise price of the warrants equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or nine years after the date of their issuance. Effective February 12, 2000, we extended the due date of the note to February 12, 2001, and in connection with this extension, we issued to Mr. Dearholt warrants to purchase 62,500 shares of our common stock at an exercise price of $0.77 per share, which equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. Effective February 12, 2001, we extended the due date of the note to February 12, 2002, and, in connection with this extension, we issued to Mr. Dearholt warrants to purchase 70,000 shares of our common stock at an exercise price of $0.40 per share, which equaled 75% of the average market price of our common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or ten years after the date of their issuance. We also granted Mr. Dearholt securities registration rights for any common stock he receives from us under these warrants or the Stock Issuance Agreement. We subsequently repaid this note in full.

     On  March  25,  1997,  1998,  1999,  2000,  2001 and 2002, we extended a $1 million, one-year promissory note payable by us to Mr. Dearholt for a previous loan Mr. Dearholt made to us. The promissory note is now payable in full on March 25, 2003 and bears interest at 12% annually, payable monthly. The borrowing transactions were effected in the form of a promissory note from us to Mr. Dearholt and related Note Purchase and Warrant Agreements and a Stock Issuance Agreement. Under the 1997, 1998 and 1999 Note Purchase and Warrant Agreements, we issued to Mr. Dearholt warrants to purchase 200,000 shares of common stock in 1997 at an exercise price of $1.848 per share, 200,000 shares of common stock in 1998 at an exercise price of $2.25 per share and 200,000 shares of common stock in 1999 at an exercise price of $1.16 per share. In connection with the extension of the note to March 25, 2001, we issued warrants to purchase 280,000 shares of our common stock in 2000 at an exercise price of $0.71 per share. In connection with the extension of the note to March 25, 2002, we issued warrants to purchase 250,000 shares of our common stock in 2001 at an exercise price of $0.45 per share. In connection with the extension of the note to March 25, 2003, we issued warrants to purchase 300,000 shares of our common stock in 2002 at an exercise price of $1.18 per share. In each case, the exercise price of the warrants equaled 80% of the market price of our common stock on the date of issuance. The warrants expire upon the earlier of their exercise or on March 25, 2005 for the warrants issued in 1997, March 25, 2007 for the warrants issued in 1998, March 25, 2009 for the warrants issued in 1999, March 25, 2010 for the warrants issued in 2000, March 25, 2011 for the warrants issued in 2001 and March 25, 2014 for the warrants issued in 2002. Under the Stock Issuance Agreement, if we fail to pay the $1 million under the note when due, we must issue 200,000 shares of our common stock to Mr. Dearholt. This issuance will not, however, alleviate our liability under the note. We also granted Mr. Dearholt securities registration rights for any common stock he receives from us under these warrants or the Stock Issuance Agreement.

     On June 14, 2000, we completed a private placement of 400,000 shares of our common stock to The John W. Dearholt Trust at a price of $0.50 per share, representing a discount of 6% from the closing price of our common stock on the Over the Counter Bulletin Board on that date. Stephen M. Dearholt is a co-trustee of this trust. As part of this private placement, we granted the investor registration rights which require that we register the investor's resale of those shares.

     We entered into a loan agreement on May 18, 2001, providing for a three-year loan commitment from a bank of up to $2,000,000. We may borrow under this loan agreement from time to time subject to a number of conditions, including obtaining personal guarantees of 125% of the amount outstanding under the loan. In May 2001, we borrowed a total of $1.5 million under this loan agreement. Five persons provided guarantees equal in total to the $1.5 million outstanding under the loan. The guarantors included James R. Kerber, a member of our board of directors, Stephen M. Dearholt, a member of our board of directors, Richard E. Wenninger, a member of our board of directors, and a trust for the benefit of O.B. Parrish, our Chairman of the Board and Chief Executive Officer. Each guarantor may be liable to the lender for up to 125% of the guarantor's guarantee amount if we default under the loan. We issued warrants to the guarantors to purchase the number of shares of our common stock equal to the guarantee amount of such guarantor divided by the warrant purchase price as of the date of exercise. The warrant purchase price is the price per share equal to 70% of the market price of our common stock at the time of exercise, but in no event will the warrant purchase price be less than $0.50 per share or more than $1.00 per share. We also issued additional warrants to purchase 100,000 shares of our common stock at an exercise price of $0.50 per share to each of Stephen M. Dearholt and Richard E. Wenninger because each of them guaranteed $500,000 under the loan. We granted all of the guarantors registration rights which require that we register the shares of common stock underlying the warrants. The registration statement, of which this prospectus is a part, registers the guarantors' resale from time to time of those shares.

     Effective March 30, 2001, we issued a $250,000 convertible debenture to Richard E. Wenninger. Mr. Wenninger subsequently became a member of our board of directors in July 2001. The convertible debenture bears interest at 12% per year and has a three-year term. Mr. Wenninger may convert the convertible debenture into common stock at any time based on a conversion rate of $0.50 per share.

     In August 2001, we issued 1,000,000 shares of common stock to Richard E. Wenninger for a total purchase price of $500,000. We granted Mr. Wenninger registration rights which require that we register the shares of common stock we issued to Mr. Wenninger. The registration statement, of which this prospectus is a part, registers Mr. Wenninger's resale from time to time of those shares.

     During fiscal 2001, our board of directors elected to extend the terms of warrants held by Mr. Dearholt, consisting of warrants issued in 1995 and 1996 to purchase a total of 240,000 shares of our common stock at exercise prices between $3.00 and $3.10, for an additional five years.


     During fiscal 2002, our board of directors elected to extend the terms of warrants held by Mr. Walton, consisting of warrants issued in 1997 to purchase 30,900 shares of our common stock at an exercise price of $2.50, for an additional four years.

     During September 2002, we offered the holders of the our outstanding preferred stock the right to convert their shares of preferred stock into shares of common stock based on a price of $1.80 per share, the closing price of the common stock on September 4, 2002. This resulted in a conversion rate of approximately 1.39 shares of common stock per share of preferred stock rather than the 1 to 1 conversion rate set forth in our Articles of Incorporation. Effective September 20, 2002, a total of 594,000 shares of Series 1 Preferred Stock were converted into a total of 824,911 shares of common stock. 309,000 shares of preferred stock beneficially owned by Mr. Walton were converted into 429,166 shares of common stock and 60,000 shares of preferred stock beneficially owned by Mr. Wenninger were converted into 83,333 shares of common stock.


     It has been and currently is our policy that transactions between us and our officers, directors, principal shareholders or affiliates are to be on terms no less favorable to us than could be obtained from unaffiliated parties. We intend that any future transactions between us and our officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

                          DESCRIPTION OF CAPITAL STOCK


     Our authorized capital stock consists of 35,500,000 shares of common stock, $.01 par value per share and 5 million shares of Class A Preferred Stock, $.01 par value per share. The Class A Preferred Stock may be issued in series, at any times and with any terms, that the Board of Directors considers appropriate. To date, the Board of Directors has authorized for issuance 1,040,000 shares of Class A Preferred Stock--Series 1, of which 66,000 shares are outstanding as of September 30, 2002 and 1,500,000 shares of Class A Preferred Stock--Series 2, of which no shares are currently issued and outstanding since the 729,927 shares of Class A Preferred Stock--Series 2 which were previously issued have all converted into a like number of shares of common stock. Our Amended and Restated Articles of Incorporation provide that any shares of Class A Preferred Stock which are issued and subsequently converted into common stock may not be reissued. Accordingly, we currently have 2,460,000 shares of Class A Preferred Stock authorized and available for issuance in series designated by the Board.


COMMON  STOCK

     Holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Subject to the prior rights of the holders of Class A Preferred Stock, as described below, holders of common stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available for the payment of dividends. Upon liquidation or dissolution, holders of common stock are entitled to share, based on the number of shares owned, in our remaining assets which may be available for distribution after payment of our creditors and satisfaction of any accrued but unpaid dividends on the Class A Preferred Stock and the liquidation preferences, if any, of the Class A Preferred Stock. Holders of common stock have no preemptive, subscription or redemption rights. The common stock has no cumulative voting rights. As a result, holders of more than 50% of the outstanding shares of common stock can elect all of our directors.

     All outstanding shares of common stock are fully paid and nonassessable. Wisconsin law, however, may make our shareholders personally liable for unpaid wages due employees for up to six months' services, but not in an amount greater than the par value of the shares. Certain Wisconsin courts have interpreted "par value" to mean the full amount paid upon purchase of our common stock.

CLASS  A  PREFERRED  STOCK

     The Board of Directors is authorized, subject to the limitations described below, to issue from time to time, without shareholder authorization, in one or more designated series, shares of Class A Preferred Stock and to determine the dividend, redemption, liquidation, sinking fund and conversion rights of each particular series. No dividends or other distributions will be payable on the common stock unless dividends are paid in full on the Class A Preferred Stock and all sinking fund obligations for the Class A Preferred Stock, if any, are fully funded. Dividends on the Class A Preferred Stock will be cumulative from the date of issuance. In the event of a liquidation or dissolution, the Class A Preferred Stock would have priority over the common stock to receive the amount of the liquidation preference as specified in each particular series, together with any accrued but unpaid dividends out of our remaining assets. Holders of shares of Class A Preferred Stock will have the right, at any time on or before the redemption of the shares, to surrender the certificate evidencing the shares of Class A Preferred Stock and receive upon conversion of the shares of Class A Preferred Stock, a certificate evidencing one share of common stock for each share of Class A Preferred Stock so surrendered. The holders of Class A
Preferred Stock are entitled to cast one vote per share held of record by them at all meetings of our shareholders.

Class  A  Preferred  Stock--Series  1


     As authorized by our Articles of Incorporation, on August 15, 1997, the Board of Directors by resolution designated the relative rights and preferences of the first series of Class A Preferred Stock which was designated "Class A Preferred Stock--Series 1." The Board authorized for issuance 1,040,000 shares of this Series 1 Preferred Stock and 680,000 shares were issued, 66,000 of which are outstanding as of September 30, 2002. During September 2002, we offered the holders of the Series 1 Preferred Stock the right to convert their shares of Series 1 Preferred Stock into shares of common stock based on a price of $1.80 per share, the closing price of the common stock on September 4, 2002. This resulted in a conversion rate of approximately 1.39 shares of common stock per share of Series 1 Preferred Stock rather than the 1 to 1 conversion rate set forth in our Articles of Incorporation. Effective September 20, 2002, a total of 594,000 shares of Series 1 Preferred Stock were converted into a total of 824,911 shares of common stock. The remaining 66,000 shares of Series 1 Preferred Stock remain outstanding. We have no present intention of issuing any additional shares of Series 1 Preferred Stock. The Series 1 Preferred Stock accrues dividends on a daily basis at the rate of 8% per year on the "liquidation value" of the Series 1 Preferred Stock, which currently is $2.50 per share and is subject to adjustment and increase for accrued dividends. The dividends will accrue through the earliest of the date of repurchase of the Series 1 Preferred Stock, its conversion into common stock or liquidation. Dividends on the Series 1 Preferred Stock must be paid in full before dividends may be paid on any other class of our stock or before any sums may be set aside for the redemption or purchase of any of the Preferred Stock. Dividends will accrue whether or not they have been declared and whether or not there are funds legally available for the payment of dividends. Dividends must be paid on October 1 of each year to the extent permitted by law. Dividends which are not paid on the dividend reference date will accrue and be added to the liquidation value of each share of Series 1 Preferred Stock. No dividends can be declared and set aside for any shares of common stock unless the Board declares a dividend payable on the outstanding shares of Series 1 Preferred Stock, in addition to the dividends which the Series 1 Preferred Stock is otherwise entitled as described above. Additional dividends on the Series 1 Preferred Stock must be declared in the same amount per share of Series 1 Preferred Stock as would be declared payable on the shares of common stock into which each share of Series 1 Preferred Stock could be converted.


     On or after August 1, 1998, each share of Series 1 Preferred Stock is convertible into one share of common stock. Upon conversion, certificates for shares of common stock will be issued together with, to the extent legally available, an amount of cash equal to the remaining accrued but unpaid dividends on the shares of Series 1 Preferred Stock so converted. We may redeem the Series 1 Preferred Stock on or after August 1, 2000, unless the holder converts the shares before our redemption is effective, at a price of $2.50 per share plus all accrued but unpaid dividends. Upon a liquidation, the Series 1 Preferred Stock is entitled to a liquidation preference equal to $2.50 per share plus any accrued but unpaid dividends. This amount must be paid prior to any distribution on shares of common stock. Except as provided above, the Series 1 Preferred Stock will have the same rights, preferences and limitations as any other series of Preferred Stock to be issued in the future, whenever designated and issued.

Class  A  Preferred  Stock--Series  2

     On December 30, 1997, the Board of Directors by resolution designated the relative rights and preferences of the second series of Class A Preferred Stock which is designated "Class A Preferred Stock-Series 2." The Board authorized for issuance 1,500,000 shares of this Series 2 Preferred Stock and 729,927 shares were issued. However, as of the date of this prospectus, no shares of Series 2 Preferred Stock are issued and outstanding since they all converted into shares of common stock on a one-for-one basis on April 3, 1998. The Series 2 Preferred Stock does not carry any dividend preference. Upon a liquidation, each share of the Series 2 Preferred Stock outstanding at the time of liquidation is entitled to a liquidation preference equal to the purchase price paid for each share. This amount must be paid prior to any distribution on shares of common stock, however, the liquidation preference on the Series 1 Preferred Stock must be paid before the liquidation preference on the Series 2 Preferred Stock is paid.

     The issuance of one or more series of Class A Preferred Stock could have an adverse effect on the rights of the holders of common stock, including dividend rights, rights upon liquidation and voting rights. The Preferred Stock could also be issued by us to defend against the threat of a takeover, if the Board of Directors determines that the takeover is not in our best interests or the best interests of our shareholders. This could occur even if a takeover was favored by a majority of shareholders and was at a premium to the market price of the common stock. We have no current plans or intention to issue additional shares of Class A Preferred Stock.

TRANSFER  AGENT

     The transfer agent and registrar for the common stock is Fifth Third Bank, Cincinnati, Ohio.

WISCONSIN  ANTI-TAKEOVER  PROVISIONS

     Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of public corporations, such as us, which are held by any person holding in excess of 20% of the voting power of our stock shall be limited to 10% of the full voting power of the shares. This statutory voting restriction does not apply to shares acquired directly from us, acquired in a transaction incident to which our shareholders vote to restore the full voting power of the shares and under other circumstances more fully described in section 180.1150. In addition, this statutory voting restriction is not applicable to shares of common stock acquired before April 22, 1986.

     Section 180.1141 of the Wisconsin Business Corporation Law provides that a "resident domestic corporation," such as us, may not engage in a "business combination" with a person beneficially owning 10% or more of the voting power of our outstanding stock for three years after the date the interested shareholder acquired his 10% or greater interest, unless the business combination or the acquisition of the 10% or greater interest was approved before the stock acquisition date by our Board of Directors. After the three-year period, a business combination that was not so approved can be completed only if it is approved by a majority of the outstanding voting shares not held by the interested shareholder or is made at a specified price intended to provide a fair price for the shares held by noninterested shareholders.
Section 180.1141 is not applicable to shares of common stock acquired by a shareholder prior to the registration of the common stock under the Securities Exchange Act of 1934 and shares acquired before September 10, 1987.

INDEMNIFICATION

     Our directors and officers are entitled to statutory rights to be indemnified by us against litigation-related liabilities and expenses if the director or officer is either successful in the defense of litigation or is otherwise determined not to have engaged in willful misconduct, knowingly violated the law, failed to deal fairly with us or our shareholders or derived an improper personal benefit in the performance of his duties to us. These rights are incorporated in our By-Laws. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, the indemnification provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

                              SELLING STOCKHOLDERS


     Information regarding beneficial ownership of our common stock by the selling stockholders as of September 30, 2002 follows. The table assumes that the selling stockholders sell all shares offered under this prospectus. We can make no assurance as to how many of the shares offered that the selling stockholders will in fact sell.





                                            SHARES  OWNED   SHARES BEING     SHARES  OWNED
 SELLING  STOCKHOLDER                     BEFORE  OFFERING    OFFERED       AFTER  OFFERING
---------------------                     ----------------  ------------    ---------------
                                         NUMBER     PERCENT                NUMBER    PERCENT
                                         ------    --------                ------    -------
Thomas W. Bodine. . . . . . . . . .      900,000      4.9%   500,000(1)    400,000   2.2%
14 Huntleigh Manor
St. Louis, MO 63131

Gerald Stein. . . . . . . . . . . .      689,150      3.8%   183,150(2)    506,000   2.8%
2510 West Dean Road
Milwaukee, WI 53217-2009

Dr. Jerry Kinder. . . . . . . . . .      400,000      2.2%   400,000(3)          0     0%
184 White Oaks Lane
Cape Girardeau, MO 63701

John Koch . . . . . . . . . . . . .      194,000      1.1%   120,000(4)     74,000     *
P.O. Box 140
Heartland, WI 53029

Stephen M. Dearholt . . . . . . . .    4,440,245(5)  21.2%   300,000(6)  4,140,245  20.1%
759 North Milwaukee Street
Suite 316
Milwaukee, WI 53202

Goben Enterprises, LP . . . . . . .    1,829,166(7)   9.4%   300,000(7)  1,529,166   7.9%
Regency Athletic Club
1300 Nicollet Mall, Suite 600
Minneapolis, MN 55403

Daniel Bishop . . . . . . . . . . .      268,577(8)   1.5%    30,000(8)    238,577   1.3%
17235 Two Mile Road
Franksville, WI 53126

Mike Snow . . . . . . . . . . . . .      459,911(9)   2.7%    60,000(9)    399,911   2.2%
3300 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402

Robert Johander . . . . . . . . . .     180,000(10)     *     30,000(10)    150,000     *
3620 Fort Charles Drive
Naples, FL 34102

W.G. Securities Limited Partnership     180,000(11)     *     30,000(11)    150,000     *
PMB 452
77 Mays Boulevard, No. 10
Incline Village, NV 89451

Total . . . . . . . . . . . . . . .                        1,953,150
                                                         ============
____________

*       less  than  1%

(1) Represents 500,000 shares subject to exercise of warrants that have been pledged to a bank to secure a guarantee executed by Mr. Bodine on our behalf, including a warrant to purchase up to a maximum of 400,000 shares of common stock (based on a guarantee amount of $200,000 divided by the minimum warrant purchase price of $0.50 per share).

                                       35

(2) Represents 183,150 shares of common stock purchased by Mr. Stein on September 19, 2002 upon exercise of warrants at an exercise price of $0.546 per share.

(3) Consists of shares of common stock subject to a warrant to purchase up to a maximum of 400,000 shares of common stock (based on a guarantee amount of $200,000 divided by the minimum warrant purchase price of $0.50 per share). This warrant has been pledged to a bank to secure a guarantee executed by Dr. Kinder on our behalf.

(4) Represents 120,000 shares purchased from us in November 2001 and offered for sale by the selling stockholder by this prospectus.

(5) Represents 4,440,245 shares of common stock beneficially owned by the selling stockholder as of September 30, 2002. Mr. Dearholt is one of our directors. See "Principal Shareholders."

(6) Represents 300,000 shares subject to exercise of warrants issued to Mr. Dearholt on March 25, 2002.

(7) Represents 329,166 shares of common stock and 1,500,000 shares receivable upon exercise of warrants owned by the selling stockholder. The shares being offered by the selling stockholder consist of 300,000 shares issued to the selling stockholder in July 2002 to settle threatened litigation. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Gary O. Benson is a general partner of the selling stockholder and beneficially owns these shares. See "Principal Shareholders."

(8) Represents 118,577 shares of common stock and 150,000 shares receivable upon exercise of warrants owned by the selling stockholder. The shares being offered by the selling stockholder consist of 30,000 shares issued to the selling stockholder in July 2002 to settle threatened litigation. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(9) Represents 159,911 shares of common stock and 300,000 shares receivable upon exercise of warrants owned by the selling stockholder. The shares being offered by the selling stockholder consist of 60,000 shares issued to the selling stockholder in July 2002 to settle threatened litigation. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(10) Represents 30,000 shares of common stock and 150,000 shares receivable upon exercise of warrants owned by the selling stockholder. The shares being offered by the selling stockholder consist of 30,000 shares issued to the selling stockholder in July 2002 to settle threatened litigation. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(11) Represents 30,000 shares of common stock and 150,000 shares receivable upon exercise of warrants owned by the selling stockholder. The shares being offered by the selling stockholder consist of 30,000 shares issued to the selling stockholder in July 2002 to settle threatened litigation. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." William Deters and Graceanne K. Deters are the general partners of the selling stockholder and share beneficial ownership of these shares.



     We have agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement.

                              PLAN OF DISTRIBUTION

     We have been advised by the selling stockholders that the selling stockholders may sell the shares from time to time in transactions on the OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. The selling stockholders may effect these transactions by selling the shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom the broker-dealer may act as an agent or to whom it may sell the shares as a principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions.

     The selling stockholders and broker-dealers who act in connection with the sale of the shares may be underwriters. Profits on any resale of the shares as a principal by such selling stockholders or broker-dealers and any commissions received by such broker-dealers may be underwriting discounts and commissions under the Securities Act.

     Any broker-dealer participating in transactions as agent may receive commissions from the selling stockholders and, if they act as agent for the purchaser of the shares, from the purchaser. Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and, to the extent a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may resell the shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and may pay to or receive from the purchasers of the shares commissions computed as described above. To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing:

-    the  name  of  the  broker-dealers;

-    the  number  of  shares  involved;

-    the  price  at  which  the  shares  are  to  be  sold;

- the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable;

- that broker-dealers did not conduct any investigation to verify the information in this prospectus, as supplemented; and

-    other  facts  material  to  the  transaction.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares may not simultaneously engage in market making activities with the common stock for a period beginning when the person becomes a distribution participant and ending upon the person's completion of participation in a distribution, including stabilization activities in the common stock to effect covering transactions, to impose penalty bids or to effect passive market making bids. In addition, we and the selling stockholders will be subject to applicable provisions of the Exchange Act, including Rule 10b-5 and to the extent we and the selling stockholders are distribution participants, Regulation M. These rules and regulations may affect the marketability of the shares.

     The Securities Enforcement and Penny Stock Reform Act of 1990 imposes restrictions when broker-dealers make trades in any stock such as our common stock which is defined as a "penny stock." The SEC's regulations generally define a penny stock as an equity security that has a price of less than $5.00 per share, other than securities which are traded on markets such as the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market. The regulations restricting trades in penny stocks include a requirement that broker-dealers deliver to their customers, prior to any transaction involving a penny stock, a disclosure schedule explaining the penny stock market and the risks associated with the penny stock market and the compensation of the broker-dealer and its salesperson in the transaction and provide the customer with current bid and offer quotations for the penny stock. Broker-dealers who recommend penny stocks to persons other than their established customers and a limited class of accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale of the securities. Broker-dealers also must provide each of their customers with monthly account statements showing the market value of each penny stock held in the customer's account.

     The selling stockholders will pay all commissions associated with the sale of the shares. The shares offered by this prospectus are being registered to comply with contractual obligations, and we have paid the expenses of the preparation of this prospectus. We have also agreed to indemnify the selling stockholders against various liabilities, including liabilities under the Securities Act, or, if the indemnity is unavailable, to contribute toward amounts required to be paid.

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by Reinhart Boerner Van Deuren s.c., Milwaukee, Wisconsin.

                                     EXPERTS

     The consolidated financial statements of The Female Health Company at September 30, 2001 and for the two years in the period ended September 30, 2001 included in this prospectus have been audited by McGladrey & Pullen LLP, independent auditors, as set forth in their report (which contains an explanatory paragraph with respect to conditions which raise substantial doubt about our ability to continue as a going concern), in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that might result from the outcome of that uncertainty.

                            The Female Health Company
                   Index to Consolidated Financial Statements


Document                                                                     Page No.
--------                                                                     --------
Audited Consolidated Financial Statements.

Report of McGladrey & Pullen, LLP, Independent Auditors . . . . . . . . . . .  F-2

Consolidated Balance Sheet as of September 30, 2001 . . . . . . . . . . . . .  F-3

Consolidated Statements of Operations for the years ended
  September 30, 2001 and 2000 . . . . . . . . . . . . . . . . . . . . . . . .  F-4

Consolidated Statements of Stockholders' Equity (Deficit) for the
   years ended September 30, 2001 and 2000. . . . . . . . . . . . . . . . . .  F-5 and F-6

Consolidated Statements of Cash Flows for the years ended
  September 30, 2001 and 2000.. . . . . . . . . . . . . . . . . . . . . . . .  F-7

Notes to Consolidated Financial Statements. . . . . . . . . . . . . . . . . .  F-8 through F-22

Unaudited Condensed Consolidated Financial Statements

Unaudited Condensed Consolidated Balance Sheet
  as of June 30, 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-23

Unaudited Condensed Consolidated Statements of Operations
  for the Nine Months Ended June 30, 2002 and 2001. . . . . . . . . . . . . .  F-24

Unaudited Condensed Consolidated Statements of Cash Flows
  for the Nine Months Ended June 30, 2002 and 2001. . . . . . . . . . . . . .  F-25

Notes to Unaudited Condensed Consolidated Financial Statements. . . . . . . .  F-26 through F-31


                          INDEPENDENT AUDITOR'S REPORT


To  the  Board  of  Directors  and  Stockholders
The  Female  Health  Company  and  Subsidiaries
Chicago,  Illinois

We have audited the accompanying consolidated balance sheet of The Female Health Company and subsidiaries, as of September 30, 2001, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended September 30, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Female Health Company and subsidiaries as of September 30, 2001, and the results of their operations and their cash flows for the years ended September 30, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been presented assuming that The Female Health Company will continue as a going concern. As more fully described in Note 14, the Company has experienced slower than expected growth in revenues from its sole product, which has adversely affected the Company's current results of operations and liquidity. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts of classification of liabilities that may result from the outcome of this uncertainty.


/s/  McGladrey  &  Pullen,  LLP
Schaumburg  ,  Illinois
November  21,  2001  except  for
the  waiver  of  a  loan  covenant
violation  discussed  in  Note  4
as  to  which  the  date  is
December  28,  2001

THE  FEMALE  HEALTH  COMPANY  AND  SUBSIDIARIES

CONSOLIDATED  BALANCE  SHEET
SEPTEMBER  30,  2001


ASSETS
Current Assets
  Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    469,406
  Accounts receivable, net of allowance for doubtful accounts
    of $20,000 and allowance for product returns of $7,500 . . . . . .     1,430,643
  Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       603,665
  Prepaid expenses and other current assets. . . . . . . . . . . . . .       119,895
                                                                        -------------
     Total current assets. . . . . . . . . . . . . . . . . . . . . . .     2,623,609
                                                                        -------------

Other Assets
  Certificate of deposit . . . . . . . . . . . . . . . . . . . . . . .       115,000
  Intellectual property, net of accumulated amortization of $605,150 .       462,763
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       143,890
                                                                        -------------
                                                                             721,653
                                                                        -------------
Equipment and Furniture and Fixtures
  Equipment, furniture and fixtures. . . . . . . . . . . . . . . . . .     3,635,625
  Less accumulated depreciation. . . . . . . . . . . . . . . . . . . .     2,650,109
                                                                        -------------
                                                                             985,516
                                                                        -------------
                                                                        $  4,330,778
                                                                        =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Notes payable, related party, net of unamortized discount of $54,600  $    945,400
  Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . .       459,248
  Accrued expenses and other current liabilities . . . . . . . . . . .       382,162
  Preferred dividends payable. . . . . . . . . . . . . . . . . . . . .       133,814
                                                                        -------------
     Total current liabilities . . . . . . . . . . . . . . . . . . . .     1,920,624
                                                                        -------------

Long-Term Liabilities
  Note payable, bank, net of unamortized discount of $842,869. . . . .       657,131
  Convertible debentures . . . . . . . . . . . . . . . . . . . . . . .       450,000
  Deferred gain on sale of facility. . . . . . . . . . . . . . . . . .     1,250,700
                                                                        -------------
                                                                           2,357,831
                                                                        -------------
Stockholders' Equity
  Convertible preferred stock, Series 1, par value $.01 per share.
    Authorized 5,000,000 shares; issued and outstanding 660,000 shares         6,600
  Common stock, par value $.01 per share.  Authorized 27,000,000
    shares; issued and outstanding 15,692,929 shares.. . . . . . . . .       156,929
  Additional paid-in capital . . . . . . . . . . . . . . . . . . . . .    50,264,602
  Unearned consulting fees . . . . . . . . . . . . . . . . . . . . . .       (60,817)
  Accumulated other comprehensive income . . . . . . . . . . . . . . .        23,801
  Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . . .   (50,306,716)
                                                                        -------------
                                                                              84,399
  Treasury Stock, at cost, 20,000 shares of common stock . . . . . . .       (32,076)
                                                                        -------------
                                                                              52,323
                                                                        -------------
                                                                        $  4,330,778
                                                                        =============


See  Notes  to  Consolidated  Financial  Statements.

THE  FEMALE  HEALTH  COMPANY  AND  SUBSIDIARIES

CONSOLIDATED  STATEMENTS  OF  OPERATIONS
YEARS  ENDED  SEPTEMBER  30,  2001  AND  2000


                                                          2001          2000
                                                      ------------  ------------
Net revenues . . . . . . . . . . . . . . . . . . . .  $ 6,716,174   $ 5,766,868

Cost of products sold. . . . . . . . . . . . . . . .    5,337,830     5,184,735
                                                      ------------  ------------

     Gross Profit. . . . . . . . . . . . . . . . . .    1,378,344       582,133
                                                      ------------  ------------

Operating expenses:
  Advertising and promotion. . . . . . . . . . . . .      129,155       247,222
  Selling, general and administrative. . . . . . . .    1,852,044     2,727,542
                                                      ------------  ------------
     Total operating expenses. . . . . . . . . . . .    1,981,199     2,974,764
                                                      ------------  ------------

     Operating (loss). . . . . . . . . . . . . . . .     (602,855)   (2,392,631)
                                                      ------------  ------------

Nonoperating income (expense):
  Amortization of debt issuance costs. . . . . . . .            -      (245,676)
  Interest expense . . . . . . . . . . . . . . . . .     (702,039)   (1,231,832)
  Interest income. . . . . . . . . . . . . . . . . .       12,669        34,772
  Nonoperating income. . . . . . . . . . . . . . . .      120,969       145,204
                                                      ------------  ------------
                                                         (568,401)   (1,297,532)
                                                      ------------  ------------

     Net (loss). . . . . . . . . . . . . . . . . . .   (1,171,256)   (3,690,163)

Preferred dividends, Series 1. . . . . . . . . . . .      133,000       132,195
                                                      ------------  ------------

     Net (loss) attributable to common stockholders.  $(1,304,256)  $(3,822,358)
                                                      ============  ============

     Net (loss) per common share outstanding . . . .  $     (0.09)  $     (0.30)

Weighted average common shares outstanding . . . . .   14,630,970    12,764,498


See  Notes  to  Consolidated  Financial  Statements.

THE  FEMALE  HEALTH  COMPANY  AND  SUBSIDIARIES

CONSOLIDATED  STATEMENTS  OF  STOCKHOLDERS'  EQUITY  (DEFICIT)
YEARS  ENDED  SEPTEMBER  30,  2001  AND  2000

                                                                                       Accumulated
                                                          Additional     Unearned         Other                       Cost of
                                 Preferred     Common      Paid-in      Consulting    Comprehensive    Accumulated    Treasury
                                   Stock        Stock      Capital         Fees          Income          Deficit       Stock
                                ------------  ---------  ------------  ------------  ---------------  -------------  ----------
Balance at September 30, 1999.  $     6,600   $119,296   $46,820,779   $  (201,374)  $      189,847   $(45,180,102)  $ (32,076)
  Issuance of 197,093 shares
    of Common Stock under
    the equity line of credit.            -      1,971        95,029             -                -              -           -
  Issuance of 200,000 shares
    of Common Stock for
    consulting services. . . .            -      2,000       112,055      (114,055)               -              -           -
  Issuance of warrants with
    convertible debentures . .            -          -       157,700             -                -              -           -
  Forfeiture of 6,000 shares
    of Common Stock under
    stock bonus plan . . . . .            -        (60)      (17,190)            -                -              -           -
  Issuance of warrants with
    short-term notes payable .            -          -       193,289             -                -              -           -
  Issuance of 20,005 shares
    of Common Stock as
    payment of interest on
    debentures . . . . . . . .            -        200        16,356             -                -              -           -
  Issuance of 41,352 shares
    of Common Stock as
    payment of preferred
    stock dividends. . . . . .            -        413        33,185             -                -              -           -
  Preferred Stock dividends. .            -          -             -             -                -       (132,195)          -
  Issuance of 1,421,669
    shares of Common
    Stock. . . . . . . . . . .            -     14,217       820,783             -                -              -           -
Amortization of unearned
  consulting fees. . . . . . .            -          -             -       224,614                -              -           -
Comprehensive income (loss):
  Net (loss) . . . . . . . . .            -          -             -             -                -     (3,690,163)          -
  Foreign currency
    translation adjustment . .            -          -             -             -         (134,186)             -           -

Comprehensive income (loss). .
                                ------------  ---------  ------------  ------------  ---------------  -------------  ----------
Balance at September 30, 2000.  $     6,600   $138,037   $48,231,986   $   (90,815)  $       55,661   $(49,002,460)  $ (32,076)
                                ============  =========  ============  ============  ===============  =============  ==========



                                   Total
                                ------------
Balance at September 30, 1999.  $ 1,722,970
  Issuance of 197,093 shares
    of Common Stock under
    the equity line of credit.       97,000
  Issuance of 200,000 shares
    of Common Stock for
    consulting services. . . .            -
  Issuance of warrants with
    convertible debentures . .      157,700
  Forfeiture of 6,000 shares
    of Common Stock under
    stock bonus plan . . . . .      (17,250)
  Issuance of warrants with
    short-term notes payable .      193,289
  Issuance of 20,005 shares
    of Common Stock as
    payment of interest on
    debentures . . . . . . . .       16,556
  Issuance of 41,352 shares
    of Common Stock as
    payment of preferred
    stock dividends. . . . . .       33,598
  Preferred Stock dividends. .     (132,195)
  Issuance of 1,421,669
    shares of Common
    Stock. . . . . . . . . . .      835,000
Amortization of unearned
  consulting fees. . . . . . .      224,614
Comprehensive income (loss):
  Net (loss) . . . . . . . . .   (3,690,163)
  Foreign currency
    translation adjustment . .     (134,186)
                                ------------
Comprehensive income (loss). .   (3,824,349)
                                ------------
Balance at September 30, 2000.  $  (693,067)
                                ============


See  Notes  to  Consolidated  Financial  Statements.

THE  FEMALE  HEALTH  COMPANY  AND  SUBSIDIARIES

CONSOLIDATED  STATEMENTS  OF  STOCKHOLDERS'  EQUITY  (DEFICIT)
YEARS  ENDED  SEPTEMBER  30,  2001  AND  2000


                                                                                     Accumulated
                                                         Additional    Unearned         Other                       Cost of
                                 Preferred     Common     Paid-in     Consulting    Comprehensive    Accumulated    Treasury
                                   Stock       Stock      Capital        Fees          Income          Deficit       Stock
                                ------------  --------  -----------  ------------  ---------------  -------------  ----------
Balance at September 30, 2000
(balance forwarded). . . . . .  $     6,600   $138,037  $48,231,986  $   (90,815)  $       55,661   $(49,002,460)  $ (32,076)
Issuance of 200,000 shares of
 Common Stock for
consulting services. . . . . .            -      2,000       91,760      (93,760)               -              -           -
Issuance of warrants with
 note payable, bank. . . . . .            -          -      938,378            -                -              -           -
Issuance of warrants with
short-term notes payable . . .            -          -      144,813            -                -              -           -
Renewal of expired warrants. .            -          -       22,661            -                -              -           -
Issuance of 54,322 shares of
 Common Stock as payment
 of interest on debentures . .            -        543       27,353            -                -              -           -
Issuance of 34,908 shares of
 Common Stock as payment
 of preferred stock dividends.            -        349       23,651            -                -              -           -
Preferred Stock dividends. . .            -          -            -            -                -       (133,000)          -
Issuance of 1,600,000 shares
 of Common Stock . . . . . . .            -     16,000      784,000            -                -              -           -
Amortization of unearned
 consulting fees . . . . . . .            -          -            -      123,758                -              -           -
Comprehensive income (loss):
Net (loss) . . . . . . . . . .            -          -            -            -                -     (1,171,256)          -
Foreign currency translation
 adjustment. . . . . . . . . .            -          -            -            -          (31,860)             -           -

Comprehensive income (loss). .
                                ------------  --------  -----------  ------------  ---------------  -------------  ----------
Balance at September 30, 2001.  $     6,600   $156,929  $50,264,602  $   (60,817)  $       23,801   $(50,306,716)  $ (32,076)
                                ============  ========  ===========  ============  ===============  =============  ==========


                                   Total
                                ------------
Balance at September 30, 2000
(balance forwarded). . . . . .  $  (693,067)
Issuance of 200,000 shares of
 Common Stock for
consulting services. . . . . .            -
Issuance of warrants with
 note payable, bank. . . . . .      938,378
Issuance of warrants with
short-term notes payable . . .      144,813
Renewal of expired warrants. .       22,661
Issuance of 54,322 shares of
 Common Stock as payment
 of interest on debentures . .       27,896
Issuance of 34,908 shares of
 Common Stock as payment
 of preferred stock dividends.       24,000
Preferred Stock dividends. . .     (133,000)
Issuance of 1,600,000 shares
 of Common Stock . . . . . . .      800,000
Amortization of unearned
 consulting fees . . . . . . .      123,758
Comprehensive income (loss):
Net (loss) . . . . . . . . . .   (1,171,256)
Foreign currency translation
 adjustment. . . . . . . . . .      (31,860)
                                ------------
Comprehensive income (loss). .   (1,203,116)
                                ------------
Balance at September 30, 2001.  $    52,323
                                ============


THE  FEMALE  HEALTH  COMPANY  AND  SUBSIDIARIES

CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
YEARS  ENDED  SEPTEMBER  30,  2001  AND  2000




                                                                           2001          2000
                                                                       ------------  ------------
OPERATING ACTIVITIES
Net (loss). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $(1,171,256)  $(3,690,163)
   Adjustments to reconcile net (loss) to net cash (used in)
     operating activities:
     Depreciation . . . . . . . . . . . . . . . . . . . . . . . . . .      425,795       425,899
     Amortization of intellectual property rights . . . . . . . . . .      106,779       110,025
     (Recovery of) provision for inventory obsolescence . . . . . . .      (28,623)       40,286
     (Recovery of) doubtful accounts, returns and discounts . . . . .     (135,593)     (224,846)
     Amortization of unearned consulting fees . . . . . . . . . . . .      123,758       224,614
     Amortization of discounts on notes payable
       and convertible debentures . . . . . . . . . . . . . . . . . .      375,541       957,192
     Amortization of deferred income realized on U.K. grant . . . . .      (25,956)      (53,490)
     Amortization of deferred gain on sale and leaseback of building.      (82,000)      (84,495)
     Amortization of debt issuance costs. . . . . . . . . . . . . . .            -       245,676
     Changes in operating assets and liabilities:
       Accounts receivable. . . . . . . . . . . . . . . . . . . . . .     (466,630)      869,242
       Inventories. . . . . . . . . . . . . . . . . . . . . . . . . .      (97,696)      438,442
       Prepaid expenses and other current assets. . . . . . . . . . .      (41,565)       30,676
       Accounts payable . . . . . . . . . . . . . . . . . . . . . . .      135,609      (222,543)
       Accrued expenses and other current liabilities . . . . . . . .      256,818       (98,352)
                                                                       ------------  ------------
          Net cash (used in) operating activities . . . . . . . . . .     (625,019)   (1,031,837)
                                                                       ------------  ------------

INVESTING ACTIVITIES
Purchase of certificate of deposit. . . . . . . . . . . . . . . . . .     (115,000)            -
  Capital expenditures. . . . . . . . . . . . . . . . . . . . . . . .      (57,791)      (11,284)
                                                                       ------------  ------------
          Net cash (used in) investing activities . . . . . . . . . .     (172,791)      (11,284)
                                                                       ------------  ------------

FINANCING ACTIVITIES
  Proceeds from issuance of common stock. . . . . . . . . . . . . . .      800,000       835,000
  Proceeds from issuance of common stock under the
    equity line of credit . . . . . . . . . . . . . . . . . . . . . .            -        97,000
  Proceeds from note payable, bank. . . . . . . . . . . . . . . . . .    1,500,000             -
  Proceeds from convertible debentures issued . . . . . . . . . . . .      450,000             -
  Dividend paid on preferred stock. . . . . . . . . . . . . . . . . .     (107,186)      (40,150)
  Payments on related party notes . . . . . . . . . . . . . . . . . .     (300,000)            -
  Payments on convertible debenture . . . . . . . . . . . . . . . . .   (1,500,000)            -
                                                                       ------------  ------------
          Net cash provided by financing activities . . . . . . . . .      842,814       891,850
                                                                       ------------  ------------

Effect of exchange rate changes on cash . . . . . . . . . . . . . . .  $   (32,720)  $    37,684
                                                                       ------------  ------------

          Net increase (decrease) in cash . . . . . . . . . . . . . .       12,284      (113,587)

Cash at beginning of year . . . . . . . . . . . . . . . . . . . . . .      457,122       570,709
                                                                       ------------  ------------

Cash at end of year . . . . . . . . . . . . . . . . . . . . . . . . .  $   469,406   $   457,122
                                                                       ============  ============

Supplemental Cash Flow Disclosures:
  Interest paid . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   650,400   $   191,634

Supplemental Schedule of Noncash Financing Activities:
  Issuance of warrants on convertible debentures and notes payable. .  $ 1,105,852   $   350,989
  Common stock issued for payment of preferred stock dividends
    and convertible debenture interest. . . . . . . . . . . . . . . .       51,896        50,154
  Preferred dividends declared, Series 1. . . . . . . . . . . . . . .      133,000       132,195
  Renewal of notes payable with related parties . . . . . . . . . . .    1,300,000     1,300,000


See  Notes  to  Consolidated  Financial  Statements.

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE  1.     NATURE  OF  BUSINESS  AND  SIGNIFICANT  ACCOUNTING  POLICIES

Principles  of  consolidation  and  nature  of  operations:  The  consolidated
----------------------------------------------------------
financial statements include the accounts of the Company and its wholly owned subsidiaries, The Female Health Company - UK and The Female Health Company - UK, plc. All significant intercompany transactions and accounts have been eliminated in consolidation. The Female Health Company ("FHC" or the "Company") is currently engaged in the marketing, manufacture and distribution of a consumer health care product known as the Reality female condom, "Reality," in the U.S. and "femidom" or "femy" outside the U.S. The Female Health Company - UK, is the holding company of The Female Health Company - UK, plc, which operates a 40,000 sq. ft. leased manufacturing facility located in London, England.

The product is currently sold or available in either or both commercial (private sector) and public sector markets in 80 countries. The product is marketed in 17 countries by various country-specific commercial partners. The Company's credit terms are primarily on a net 30-day basis.

Use  of  estimates:  The preparation of financial statements requires management
------------------
to make estimates and use assumptions that affect certain reported amounts and disclosures. Actual results may differ from those estimates.

Significant  accounting  estimates  include  the  following:

Trade receivables include a provision for sales returns and trade allowances, which is based on management's estimate of future product returns from customers in connection with unsold product which has expired or is expected to expire before it is sold. The estimated costs for product returns, price discounts and trade allowances are accrued when the initial sale is recorded.

The market value of inventory is based on management's best estimate of future sales and the time remaining before the existing inventories reach their expiration dates.

The Company evaluates intellectual property rights for impairment by comparing the net present value of the asset's estimated future income stream to the asset's carrying value.

Although management uses the best information available, it is reasonably possible that the estimates used by the Company will be materially different from the actual results. These differences could have a material effect on the Company's future results of operations and financial condition.

Cash:  Substantially all of the Company's cash was on deposit with one financial
----
institution.

Cash  equivalents:  For  purposes  of  determining cash flows, all highly liquid
-----------------
debt instruments with a term of three months or less are considered cash equivalents.

Inventories:  Inventories  are  valued at the lower of cost or market.  The cost
-----------
is determined using the first-in, first-out (FIFO) method. Inventories are also written down for management's estimates of product which will not sell prior to its expiration date. Write downs of inventories establish a new cost basis which is not increased for future increases in the market value of inventories or changes in estimated obsolescence.

Foreign currency translation:  In accordance with Financial Accounting Standards
----------------------------
No. 52, Foreign Currency Translation, the financial statements of the Company's international subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities, the historical exchange rate for stockholders' equity and a weighted average exchange rate for each period for revenues, expenses, and gains and losses. Translation adjustments are recorded as a separate component of stockholders' equity as the local currency is the functional currency.

NOTE  1.     NATURE  OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Equipment and furniture and fixtures: Depreciation and amortization are computed
------------------------------------
using primarily the straight-line method. Depreciation and amortization are computed over the estimated useful lives of the respective assets which range as follows:
            Equipment                        5 - 10 years
            Furniture  and  fixtures              3 years

Intellectual property rights:  The Company holds patents on the female condom in
----------------------------
the United States, the European Union, Japan, Canada, Australia and The People's Republic of China and holds patents on the manufacturing technology in various countries. The Company also licenses the trademark "Reality" in the United States and has trademarks on the names "femidom" and "femy" in certain foreign countries. Intellectual property rights are amortized on a straight-line basis over their estimated useful life of twelve years.

Financial  instruments:  The  Company has no financial instruments for which the
----------------------
carrying  value  materially  differs  from  fair  value.

Revenue recognition:  Revenues from product sales are recognized as the products
-------------------
are  shipped  to  the  customers.

Research  and development costs:  Research and development costs are expensed as
-------------------------------
incurred. The amount of costs expensed for the year ended September 30, 2000 was $67,099. There were no research and development costs incurred for the year ended September 30, 2001.

Stock-based  compensation:  The  value  of stock options awarded to employees is
-------------------------
measured using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees. The Company has provided pro forma disclosures in Note 7 of net income as if the fair-value-based method prescribed by Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation (FAS 123), was used in measuring compensation expense.

Advertising:  The  Company's policy is to expense production costs in the period
-----------
in  which  the  advertisement  is  initially  presented  to  consumers.

Income  taxes:  The  Company  files  separate income tax returns for its foreign
-------------
subsidiaries. Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (FAS 109), requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

NOTE  1.     NATURE  OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deferred tax assets are also provided for carryforwards for income tax purposes. In addition, the amount of any future tax benefits is reduced by a valuation allowance to the extent such benefits are not expected to be realized.

Earnings per share (EPS):  Basic EPS is computed by dividing income available to
------------------------
common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of the incremental common shares issuable upon conversion of convertible preferred shares or convertible debt and the exercise of stock options and warrants for all periods. Fully diluted (loss) per share is not presented since the effect would be anti-dilutive.

Other  comprehensive  income:  Accounting  principles  generally  require  that
----------------------------
recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as foreign currency translation adjustments, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

New accounting pronouncements:  SFAS 140, Accounting for Transfers and Servicing
-----------------------------
of Financial Assets and Extinguishments of Liabilities, a replacement of SFAS 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS 125's provisions without reconsideration. SFAS 140 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The provisions of SFAS 140 are effective for transfers after March 31, 2001. It was effective for disclosures about securitizations and collateral and for recognition and reclassification of collateral for fiscal years ending after December 15, 2000. The Company adopted SFAS 140 and the implementation of this standard did not have a material impact on the Company's financial statements.

In July 2001, the Financial Accounting Standards Board issued SFAS 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets. SFAS 141 addresses financial accounting and reporting for business combinations and is effective for all business combinations initiated after June 30, 2001. SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and is effective for fiscal years beginning after December 15, 2001. The Company has not yet quantified the impact of adopting these statements on its financial position or results of operations.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 143, Asset Retirement Obligations. This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. As used in this Statement, a legal obligation is an obligation that a party is required to settle as a result of an existing or enacted law, statute, ordinance, or written or oral contract or by legal construction of a contract under the doctrine of promissory estoppel. This Statement amends FASB Statement No. 19, Financial Accounting and Reporting by Oil and Gas Producing Companies and is effective for financial statements issued for fiscal years beginning after

NOTE  1.     NATURE  OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

June 15, 2002. Management does not anticipate that the adoption of this Statement will have a significant effect on the Company's financial statements.

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This Statement addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business (as previously defined in that Opinion). SFAS 144 also amends ARB No. 51, Consolidated Financial Statements, to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management does not anticipate that the adoption of this Statement will have a significant effect on the Company's financial statements.

NOTE  2.     INVENTORIES

The  components  of  inventory  consist  of the following at September 30, 2001:

Raw materials . . . . . . . . .  $257,303
Work in process . . . . . . . .   248,660
Finished goods. . . . . . . . .   140,897
Less allowance for obsolescence   (43,195)
                                 ---------
                                 $603,665
                                 =========


NOTE  3.     LEASES

The Company had a seven-year operating lease with a third party for office space which expired September 30, 2001. Subsequent to year-end, the Company entered into a new lease agreement for office space with an unrelated third party which expires September 2006. The new lease requires monthly payments of $5,623 plus real estate taxes, utilities, and maintenance expenses. The Company was required to make a security deposit of $115,000 to be reduced in subsequent years. The security deposit is collateralized by an irrevocable letter of credit from a bank. The Bank required the Company to hold a $115,000 certificate of deposit as collateral for the letter of credit.

The Company guaranteed an affiliate's lease with an unrelated third party which expired January 31, 2001. On November 1, 1998, the office space was sublet for the remaining term of the lease. Rental expense under the affiliate lease was $3,495 and $15,797 in 2001 and 2000, respectively, which is net of sublease rentals of $9,891 and $39,204 in 2001 and 2000, respectively.

On December 10, 1996, the Company entered into what is in essence a sale and leaseback agreement with respect to its 40,000 square foot manufacturing facility located in London, England. The Company received $3,365,000 (1,950,000 pounds) for leasing the facility to a third party for a nominal annual rental charge and for providing the third party with an option to purchase the facility for one pound during the period December 2006 to December 2027.

As part of the same transaction, the Company entered into an agreement to lease the facility back from the third party for base rents of $304,000 (195,000 pounds) per year payable quarterly until 2016. The lease is renewable through December 2027. The Company was also required to make a security deposit of $304,000 (195,000 pounds) to be reduced in subsequent years. The facility had a net book value of $1,398,819 (810,845 pounds) on the date of the transaction. The $1,966,181 (1,139,155 pounds) gain which resulted from this transaction will be recognized ratably over the initial term of the lease. Unamortized deferred gain as of September 30, 2001, was $1,250,700 (868,633 pounds).

The Company also leases various equipment under various lease agreements which expire at various dates through October 2004. The aggregate monthly rental was $2,231 at September 30, 2001.

Details of operating lease expense in total and separately for transactions with related parties are as follows:

                                              September 30,
                                             2001      2000
                                           --------  --------
Operating lease expense:
Factory and office leases . . . . . . . .  $551,039  $614,333
Affiliate lease (net of sublease rentals)     3,495    15,797
Other . . . . . . . . . . . . . . . . . .    20,000    19,063
                                           --------  --------
                                           $574,534  $649,193
                                           ========  ========



Future minimum payments under operating leases, including the affiliate lease guarantee, consisted of the following at September 30, 2001:


                        Operating
                        ----------
2002 . . . . . . . . .  $  365,536
2003 . . . . . . . . .     367,223
2004 . . . . . . . . .     365,157
2005 . . . . . . . . .     352,482
2006 . . . . . . . . .     354,292
Thereafter . . . . . .   2,855,924
                        ----------
Total minimum payments  $4,660,614
                        ==========



NOTE  4.     NOTES  PAYABLE  AND  LONG-TERM  DEBT

During 2000, the Company renewed a $1,000,000 note with Mr. Dearholt, a current director of the Company. The outstanding note payable bears interest at 12 percent. As part of the transaction, the Company issued Mr. Dearholt warrants to purchase 250,000 shares of the Company's common stock at $0.71 per share which represented 80 percent of the average trading price for the five trading days prior to the closing date for the transaction and resulted in an initial discount on the note of $148,999. Any stock issued under the warrants carries certain registration rights. The warrants expire in 2010. The discount in combination with the note's 12 percent coupon resulted in an effective interest rate of 27 percent on the note.

NOTE  4.     NOTES  PAYABLE  AND  LONG-TERM  DEBT  (CONTINUED)

Additionally, during 2000 the Company renewed a $250,000 note with Mr. Dearholt and a $50,000 note with O.B. Parrish, also a current director of the Company. Each note payable bears interest at 12 percent. As part of the transactions, the Company issued Mr. Dearholt and Mr. Parrish warrants to purchase 62,500 and 12,500 shares of the Company's common stock at $0.77 and $0.72 per share, respectively, which represented 80 percent of the average trading price for the five trading days prior to the closing date for the transaction and resulted in an initial discount on the notes of $36,853 and $7,437, respectively. Any stock issued under the warrants carries certain registration rights. The warrants expire in 2010 for each note. The discount in combination with the notes' 12 percent coupon resulted in an effective interest rate of 27 percent for each note.

During 2001, the Company renewed the $1,000,000 note with Mr. Dearholt. The outstanding note payable bears interest at 12 percent and is payable in full in 2002. As part of the transaction, the Company issued Mr. Dearholt warrants to purchase 280,000 shares of the Company's common stock at $0.40 per share which represented 80 percent of the average trading price for the five trading days prior to the closing date for the transaction and resulted in an initial discount on the note of $113,881. Any stock issued under the warrants carries certain registration rights. The warrants expire in 2011. In addition, if the Company defaults on its obligation under the note, the Company is required to issue an additional 280,000 shares of its common stock to Mr. Dearholt in addition to all other remedies to which Mr. Dearholt may be entitled. The note is recorded at September 30, 2001, net of unamortized discount of $54,600. The discount in combination with the note's 12 percent coupon resulted in an effective interest rate of 25 percent on the note.

Additionally,  during  2001  the  Company  renewed  the  $250,000  note with Mr.
Dearholt and the $50,000 note with O.B. Parrish. Each note payable bears interest at 12 percent and is payable in full in 2002. As part of the transactions, the Company issued Mr. Dearholt and Mr. Parrish warrants to purchase 70,000 and 14,000 shares of the Company's common stock at $0.40 per share, which represented 80 percent of the average trading price for the five trading days prior to the closing date for the transaction and resulted in an initial discount on the notes of $25,238 and $5,694, respectively. Any stock issued under the warrants carries certain registration rights. The warrants expire in 2011 for each note. The discount in combination with the notes' 12 percent coupon resulted in an effective interest rate of 23 percent for each note. Both notes were paid off in June 2001.

On May 19 and June 3, 1999, the Company issued an aggregate of $1,500,000 of convertible debentures and warrants to purchase 1,875,000 shares of the Company's common stock to five accredited investors. These warrants expire in 2004. Interest on the convertible debentures is due at a rate of 8 percent per annum, payable quarterly in either cash or, at the investor's option, common stock of the Company at its then current market value. From December 2, 1999 to February 11, 2000, interest on the convertible debentures was at the rate of 10 percent annually, and then returned to 8 percent annually. Repayment of the convertible debentures is collateralized by a first security interest in all of the Company's assets. In addition, if the Company defaults in payment of the principal or interest due on the convertible debentures in accordance with their terms, the Company must immediately issue 1,500,000 shares of its common stock to the investor at no cost. The issuance of these shares will not affect any of the outstanding warrants then held by the investor, which warrants will continue in effect in accordance with their terms.

Additionally, warrants to purchase 337,500 shares of the Company's common stock were issued to the Company's placement agent in this offering. The warrants have a term of five years and are exercisable at an exercise price equal to the lesser of 70 percent of the market price of the common stock at the time of the exercise or $1.00. The warrants were valued at $224,800 which was recorded as additional paid-in capital.

The convertible debentures' beneficial conversion feature is valued at $336,400 and the warrants to purchase 1,875,000 shares of the Company's common stock are valued at $715,100. In accordance with SEC reporting requirements for such transactions, the Company recorded the value of the beneficial conversion feature and warrants (a total of $1,051,500) as additional paid-in capital. The corresponding amount of $1,051,500 was recorded as a discount on convertible debentures and is amortized over 1 year using the interest rate method. The discount in combination with the debentures' 8 percent coupon resulted in an effective interest rate of 159 percent for the debentures.

NOTE  4.     NOTES  PAYABLE  AND  LONG-TERM  DEBT  (CONTINUED)

The original principal balance plus any accrued but unpaid interest of the convertible debentures may be converted into shares of the Company's common stock at the investor's election, at any time after one year, based on a per share price equal to the lesser of 70 percent of the market price of the Company's common stock at the time of conversion or $1.00. The convertible debentures were originally payable one year after issuance. However, the Company elected, under the terms of the convertible debentures, to extend the due date to two years after issuance. As a result of the Company making this election, the Company issued to the investors at the time of the extension 375,000 additional warrants to purchase shares of the Company's common stock on the same terms as the previously issued warrants. These warrants expire in 2005. The warrants were valued at $157,700 and recorded as additional paid-in capital.

Concurrent with obtaining the below credit facility, the Company paid off $1,500,000 of convertible debentures which were due between May 19 and June 3, 2001.

On May 18, 2001, the Company entered into an agreement with Heartland Bank providing for a $2,000,000 credit facility. The Company may borrow under this credit facility from time to time subject to a number of conditions, including obtaining personal guarantees of 125 percent of the amount outstanding under the credit facility. The unpaid balances on the credit facility are due May 18, 2004, and bear interest payable at an annual rate of 10 percent. The agreement contains certain covenants which include restrictions on the payment of dividends and distributions and on the issuance of warrants. Subsequent to year-end, the Company paid dividends on the Company's Class A Preferred Stock - Series 1, which was a covenant violation of the credit facility. This was waived by the bank on December 28, 2001. For entering into the credit facility, Heartland Bank was issued warrants to purchase the number of shares of the Company's common stock equal to $500,000 divided by the warrant purchase price as of the date of exercise. The warrant purchase price is equal to 70 percent of the "market price" of the common stock as of the day immediately prior to the date the exercise notice is given to the Company, but in no event shall the per share price be less than $0.50 or more than $1.00. In accounting for Heartland Bank's warrants, the Company has designated 1,000,000 warrants valued at $270,800 and these are recorded by the Company as additional paid-in capital and a discount on the credit facility. The Company has currently borrowed $1,500,000 under the credit facility and has obtained personal guarantees of a total of 125% of the amount outstanding on the loan from five persons, three of which are current directors of the Company and one of which is a trust for the benefit of a current officer and director of the Company. For giving their personal guarantees, the Company issued to the five guarantors warrants to purchase the number of shares of the Company's Common Stock equal to the guarantee amount of each guarantor divided by the warrant purchase price as of the date of exercise. The warrant purchase price is equal to 70 percent of the "market price" of the common stock as of the day immediately prior to the date the exercise notice is given to the Company, but in no event shall the per share price be less than $0.50 or more than $1.00.

The Company also issued additional warrants to purchase 100,000 shares of Common Stock to two guarantors with a warrant purchase price of $0.50 per share. In accounting for the guarantors' warrants, the Company has designated 3,200,000 warrants valued at $667,578 and these are recorded by the Company as additional paid-in capital and a discount on the credit facility. The credit facility is recorded at September 30, 2001, net of unamortized discount of $842,869. The value of the warrants in combination with the credit facility's 10 percent coupon resulted in an effective interest rate of 50 percent on the note.

On March 30, 2001, the Company issued a $250,000 convertible debenture to one accredited investor. The debenture is due March 30, 2004, bears interest payable at a rate of 12 percent and is convertible into the Company's common stock based on a price of $0.50 per share. The Company's common stock was trading at less than $0.50 per share at the commitment date of this transaction.

On June 1, 2001, the Company issued an aggregate $200,000 of convertible debentures to two accredited investors. The debentures are due May 30, 2004, bear interest payable at a rate of 10 percent per annum, and are convertible into the Company's common stock based on a price per share equal to $0.50 which was the market price at the commitment date of this transaction.

NOTE  4.     NOTES  PAYABLE  AND  LONG-TERM  DEBT  (CONTINUED)

Interest expense to related parties was $528,769 and $1,231,832 for the years ended September 30, 2001 and 2000, respectively.

NOTE  5.     INCOME  TAXES

A reconciliation of income tax expense and the amount computed by applying the statutory Federal income tax rate to loss before income taxes as of September 30, 2001 and 2000, is as follows:


                                                                 September 30,
                                                              2001         2000
                                                           ----------  ------------
Income tax credit at statutory rates. . . . . . . . . . .  $(398,000)  $(1,254,700)
Nondeductible expenses. . . . . . . . . . . . . . . . . .     58,700        59,100
State income tax, net of federal benefits . . . . . . . .    (55,700)     (175,900)
Benefit of net operating loss not recognized, increase in
  valuation allowance . . . . . . . . . . . . . . . . . .    395,000     1,371,500
                                                           ----------  ------------
                                                           $       -   $         -
                                                           ==========  ============


As of September 30, 2001, the Company had federal and state net operating loss carryforwards of approximately $38,220,000 for income tax purposes expiring in years 2005 to 2021. The benefit relating to $1,537,800 of these net operating losses relates to exercise of common stock options and will be credited directly to stockholders' equity when realized. The Company also has investment tax and research and development credit carryforwards for income tax purposes aggregating approximately $105,000 at September 30, 2001, expiring in years 2006 to 2010. The Company's UK subsidiary, The Female Health Company - UK, plc subsidiary has UK net operating loss carryforwards of approximately $63,397,000 as of September 30, 2001. These UK net operating loss carryforwards can be carried forward indefinitely to be used to offset future UK taxable income. Significant components of the Company's deferred tax assets and liabilities are as follows at September 30, 2001:



Deferred tax assets:
  Federal net operating loss carryforwards.  $ 12,995,000
  State net operating loss carryforwards. .     2,444,000
  Foreign net operating loss carryforwards.    19,019,000
  Foreign capital allowances. . . . . . . .       474,000
  Tax credit carryforwards. . . . . . . . .       105,000
  Accounts receivable allowances. . . . . .        11,000
  Other . . . . . . . . . . . . . . . . . .        41,000
                                             -------------
Total gross deferred tax assets . . . . . .    35,089,000
Valuation allowance for deferred tax assets   (35,089,000)
                                             -------------
Net deferred tax assets . . . . . . . . . .  $          -
                                             =============


The valuation allowance decreased by $(105,000) and $(4,213,500) for the years ended September 30, 2001 and 2000, respectively.

NOTE  6.     ROYALTY  AGREEMENTS

The Company has royalty agreements for sales of its products which provide for royalty payments based on sales quantities and achievement of specific sales levels. Royalty expense was $27,102 and $31,761 for the years ended September 30, 2001 and 2000, respectively.

NOTE  7.     COMMON  STOCK

Stock  Option  Plans

The Company has various stock option plans that authorize the granting of options to officers, key employees and directors to purchase the Company's common stock at prices generally equal to the market value of the stock at the date of grant. Under these plans, the Company has 131,628 shares available for future grants as of September 30, 2001. The Company has also granted options to one of its legal counsel and an affiliate. Certain options are vested and exercisable upon issuance, others over periods up to four years and still others based on the achievement of certain performance criteria by the Company and market prices of its common stock.

In September 2001, certain option holders waived their rights to exercise their options until the Company amends its articles of incorporation to increase the number of shares of common stock authorized for issuance. If the shareholders approve this amendment, the exercise price of these options will be reduced to $0.56 per share. The Company's common stock was trading at less than $0.56 per share when these waivers were obtained.

The total number of options that were waived at September 30, 2001, was 2,659,800. The exercise price of $0.56 per share is reflected in the related option plan disclosures.

Summarized information regarding all of the Company's stock options is as follows:


                                               Weighted
                                               Average
                                   Number of   Exercise
                                     Shares      Price
Outstanding at September 30, 1999  2,953,300   $    1.27
  Granted . . . . . . . . . . . .     50,000        0.50
  Exercised . . . . . . . . . . .          -           -
  Expired or canceled . . . . . .    (85,900)       0.93
                                   ----------
Outstanding at September 30, 2000  2,917,400        1.27
  Granted . . . . . . . . . . . .          -           -
  Exercised . . . . . . . . . . .          -           -
  Expired or canceled . . . . . .    (37,600)       2.00
                                   ----------

Outstanding at September 30, 2001  2,879,800   $    0.64
                                   ==========


Option shares exercisable at September 30, 2001 and 2000, are 40,000 and 438,300, respectively.

Options  Outstanding  and  Exercisable


Range of        Number       Wghted. Avg.  Wghted. Avg.   Number       Wghted. Avg.
Exercise        Outstanding  Remaining     Exercise       Exercisable  Exercise
Prices          At 9/30/01   Life          Price          at 9/30/01   Price
--------------  -----------  ------------  -------------  -----------  -------------

$0.50. . . . .       50,000           7    $        0.50            -  $           -
 0.56 . . . . .   2,659,800           5.2           0.56            -              -
 0.85 . . . . .      50,000           6.9           0.85            -              -
 2.00 . . . . .     120,000           3.2           2.00       40,000           2.00
--------------  -----------  ------------  -------------  -----------  -------------
$0.50 to $2.00    2,879,800           5.6  $        0.63       40,000  $        2.00
==============  ===========  ============  =============  ===========  =============



Stock options have been granted to employees with exercise prices at, or in excess of, fair market value at the date of grant. The Company has accounted for the stock options in accordance with variable plan accounting guidance provided in APB No. 25 and related interpretations. To date, no compensation expense has been recognized related to the stock options granted because their exercise prices are in excess of fair market value.

Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for all awards consistent with the method set forth under FASB Statement No. 123, Accounting for Stock-Based Compensation (FAS 123), the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:



                                               Year Ending September 30,
                                 ----------------------------------------------------
                                                  Loss                       Loss
                                     2001       Per Share       2000       Per Share
                                 ------------  -----------  ------------  -----------
Net loss attributable to common
  stockholders. . . . . . . . .  $(1,304,256)  $    (0.09)  $(3,822,355)  $    (0.30)
Compensation expense related to
  stock options granted . . . .     (355,753)       (0.02)     (413,656)       (0.03)
                                 ------------  -----------  ------------  -----------
                                 $(1,660,009)  $    (0.11)  $(4,236,011)  $    (0.33)
                                 ============  ===========  ============  ===========


The fair value of options was estimated at the date of grant using the Black-Scholes option pricing model assuming expected volatility of 63.4 percent and risk-free interest rates of 5.38 percent, respectively, and expected lives of one to three years and no dividend yield for the year ended September 30, 2000. The weighted average fair value of options granted for the year ended September 30, 2000, was $0.35. There were no options granted for the year ended September 30, 2001.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. Because the Company's employee stock options have characteristics different from those of traded options, and because changes in the input assumptions can materially affect the fair value estimate, the model may not provide a reliable single measure of the fair value of its employee stock options.

Common  Stock  Purchase  Warrants

The Company enters into consulting agreements with separate third party professionals to provide investor relations services and financial advisory services. In connection with the consulting agreements, the Company granted warrants to purchase common stock.

No warrants were exercised during 2001. At September 30, 2001, the following warrants were outstanding and exercisable:


                                        Number
                                        Outstanding
                                        -----------
Warrants issued in connection with:
  Financial advisory services contract      175,000
  Convertible debentures . . . . . . .    2,587,500
  Convertible preferred stock. . . . .      176,000
  Equity line of credit. . . . . . . .      200,000
  Note payable, bank . . . . . . . . .    4,200,000
  Notes payable. . . . . . . . . . . .    1,589,000
                                        -----------
  Outstanding at September 30, 2001. .    8,927,500
                                        ===========



Warrants  Outstanding  and  Exercisable



Range of          Number     Wghted. Avg.  Wghted. Avg
Exercise        Outstanding   Remaining      Exercise
Prices          At 9/30/01       Life         Price
--------------  -----------  ------------  ------------
$0.40 to $0.50    4,564,000           7.9  $       0.49
$0.51 to $1.00    2,912,500           3.5          0.97
$1.01 to $4.11    1,451,000           3.2          2.16
--------------   ----------  ------------  ------------
$0.40 to $4.11    8,927,500           5.6  $       0.92
==============   ==========  ============  ============



At September 30, 2001, the Company had reserved a total of 9,427,500 shares of its common stock for the exercise of options and warrants outstanding, exclusive of the 2,659,800 options waived by the option holders discussed above. This amount includes shares reserved to satisfy obligations due if the Company defaults on the payment of interest or principal on $1.0 million of notes due in March 2002.

Issuance  of  Stock

The Company has issued common stock to consultants for providing investor relation services. In 2000, the Company issued 200,000 shares of common stock with a market value of $114,055 which was recorded as unearned consulting fees and is being recognized over the term of the agreement. In 2001, the Company issued 200,000 shares of common stock with a market value of $93,760 which was recorded as unearned consulting fees and is being recognized over the term of the agreement.

NOTE  8.     PREFERRED  STOCK

The Company has outstanding 660,000 shares of 8 percent cumulative convertible preferred stock (Series 1). Each share of preferred stock is convertible into one share of the Company's common stock on or after August 1, 1998. Annual preferred stock dividends will be paid if and as declared by the Company's Board of Directors. No dividends or other distributions will be payable on the Company's common stock unless dividends are paid in full on the preferred stock. The preferred stock may be redeemed at the option of FHC, in whole or in part, on or after August 1, 2000, subject to certain conditions, at $2.50 per share plus accrued and unpaid dividends. In the event of a liquidation or dissolution of the Company, the preferred stock would have priority over the Company's common stock.

NOTE  9.     EQUITY  LINE  OF  CREDIT

On November 19, 1998, the Company executed an agreement with a private investor (the "Equity Line Agreement"). The Equity Line Agreement provided for the Company, at its sole discretion, subject to certain restrictions, to sell ("put") to the investor up to $6.0 million of the Company's common stock, subject to a minimum put of $1.0 million over the duration of the Equity Line Agreement. The Equity Line Agreement expired on February 12, 2001. As of the expiration date, the Company had placed four puts for the combined net cash proceeds of $582,000 and issued a total of 680,057 shares of the Company's common stock to the investor. Since the Company was not able to satisfy the minimum put of $1.0 million, the Company was required to pay the investor a fee on the portion not drawn. The Company paid the investor approximately $50,000 during the year ended September 30, 2001, which is included in interest expense on the statement of operations.

NOTE  10.     EMPLOYEE  RETIREMENT  PLAN

The Company has a Simple Individual Retirement Account (IRA) plan for its employees. Employees are eligible to participate in the plan if their compensation reaches certain minimum levels and are allowed to contribute up to a maximum of $6,500 annual compensation to the plan. The Company has elected to match 100 percent of employee contributions to the plan up to a maximum of 3 percent of employee compensation for the year ended September 30, 2001. Company contributions were $15,303 and $17,539 for 2001 and 2000, respectively.

NOTE 11. INDUSTRY SEGMENTS AND FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS

The Company currently operates primarily in one industry segment which includes the development, manufacture and marketing of consumer health care products.

The Company operates in foreign and domestic regions. Information about the Company's operations by geographic area is as follows.


(Amounts  in  Thousands)
                                            Net Sales to
                                          External Customers    Long-Term Assets
                                            September 30,        September 30,
                                            2001    2000         2001    2000
                                           ------  ------       ------  ------
United States . . . . . . . . . . . . . .  $2,715  $2,197       $  136  $   51
Brazil. . . . . . . . . . . . . . . . . .     766   1,446            -       -
South Africa. . . . . . . . . . . . . . .     733       -            -       -
Ghana . . . . . . . . . . . . . . . . . .     547       *            -       -
Japan . . . . . . . . . . . . . . . . . .     382     895            -       -
United Kingdom. . . . . . . . . . . . . .       *       *        1,571   2,081
Other . . . . . . . . . . . . . . . . . .   1,573   1,229            -       -
                                           ------  ------       ------  ------
                                           $6,716  $5,767       $1,707  $2,132
                                           ======  ======       ======  ======

*  Less than 5 percent of total net sales


NOTE  12.     CONTINGENT  LIABILITIES

The testing, manufacturing and marketing of consumer products by the Company entail an inherent risk that product liability claims will be asserted against the Company. The Company maintains product liability insurance coverage for claims arising from the use of its products. The coverage amount is currently
$5,000,000  for  FHC's  consumer  health  care  product.

A former holder of the $1,500,000 convertible debentures (see Note 4 for additional details on the debentures) has alleged that the Company is in default with respect to the perfection of the investors' security interest in the Company's assets. The investor has demanded the issuance of 1,500,000 shares of the Company's common stock to the investors due to this default. The Company disputes this claim and intends to vigorously defend its position.

NOTE  13.     RELATED  PARTIES

It has been and currently is the policy of the Company that transactions between the Company and its officers, directors, principal shareholders or affiliates are to be on terms no less favorable to the Company than could be obtained from unaffiliated parties. The Company intends that any future transactions between the Company and its officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

NOTE  14.     CONTINUING  OPERATIONS

The Company's consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a loss of $1.3 million for the year ended September 30, 2001, and as of September 30, 2001, had an accumulated deficit of $50.3 million. At September 30, 2001, the Company had working capital of $0.7 million and stockholders' equity of less than $0.1 million. In the near term, the Company expects operating and capital costs to continue to exceed funds generated from operations, due principally to the Company's fixed manufacturing costs relative to current production volumes and the ongoing need to commercialize the female condom around the world. As a result, operations in the near future are expected to continue to use working capital. Management recognizes that the Company's continued operations may depend on its ability to raise additional capital through a combination of equity or debt financing, strategic alliances and increased sales volumes.

At various points during the developmental stage of the product, the Company was able to secure resources, in large part through the sale of equity and debt securities, to satisfy its funding requirements. As a result, the Company was able to obtain FDA approval, worldwide rights, manufacturing facilities and equipment and to commercially launch the female condom.

Management believes that recent developments, including the Company's agreement with the UNAIDS, a joint United Nations program on HIV/AIDS, provide an indication of the Company's early success in broadening awareness and distribution of the female condom and may benefit efforts to raise additional capital and to secure additional agreements to promote and distribute the female condom throughout other parts of the world.

Between September and November 1999 the Company completed a private placement where 983,333 shares of the Company's common stock were sold for $737,500. The stock sales were directly with accredited investors and included one current director of the Company. The Company sold the shares to these investors at a price of $0.75 per share.

During the year ended September 30, 2000, the Company completed private placements where 1,421,669 shares of the Company's common stock were sold for $835,000. The stock sales were directly with accredited investors and included two current directors of the Company. The Company sold the shares to these investors at prices which ranged from $0.50 and $0.75 per share.

During the year ended September 30, 2001, the Company completed private placements where 1,600,000 shares of the Company's common stock were sold for $800,000. The stock sales were directly with accredited investors and included one current director of the Company. The Company sold the shares to these investors at the price of $0.50 per share.

On May 18, 2001, the Company entered into an agreement with Heartland Bank providing for a $2,000,000 credit facility. The Company may borrow under the credit facility from time to time, subject to certain conditions, including obtaining personal guarantees of 125 percent of the amount outstanding under the credit facility. The Company has currently borrowed $1,500,000 under the credit facility. The unpaid balances on the credit facility are due May 18, 2004, and bear interest payable at a rate of 10 percent.

On March 30, 2001, the Company issued a $250,000 convertible debenture to one accredited investor. The debenture is due March 30, 2004, bears interest payable at a rate of 12 percent and is convertible into the Company's common stock based on a price of $0.50 per share.

On June 1, 2001, the Company issued an aggregate $200,000 of convertible debentures to two accredited investors. The debentures are due May 30, 2004, bear interest payable at a rate of 10 percent per annum, and are convertible into the Company's common stock based on a price of $0.50 per share which was the market price at the commitment date of this transaction.

While the Company believes that its existing capital resources will be adequate to fund its currently anticipated capital needs, if they are not, the Company may need to raise additional capital until its sales increase sufficiently to cover operating expenses.

Further, there can be no assurance, assuming the Company successfully raises additional funds or enters into business agreements with third parties, that the Company will achieve profitability or positive cash flow. If the Company is unable to obtain adequate financing, management will be required to sharply curtail the Company's efforts to promote the female condom and to curtail certain other of its operations or, ultimately, cease operations.

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                                                                JUNE 30,
                                                                  2002
                                                             -------------
ASSETS
Current Assets:
   Cash . . . . . . . . . . . . . . . . . . . . . . . . . .  $    869,923
   Accounts receivable, net . . . . . . . . . . . . . . . .     1,327,089
   Inventories. . . . . . . . . . . . . . . . . . . . . . .     1,169,341
   Prepaid expenses and other current assets. . . . . . . .       362,968
                                                             -------------
TOTAL CURRENT ASSETS. . . . . . . . . . . . . . . . . . . .     3,729,321
                                                             -------------

Certificate of Deposit. . . . . . . . . . . . . . . . . . .       119,186
Intellectual property rights, net . . . . . . . . . . . . .       405,177
Other assets. . . . . . . . . . . . . . . . . . . . . . . .       153,118
                                                             -------------
                                                                  677,481
                                                             -------------

PROPERTY, PLANT AND EQUIPMENT . . . . . . . . . . . . . . .     3,867,443
Less accumulated depreciation and amortization. . . . . . .    (3,099,742)
                                                             -------------
 Net property, plant, and equipment . . . . . . . . . . . .       767,701
                                                             -------------
TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . . . .  $  5,174,503
                                                             =============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
   Note payable, related party, net of unamortized discount  $    805,085
   Accounts payable . . . . . . . . . . . . . . . . . . . .       580,712
   Accrued expenses and other current liabilities . . . . .     1,732,838
   Preferred dividends payable. . . . . . . . . . . . . . .       100,725
                                                             -------------
TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . . . . .     3,219,360

   Note payable, bank, net of unamortized discount. . . . .     1,079,626
   Convertible debentures . . . . . . . . . . . . . . . . .       450,000
   Deferred gain on sale of facility. . . . . . . . . . . .     1,259,113
                                                             -------------
TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . .     6,008,099
                                                             -------------

STOCKHOLDERS' DEFICIT:
   Convertible preferred stock. . . . . . . . . . . . . . .         6,600
   Common stock . . . . . . . . . . . . . . . . . . . . . .       160,535
   Additional paid-in-capital . . . . . . . . . . . . . . .    52,509,595
   Unearned consulting compensation . . . . . . . . . . . .       (79,501)
   Accumulated deficit. . . . . . . . . . . . . . . . . . .   (53,544,667)
   Accumulated other comprehensive income . . . . . . . . .       145,918
   Treasury stock, at cost. . . . . . . . . . . . . . . . .       (32,076)
                                                             -------------
TOTAL STOCKHOLDERS' DEFICIT . . . . . . . . . . . . . . . .      (833,596)
                                                             -------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT . . . . . . . .  $  5,174,503
                                                             =============



See  notes  to  unaudited  condensed  consolidated  financial  statements.

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



                                                   Nine Months Ended
                                                       June 30,
                                               -------------------------

                                                  2002          2001
                                              ------------  ------------
Net revenues . . . . . . . . . . . . . . . .  $ 5,921,756   $ 4,959,512
Cost of products sold. . . . . . . . . . . .    3,390,849     3,258,768
                                              ------------  ------------
Gross profit . . . . . . . . . . . . . . . .    2,530,907     1,700,744
                                              ------------  ------------

Advertising and promotion. . . . . . . . . .       33,800       110,165
Selling, general and administrative. . . . .    2,225,084     2,023,129
Litigation settlement. . . . . . . . . . . .    1,289,397             -
Stock compensation . . . . . . . . . . . . .    1,415,392        79,938
                                              ------------  ------------
Total operating expenses . . . . . . . . . .    4,963,673     2,213,222
                                              ------------  ------------
Operating loss . . . . . . . . . . . . . . .   (2,432,766)     (512,478)
Interest, net and other expense. . . . . . .      706,449       463,926
                                              ------------  ------------
Loss before income taxes . . . . . . . . . .   (3,139,215)     (976,404)
Provision for income taxes . . . . . . . . .            -             -
                                              ------------  ------------
Net loss . . . . . . . . . . . . . . . . . .   (3,139,215)     (976,404)

Preferred dividends, Series 1. . . . . . . .       98,734        99,729
                                              ------------  ------------
Net loss attributable to common stockholders  $(3,237,949)  $(1,076,133)
                                              ============  ============

Net loss per common share outstanding. . . .  $     (0.20)  $     (0.07)
Weighted average common shares outstanding .   15,967,922    14,392,258



See  notes  to  unaudited  condensed  consolidated  financial  statements.

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES
     UNAUDITED  CONDENSED  CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS


                                                                Nine Months ended June 30,
                                                                --------------------------

                                                                     2002         2001
                                                                 ------------  -----------
OPERATIONS:
Net (loss). . . . . . . . . . . . . . . . . . . . . . . . . . .  $(3,139,215)  $ (976,404)
Adjustment for noncash items:
  Depreciation and amortization . . . . . . . . . . . . . . . .      382,863      385,044
  Interest added to certificate of deposit. . . . . . . . . . .       (4,186)           -
  Amortization of discounts on notes payable and convertible
    debentures. . . . . . . . . . . . . . . . . . . . . . . . .      463,317      239,556
  Litigation settlement . . . . . . . . . . . . . . . . . . . .    1,289,397            -
  Stock based compensation. . . . . . . . . . . . . . . . . . .    1,415,392       79,938
  Changes in operating assets and liabilities . . . . . . . . .     (441,371)    (352,952)
                                                                 ------------  -----------
Net cash (used in) operating activities . . . . . . . . . . . .      (33,803)    (624,818)
                                                                 ------------  -----------

INVESTING ACTIVITIES:
Net cash (used in) investing activities, capital expenditures .      (42,398)     (36,415)
FINANCING ACTIVITIES:
Proceeds from note payable, bank. . . . . . . . . . . . . . . .      500,000            -
Proceeds from issuance of convertible debentures. . . . . . . .            -      450,000
Dividends paid on preferred stock . . . . . . . . . . . . . . .      (95,825)    (107,186)
Proceeds from issuance of common stock. . . . . . . . . . . . .       60,000      300,000
                                                                 ------------  -----------
Net cash provided by financing activities . . . . . . . . . . .      464,175      642,814
                                                                 ------------  -----------
Effect of exchange rate changes on cash . . . . . . . . . . . .       12,543       30,217
                                                                 ------------  -----------
INCREASE IN CASH. . . . . . . . . . . . . . . . . . . . . . . .      400,517       11,798
Cash at beginning of period . . . . . . . . . . . . . . . . . .      469,406      457,122
                                                                 ------------  -----------
CASH AT END OF PERIOD . . . . . . . . . . . . . . . . . . . . .  $   869,923   $  468,920
                                                                 ============  ===========

  Schedule of noncash financing and investing activities:
  Renewal of notes payable with related parties . . . . . . . .  $ 1,000,000   $1,300,000
  Issuance of warrants on notes payable and credit facility . .      681,137      239,556
  Common stock issued for payment of preferred stock dividends
    and convertible debenture interest. . . . . . . . . . . . .       73,389       64,520
  Preferred dividends declared, Series 1. . . . . . . . . . . .       98,734       99,729



See  notes  to  unaudited  condensed  consolidated  financial  statements.

------
THE  FEMALE  HEALTH  COMPANY  AND  SUBSIDIARIES
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS


NOTE  1  -  Basis  of  Presentation
            -----------------------

The accompanying financial statements are unaudited but in the opinion of management contain all the adjustments (consisting of those of a normal recurring nature) considered necessary to present fairly the financial position and the results of operations and cash flow for the periods presented in conformity with generally accepted accounting principles for interim financial information and the instructions to Form SB-2 and Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

Operating results for the nine months ended June 30, 2002 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2002. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the fiscal year ended September 30, 2001.

Principles  of  consolidation  and  nature  of  operations:
----------------------------------------------------------

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, The Female Health Company - UK and The Female Health Company - UK, plc. All significant intercompany transactions and accounts have been eliminated in consolidation. The Female Health Company ("FHC" or the "Company") is currently engaged in the marketing, manufacture and distribution of a consumer health care product known as the female condom, "FC," in the U.S. and "femidom", "femy" and "the female condom" outside the U.S. The Female Health Company - UK, is the holding company of The Female Health Company - UK, plc, which operates a 40,000 sq. ft. leased manufacturing facility located in London, England.

Use  of  estimates:
------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect certain reported amounts and disclosures. Actual results may differ from those estimates.

Reclassification:
-----------------

Certain expenses on the statements of operations for the nine months ended June 30, 2001 have been reclassified to be consistent with the presentation shown for the nine months ended June 30, 2002.

NOTE  2  -  Earnings  Per  Share
            --------------------

Earnings per share (EPS): Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of the incremental common shares issuable upon conversion of convertible preferred or convertible debt and the exercise of stock options and warrants for all periods. Fully diluted (loss) per share is not presented since the effect would be anti-dilutive.

NOTE  3  -  Comprehensive  Income  (Loss)
            -----------------------------

Total Comprehensive Income (Loss) was $(3,017,099) for the nine months ended June 30, 2002 and $(1,113,791) for the nine months ended June 30, 2001.

NOTE  4  -  Inventories
            -----------

The  components  of  inventory  consist  of  the  following:


                                   JUNE 30, 2002
                                  ---------------
Raw Material and work in process  $      876,831
Finished Goods . . . . . . . . .         338,195
                                  ---------------
Inventory, Gross . . . . . . . .       1,215,026
Less: Inventory reserves . . . .         (45,685)
                                  ---------------
Inventory, net . . . . . . . . .  $    1,169,341
                                  ===============



NOTE  5  -  Financial  Condition
            --------------------

The Company's consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $3.2 million for the nine months ended June 30, 2002 and as of June 30, 2002 had an accumulated deficit of $53.5 million. At June 30, 2002, the Company had working capital of $0.5 million and stockholders' deficit of $0.8 million. In the near term, the Company expects operating and capital costs to continue to exceed funds generated from operations due principally to the Company's manufacturing costs relative to current production volumes and the ongoing need to commercialize the female condom around the world. As a result, operations in the near future are expected to continue to use working capital. Management recognizes that the Company's continued operations may depend on its ability to raise additional capital through a combination of equity or debt financing, strategic alliances and increased sales volumes.

At various points during the developmental stage of the product, the Company was able to secure resources, in large part through the sale of equity and debt securities, to satisfy its funding requirements. As a result, the Company was able to obtain FDA approval, worldwide rights, manufacturing facilities and equipment and to commercially launch the female condom.

Management believes that developments, including the Company's agreement with the UNAIDS, a joint United Nations program on HIV/AIDS, and various distribution partners in major countries, provide an indication of the Company's success in broadening awareness and distribution of the female condom and may benefit future efforts to raise additional capital and to secure additional agreements to promote and distribute the female condom throughout other parts of the world.

NOTE  5  -  Financial  Condition  -  (Continued)
            ------------------------------------

On May 18, 2001 the Company entered into an agreement with Heartland Bank providing for a $2,000,000 credit facility. The unpaid balances on the note are due May 18, 2004 and bear interest payable at a rate of 10% per annum. The agreement contains certain covenants which include restrictions on the payment of dividends and distributions and on the issuance of warrants. The Company may borrow under the credit facility from time to time subject to conditions, including obtaining personal guarantees of 125% of the amount outstanding under the loan. In connection with the credit facility, the Company issued warrants to Heartland bank to purchase the number of shares divided by the warrant purchase price as of the date of exercise. The warrant purchase price is equal to 70% of the "market price" of the Common Stock as of the day immediately prior to the date the exercise notice is given to the Company, but in no event shall the per share price be less than $0.50 or more than $1.00. In accounting for Heartland Bank's warrants, the Company has designated 1,000,000 warrants valued at $270,800 and these are recorded by the Company as additional paid in capital and a discount on the credit facility.

The Company initially borrowed $1,500,000 under the credit facility and obtained guarantees of five individuals equal in total to the amount outstanding under the loan. Three of the guarantors are directors of the Company and one of the guarantors is a trust for the benefit of the Company's Chairman and Chief Executive Officer. Each guarantor may be liable to Heartland Bank for up to 125% of the guarantor's guarantee amount if the Company defaults under the credit facility. The Company issued warrants to the five guarantors to purchase the number of shares of the Company's Common Stock equal to the guarantee amount of such guarantor divided by the warrant purchase price as of the date of exercise. The warrant purchase price is equal to 70% of the "market price" of the Common Stock as of the day immediately prior to the date the exercise notice is given to the Company, but in no event shall the per share price be less than $0.50 or more than $1.00. The Company also issued additional warrants to purchase 100,000 shares of Common Stock to two guarantors with a warrant price of $0.50 per share. In accounting for the guarantors' warrants, the Company has designated 3,200,000 warrants valued at $667,578 and these are recorded by the Company as additional paid in capital and a discount on the credit facility.

On December 18, 2001 and December 20, 2001 the Company borrowed an additional aggregate $400,000 under the credit facility initially entered into on May 18, 2001. The Company obtained guarantees from two individuals to guarantee the additional amount outstanding on the credit facility. Each guarantor may be liable to Heartland Bank for up to 125% of the guarantor's guarantee amount if the Company defaults under the credit facility. The Company issued warrants to the two guarantors to purchase the number of shares of the Company's Common Stock equal to the guarantee amount of such guarantor divided by the warrant purchase price as of the date of exercise. The warrant purchase price is equal to 70% of the "market price" of the Common Stock as of the day immediately prior to the date the exercise notice is given to the Company, but in no event shall the per share price be less than $0.50 or more than $1.00. The Company also issued additional warrants to purchase 100,000 shares of Common Stock to one of the guarantors with a warrant price of $0.50 per share. In accounting for the guarantors' warrants, the Company has designated 900,000 warrants valued at $326,127 and these are recorded by the Company as additional paid in capital and a discount on the credit facility.

During the three months ended December 31, 2001, the Company completed a private placement where 120,000 shares of the Company's common stock were sold for $60,000. The stock sale was directly with an accredited investor. The Company sold the shares to this investor at the price of $0.50.

NOTE  5  -  Financial  Condition  -  (Continued)
            ------------------------------------

On February 20, 2002 the Company borrowed an additional $100,000 under the credit facility initially entered into on May 18, 2001. The Company obtained a guarantee from one individual to guarantee the additional amount outstanding on the credit facility. The guarantor may be liable to Heartland Bank for up to 125% of the guarantor's guarantee amount if the Company defaults under the credit facility. The Company issued warrants to the one guarantor to purchase the number of shares of the Company's Common Stock equal to the guarantee amount of such guarantor divided by the warrant purchase price as of the date of exercise. The warrant purchase price is equal to 70% of the "market price" of the Common Stock as of the day immediately prior to the date the exercise notice is given to the Company, but in no event shall the per share price be less than $0.50 or more than $1.00. In accounting for the guarantor's warrants, the Company has designated 151,515 warrants valued at $89,300 and are recorded by the Company as additional paid in capital and a discount on the credit facility.

Until internally generated funds are sufficient to meet cash requirements, FHC will remain dependent upon its ability to generate sufficient capital from outside sources. While management believes that net revenues from sales of the female condom will eventually exceed operating costs and that ultimately operations will generate sufficient funds to meet capital requirements as it did in the third quarter of fiscal 2002, there can be no assurance that such level of operations will be achieved again. Likewise, there can be no assurance that the Company will be able to source all or any portion of future required capital through the sale of debt or equity or, if raised, the amount will be sufficient to operate the Company until sales of the female condom generate sufficient net revenues to fund operations. In addition, any funds raised may be costly to the Company and/or dilutive to stockholders. If the Company is not able to source the required funds or any future capital which becomes required, the Company may be forced to sharply curtail the Company's efforts to promote the female condom, to attempt to sell certain of its assets and rights or to curtail certain of its operations and may ultimately be forced to cease operations. Currently, the Company has made no plans to sell any assets nor has it identified any assets to be sold or potential buyers.

NOTE  6 - Industry Segments And Financial Information About Foreign and Domestic
          ----------------------------------------------------------------------
Operations
----------

The Company currently operates primarily in one industry segment which includes the development, manufacture and marketing of consumer health care products.

The Company operates in foreign and domestic regions. Information about the Company's operations by geographic area is as follows:


                                      F-29

NOTE  6 - Industry Segments And Financial Information About Foreign and Domestic
          ----------------------------------------------------------------------
Operations  (Continued)
-----------------------

(Amounts  in  Thousands)
                     Net Sales to
                  External Customers
                        for the           Long-Term Assets
                   Nine months Ended           as of
                      June 30,                June 30,

                    2002    2001           2002    2001
                   ------  ------        ------  ------
United States. .   $2,131  $2,184        $  154  $   22
Brazil . . . . .    1,049     331             -       -
Ghana. . . . . .        *     273             -       -
South Africa . .      594     732             -       -
United Kingdom .        *       *         1,291   1,663
Zimbabwe . . . .      786       *             -       -
Other. . . . . .    1,362   1,440             -       -
                   ------  ------        ------  ------
                   $5,922  $4,960        $1,445  $1,685

*  Less  than  5  percent  of  total  net  sales



NOTE  7  -  Contingent  Liabilities  and  Litigation  Settlement
            ----------------------------------------------------

The testing, manufacturing and marketing of consumer products by the Company entail an inherent risk that product liability claims will be asserted against the Company. The Company maintains product liability insurance coverage for claims arising from the use of its products. The coverage amount is currently
$5,000,000  for  FHC's  consumer  health  care  product.

The former holders of the $1,500,000 convertible debentures issued on May 19, 1999 and June 3, 1999 alleged that the Company was in default with respect to the perfection of the former holders' security interest in the Company's assets. The former holders demanded the issuance of 1,500,000 shares of the Company's common stock to the investors due to this alleged default. On July 23, 2002 the Company and the former holders settled the dispute out of court. The Company agreed to issue 450,000 shares of the Company's common stock to the former convertible debenture holders and to extend the expiration dates of 2.25 million warrants held by the former holders to 2007. The former convertible debenture holders agreed to release their security interest in the Company's assets. The issuance of the shares and the extension of the expiration date of the warrants have been recorded in accordance with Financial Accounting Standards Board No.
5. In accounting for the litigation settlement, the Company designated the value of the newly issued shares and extended warrants at $1,289,397. The fair value of extending the warrants was estimated at the date of settlement using the Black-Scholes pricing model assuming expected volatility of 63.4 and a risk-free interest rate of 6.26%. These non-cash costs are recorded as litigation settlement on the three and nine-month statement of operations and as accrued expenses and other current liabilities on the June 30, 2002 balance sheet.

NOTE  8.  -  Related  Parties
             ----------------

It has been and currently is the policy of the Company that transactions between the Company and its officers, directors, principal shareholders or affiliates are to be on terms no less favorable to the Company than could be obtained from unaffiliated parties. The Company intends that any future transactions between the Company and its officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

NOTE  9.  -  Stock  Compensation
             -------------------

In September 2001, certain option holders waived their rights to exercise their options until the Company amended its Amended and Restated Articles of Incorporation to increase the number of shares of common stock authorized for issuance. To obtain this waiver, the Company agreed to re-price these options at $0.56 per share once the amendment was approved. The Company's stock was trading at less than $0.56 per share when the waivers were obtained.

On May 8, 2002 shareholders approved an amendment to the Company's Amended and Restated Articles of Incorporation to increase the total number of authorized shares of the Company's common stock from 27,000,000 to 35,500,000 shares.

Since the amendment was approved, options to purchase an aggregate of 2,659,800 shares of common stock have been re-priced to $0.56 per share. The Company will continue to account for all of its stock options in accordance with variable plan accounting guidance provided in APB 25 and related interpretations. This accounting treatment requires the Company to record expense with respect to stock options on a periodic basis based upon the amount, if any, by which the fair market value of the common stock exceeds the exercise price of the stock options. The reduction in the exercise price of the re-priced options and the increase in the stock price of the Company's common stock as of June 30, 2002 resulted in the Company recording $1,308,858 of stock compensation expense related to the Company's stock options under variable plan accounting for the three-month period ended June 30, 2002. For the nine months ended June 30, 2002, the Company recorded $1,341,858 of stock compensation expense pertaining to the Company's stock options.

     WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS LISTED IN THIS PROSPECTUS IS OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

     NO ACTION IS BEING TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES TO PERMIT A PUBLIC OFFERING OF THE COMMON STOCK OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY SUCH JURISDICTION. PERSONS WHO COME INTO POSSESSION OF
THIS PROSPECTUS IN JURISDICTIONS OUTSIDE THE UNITED STATES ARE REQUIRED TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS APPLICABLE TO THAT JURISDICTION.

                            THE FEMALE HEALTH COMPANY


                        1,953,150 SHARES OF COMMON STOCK


                              ____________________

                                   PROSPECTUS

                              ____________________


                                October __, 2002

                                     PART II

INFORMATION  NOT  REQUIRED  IN  THE  PROSPECTUS

Item  24.  Indemnification  of  Directors  and  Officers.

     Pursuant to sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constitute: (a) willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that section 180.0859 of the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted under sections 180.0850 to 180.0858 as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

     Consistent with sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, Article VIII of the Company's Amended and Restated By-Laws provides that the Company shall indemnify any person in connection with legal proceedings threatened or brought against him by reason of his present or past status as an officer or director of the Company in the circumstances described above. Article VIII of the Amended and Restated By-Laws also provides that the directors of the Company are not subject to personal liability to the Company, its shareholders or persons asserting rights on behalf thereof, as provided in the Wisconsin Business Corporation Law. The Amended and Restated By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the Amended and Restated By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with the Company, any Amended and Restated By-Law or otherwise.

     The indemnification provided as set forth above is not exclusive of any other rights to which a director or an officer of the Company may be entitled.

     The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item  25.  Other  Expenses  of  Issuance  and  Distribution.

     The expenses in connection with the offering, all of which are payable by the Company, are as follows:



 ITEM                         AMOUNT*
 ----                         -------
Registration fee . . . . . .  $    343
Printing expenses. . . . . .     2,000
Legal fees and expenses. . .     5,000
Accounting fees and expenses     2,000
Miscellaneous expenses . . .     2,000
                              --------

              Total. . . . .  $ 11,343
                              ========

____________

*  All  amounts  estimated  except  the  registration  fee.

All  of  the  above  expenses  will  be  paid  by  the  Company.



Item  26.  Recent  Sales  of  Unregistered  Securities.

     On  March 25, 1997, 1998, 1999, 2000, 2001 and 2002, the Company extended a
$1 million, one-year promissory note payable by the Company to Stephen M. Dearholt for a previous loan Mr. Dearholt made to the Company. The promissory note is now payable in full on March 25, 2003 and bears interest at 12% annually, payable monthly. The borrowing transactions were effected in the form of a promissory note from the Company to Mr. Dearholt and related Note Purchase and Warrant Agreements and a Stock Issuance Agreement. Under the 1997, 1998 and 1999 Note Purchase and Warrant Agreements, the Company issued to Mr. Dearholt warrants to purchase 200,000 shares of common stock in 1997 at an exercise price of $1.848 per share, 200,000 shares of common stock in 1998 at an exercise price of $2.25 per share and 200,000 shares of common stock in 1999 at an exercise price of $1.16 per share. In connection with the extension of the note to March 25, 2001, the Company issued warrants to purchase 250,000 shares of our common stock in 2000 at an exercise price of $0.71 per share. In connection with the extension of the note to March 25, 2002, the Company issued warrants to purchase 250,000 shares of our common stock in 2001 at an exercise price of $0.45 per share. In connection with the extension of the note to March 25, 2003, we issued warrants to purchase 300,000 shares of our common stock in 2002 at an exercise price of $1.18 per share. In each case, the exercise price of the warrants equaled 80% of the market price of the common stock on the date of issuance. The warrants expire upon the earlier of their exercise or on March 25, 2005 for the warrants issued in 1997, March 25, 2007 for the warrants issued in 1998, March 25, 2009 for the warrants issued in 1999, March 25, 2010 for the warrants issued in 2000, March 25, 2011 for the warrants issued in 2001 and March 25, 2014 for the warrants issued in 2002. In consideration of Mr.
Dearholt's agreement to extend the note's due date to March 25, 2000, the Company extended the expiration date of warrants held by Mr. Dearholt to purchase 200,000 shares of our common stock from March 25, 2001 to March 25, 2002.

     The Company believes that the sales described above were exempt from registration under section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act because such sales were made to one person who is an accredited investor and a director of the Company. Mr. Dearholt also represented to the Company that he was purchasing for investment without a view to further distribution. Restrictive legends were placed on all instruments evidencing the securities described above.

     On May 19, 1999 and June 3, 1999, the Company issued an aggregate of $1,500,000 of convertible debentures and warrants to purchase 1,875,000 shares of the Company's common stock to five accredited investors. The convertible debentures bear interest at 8% per annum and have a one-year term; provided, however, that the Company may extend the repayment term for an additional one year if, upon such extension, it issues to the investors warrants to purchase 375,000 shares of the Company's common stock having the same terms and conditions as the warrants issued to the investors in the private placement. The investors may convert the convertible debentures into common stock at any time after one year from the date they were issued as follows: (a) the first 50% of the original principal balance of the convertible debentures, plus any accrued but unpaid interest thereon, is convertible into common stock based on a per share price equal to the lesser of (i) 70% of the market price of the common stock at the time of conversion or (ii) $1.25; and (b) the second 50% of the original principal balance plus any accrued but unpaid interest thereon is convertible into common stock based on the per share price equal to the lesser of (i) 70% of the market price of the common stock at the time of conversion or
(ii) $2.50. As part of this offering, the Company also issued to the investors warrants to purchase 1,875,000 shares of the Company's common stock. The warrants are exercisable by the investors at any time within five years after their date of issuance at an exercise price per share equal to the lesser of (a) 70% of the market price of the Company's common stock from the date of exercise or (b) $1.00. As part of the consideration that the Company paid R.J. Steichen & Company, the Company's placement agent in the private placement of the convertible debentures and warrants, the Company issued to R.J. Steichen warrants to purchase a total of 337,500 shares of the Company's common stock. The warrants issued to R.J. Steichen are exercisable at any time commencing one year after the date of the private placement and for a period of four years thereafter at an exercise price of $1.00 per share.

     The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to only sophisticated, accredited investors, each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

     On September 24, 1999, the Company completed a private placement of 666,671 shares of its common stock to nine investors. Each share of common stock was sold for a purchase price of $0.75, representing a discount of 12% from the market price on the date that the shares were sold. In connection with this private placement, the Company agreed to register the investors' resale of these shares pursuant to this registration statement. The Company raised approximately $500,000 of proceeds, net of issuance cost of $0 in connection with this private placement. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to only accredited investors, most of whom had a preexisting personal or business relationship with the Company or its officers or directors and each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering. In addition, the common stock issued to these investors contained restrictive legends indicating that the shares had not been registered and, therefore, cannot be resold unless the resale was registered under the Securities Act or an exemption from such registration requirement was available.

     On February 18, 1999, the Company borrowed $50,000 from O.B. Parrish, the Company's Chairman and Chief Executive Officer. The borrowing was completed through the execution of a $50,000, one-year promissory note payable by the Company to Mr. Parrish and a Note Purchase and Warrant Agreement and Stock Issuance Agreement. Mr. Parrish was granted warrants to purchase 10,000 shares of our common stock at an exercise price of $1.35 per share. The exercise price of the warrants equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or nine years after the date of their issuance. Effective February 18, 2000, the Company extended the due date of the note to February 18, 2001, and in connection with this extension, the Company issued to Mr. Parrish warrants to purchase 12,500 shares of our common stock at an exercise price of $0.72 per share, which equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. Effective February 18, 2001, the Company extended the due date of the note to February 18, 2002, and in connection with this extension, the Company issued to Mr. Parrish warrants to purchase 14,000 shares of our common stock at an exercise price of $0.40 per share, which equaled 75% of the average market price of our common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or ten years after the date of their issuance.

     On February 12, 1999, the Company borrowed $250,000 from Mr. Dearholt. The borrowing was effectuated in the form of a $250,000, one-year promissory note payable by the Company to Mr. Dearholt. As part of this transaction, the Company entered into a Note Purchase and Warrant Agreement and a Stock Issuance Agreement. Mr. Dearholt received a warrant to purchase 50,000 shares of our common stock at an exercise price of $1.248 per share. The exercise price of the warrants equaled 80% of the average market price of the common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or nine years after the date of their issuance. Effective February 12, 2000, the Company extended the due date of the note to February 12, 2001, and in connection with this extension, the Company issued to Mr. Dearholt warrants to purchase 62,500 shares of our common stock at an exercise price of $0.77 per share, which equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. Effective February 12, 2001, the Company extended the due date of the note to February 12, 2002, and in connection with this extension, the Company issued to Mr. Dearholt warrants to purchase 70,000 shares of our common stock at an exercise price of $0.40 per share, which equaled 75% of the average market price of our common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or ten years after the date of their issuance.

     The Company has sold 129,506 shares of common stock on February 26, 1999, 157,356 shares of common stock on March 10, 1999, 196,102 shares of common stock on April 10, 1999 and 197,093 shares of common stock on May 31, 2000 to a private investor under an equity line agreement. The Company received net cash proceeds of $145,500, $145,500, $194,000, and $97,000 respectively, from these sales. As part of this offering, the Company also issued to the investor warrants to purchase 200,000 shares of the Company's common stock at an exercise price of $2.17 per share. The Company also issued warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $1.625 to this investor on February 12, 1999 in connection with a consulting agreement. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to a sophisticated, accredited investor, who provided representations which the Company deemed necessary to satisfy itself that it was an accredited investor and was purchasing for investment and not with a view to resale in connection with a public offering.

     The Company sold 316,668 shares of common stock to three investors in November 1999. The Company received cash proceeds of $237,500 from these sales. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to sophisticated, accredited investors, who provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

     The Company sold 100,000 shares of common stock to one investor in January 2000. The Company received cash proceeds of $75,000 from this sale. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to a sophisticated, accredited investor, who provided representations which the Company deemed necessary to satisfy itself that he was an accredited investor and was purchasing for investment and not with a view to resale in connection with a public offering.

     The Company sold 80,001 shares of common stock to three investors in February 2000. The Company received cash proceeds of $60,000 from these sales. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to sophisticated, accredited investors, who provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

     In June, 2000, the Company sold 500,000 shares of its common stock to two investors, including 400,000 shares to a trust for the benefit of a child of Stephen M. Dearholt, a director of the Company. The Company received cash proceeds of $250,000 from this sale. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to sophisticated, accredited investors, who provided representations which the Company deemed necessary to satisfy itself that were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

     On May 19, 2000 and June 3, 2000, the Company issued warrants to purchase 375,000 shares of common stock to five investors, in connection with the one-year extension of the due date of $1,500,000 of convertible debentures with the exercise price of the warrants is the lesser of 70% of market value or $1.00 per share. The warrants expire upon the earlier of their exercise or four years after the date of their issuance. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act in connection with this issuance.

     On June 15, 2000, the Company issued 150,000 shares of common stock to one person as compensation for consulting services. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act in connection with this issuance.

     Effective March 30, 2001, the Company issued a $250,000 convertible debentures to one accredited investor. The convertible debenture bears interest at 12% per annum and has a three-year term. The investor may convert the convertible debenture into common stock at any time based on a conversion rate of $0.50 per share. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to a sophisticated, accredited investor, who provided representations which the Company deemed necessary to satisfy itself that he was an accredited investor and was purchasing for investment and not with a view to resale in connection with a public offering.

     The Company entered into a loan agreement on May 18, 2001, providing for a three-year loan commitment from a bank of up to $2,000,000. The Company may borrow under this loan agreement from time to time subject to a number of conditions, including obtaining personal guarantees of 125% of the amount outstanding under the loan. In connection with the loan, the Company issued warrants to the lender to purchase the number of shares of common stock equal to $500,000 divided by the warrant purchase price as of the date of exercise. The warrant purchase price is the price per share equal to 70% of the market price of our common stock at the time of exercise, but in no event will the warrant purchase price be less than $0.50 per share or more than $1.00 per share.

     Five persons provided guarantees equal in total to the $1.5 million outstanding under the loan. The guarantors included James R. Kerber, a member of the Company's board of directors, Stephen M. Dearholt, a member of the Company's board of directors, Richard E. Wenninger, a member of the Company's board of directors, and a trust for the benefit of O.B. Parrish, the Company's Chairman of the Board and Chief Executive Officer. Each guarantor may be liable to the lender for up to 125% of the guarantor's guarantee amount if the Company defaults under the loan. The Company issued warrants to the guarantors to purchase the number of shares of common stock equal to the guarantee amount of such guarantor divided by the warrant purchase price as of the date of exercise. The warrant purchase price is the price per share equal to 70% of the market price of common stock at the time of exercise, but in no event will the warrant purchase price be less than $0.50 per share or more than $1.00 per share. The Company also issued additional warrants to purchase 100,000 shares of common stock at an exercise price of $0.50 per share to each of Stephen M. Dearholt and Richard E. Wenninger because each of them guaranteed $500,000 under the loan.

     In December 2001, the Company borrowed an additional $400,000 under the loan and two persons provided guarantees equal in total to the additional $400,000 outstanding under the loan and in February 2002 the Company borrowed an additional $100,000 under the loan and one person provided a guarantee equal to the additional $100,000 outstanding under the loan. Each guarantor may be liable to the lender for up to 125% of the guarantor's guarantee amount if the Company defaults under the loan. The Company issued warrants to the guarantors to purchase the number of shares of common stock equal to the guarantee amount of such guarantor divided by the warrant purchase price as of the date of exercise. The warrant purchase price is the price per share equal to 70% of the market price of common stock at the time of exercise, but in no event will the warrant purchase price be less than $0.50 per share or more than $1.00 per share. The Company also issued an additional warrant to purchase 100,000 shares of common stock at an exercise price of $0.50 per share to one of the guarantors.

     The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the warrants were sold in a private placement to only sophisticated, accredited investors, each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

     Effective June 1, 2001, the Company issued an aggregate of $200,000 of convertible debentures to two accredited investors. The convertible debentures bear interest at 10% per annum and have a three-year term. The investors may convert the convertible debentures into common stock at any time based on a conversion rate of $0.50 per share. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to only sophisticated, accredited investors, each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

     On August 1, 2001, the Company issued 1,000,000 shares of common stock to one accredited investor for a total purchase price of $500,000. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to a sophisticated, accredited investor, who provided representations which the Company deemed necessary to satisfy itself that he was an accredited investor and was purchasing for investment and not with a view to resale in connection with a public offering.

     In November 2001, the Company issued 120,000 shares of common stock to one accredited investor for a total purchase price of $60,000. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to a sophisticated, accredited investor, who provided representations which the Company deemed necessary to satisfy itself that he was an accredited investor and was purchasing for investment and not with a view to resale in connection with a public offering.

     In December 2001, the Company issued 100,000 shares of common stock to one person as compensation for consulting services. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act in connection with this issuance.

     The former holders of $1,500,000 convertible debentures issued on May 19, 1999 and June 3, 1999 alleged that the Company was in default with respect to the perfection of the former holders' security interest in the Company's assets. The former holders demanded the issuance of 1,500,000 shares of the Company's common stock to the former holders due to this alleged default. On July 23, 2002, the Company and the former holders settled the dispute out of court. The Company agreed to issue 450,000 shares of the Company's common stock to the former convertible debenture holders and to extend the expiration dates of 2,250,000 warrants held by the former holders to 2007. The former convertible debenture holders agreed to release their security interest in the Company's assets. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the shares were issued to sophisticated, accredited investors, who provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing the stock for investment and not with a view to resale in connection with a public offering.


     Effective September 26, 2002, the holders of outstanding options to purchase a total of 2,365,980 shares of the Company's common stock agreed to exchange their options for (i) a total of 469,000 shares of restricted common stock in the case of U.S. option holders or the right to receive a total of 122,495 shares of deferred common stock on September 26, 2003 in the case of U.K. option holders; and (ii) the right to receive a grant of new options to purchase a total of 2,365,980 shares of common stock on the first business day that is at least six months and one day after the effective date of the exchange. The Company believes that it satisfied the exemption from the securities registration requirement provided by Section 3(a)(9) of the Securities Act in connection with this option exchange.

     Effective September 20, 2002, a total of 594,000 shares of the Company's Series 1 Preferred Stock were converted into a total of 824,911 shares of the Company's common stock. The Company believes that it satisfied the exemption from the securities registration requirement provided by Section 3(a)(9) of the Securities Act in connection with these conversions.

     The Company issued 183,150 shares of common stock to a single investor on September 19, 2002 upon exercise of warrants at an exercise price of $0.546 per share. The Company believes that it has satisfied the exemption from the securities registration requirement provided by Section 4(2) of the Securities Act in connection with this issuance.

Item 27. Exhibits. The following exhibits are filed as part of this Registration Statement.

EXHIBIT NO.             DESCRIPTION
-----------             -----------

3.1  Amended  and  Restated  Articles  of  Incorporation  of  the  Company.(20)

3.2 Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company increasing the number of authorized shares of common stock to 27,000,000 shares.(26)


3.3 Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company increasing the number of authorized shares of common stock to 35,500,000 shares.(33)


3.4  Amended  and  Restated  By-Laws  of  the  Company. (3)


5 Legal Opinion of Reinhart Boerner Van Deuren s.c. regarding legality of securities being issued.(33)


10.1 Employment Agreement between John Wundrock and the Company dated October 1, 1989.(3)

10.2 Wisconsin Pharmacal Company, Inc. (k/n/a The Female Health Company) 1990 Stock Option Plan.(4)

10.3 Reality Female Condom Clinical Trial Data Agreement between the Company and Family Health International dated September 24, 1992.(6)

10.4 Trademark  License  Agreement  for  Reality  Trademark.(7)

10.5 Office space lease between the Company and John Hancock Mutual Life Insurance Company dated June 1, 1994.(8)

10.6 Employment Agreement dated September 10, 1994 between the Company and Dr. Mary Ann Leeper.(9)

10.7 1994  Stock  Option  Plan.(10)

10.8 Investor relations and development services Consulting Agreement between the Company and C.C.R.I. Corporation dated March 13, 1995.(11)

10.9 Consultant Warrant Agreement dated March 13, 1995 between the Company and C.C.R.I. Corporation, as amended on April 22, 1996.(12)

10.10 Company Promissory Note payable to Stephen M. Dearholt for $1 million dated March 25, 1996 and related Note Purchase and Warrant Agreement, warrants and Stock Issuance Agreement.(13)

10.11  Outside  Director  Stock  Option  Plan.(12)

10.12 Exclusive Distribution Agreement between Chartex International Plc and Taiho Pharmaceutical Co., Ltd. dated October 18, 1994.(14)

10.13 Supply Agreement between Chartex International Plc and Deerfield Urethane, Inc. dated August 17, 1994.(14)

10.14 Employment Letter dated February 28, 1990 from Chartex Resources Ltd. to Michael Pope and Board Amendments thereto.(14)

10.15 Grant Letter dated March 7, 1996 from the Government Office for London of the Secretary of State of Trade and Industry regarding economic development grant to the Company. (14)

10.16 Letter Amendment to Asset Sale Agreement dated April 29, 1996 between the Company and Dowty Seals Limited and Chartex International Plc. (14)

10.17 Form of Warrant issued by the Company to certain foreign investors as of September 12, 1996.(15)

10.18 Fund Raising Agreement dated May 1, 1998 by and between Hartinvest-Medical Ventures and the Company. (12)

10.19 Change of Control Agreement dated January 27, 1999, between The Female Health Company and Michael Pope.(16)

10.20 Company Promissory Note to Stephen M. Dearholt for $250,000 dated February 1, 1999 and related Note Purchase and Warrant Agreement, warrants and Stock issuance Agreement.(16)

10.21 Company Promissory Note to O.B. Parrish for $50,000 dated February 1, 1999 and related Note Purchase and Warrant Agreement, warrants and Stock issuance Agreement.(16)

10.22 Company Promissory Note to Stephen M. Dearholt for $1 million dated March 25, 1999 and related Note Purchase and Warrant Agreement, Warrant and Stock Issuance Agreement.(16)

10.23 Form of Registration Rights Agreement between the Company and certain private placement investors dated as of June 1, 1999.(17)

10.24 Amendment to Registration Rights Agreement between the Company and Private Placement Investors dated as of June 1, 1999.(17)

10.25 $1 million Convertible Debenture issued by the Company to Gary Benson dated May 19, 1999.(17)

10.26 $100,000 Convertible Debenture issued by the Company to Daniel Bishop dated June 3, 1999. (17)

10.27 $100,000 Convertible Debenture issued by the Company to Robert Johander dated June 3, 1999. (17)

10.28 $100,000 Convertible Debenture issued by the Company to Michael Snow dated June 3, 1999. (17)

10.29 $100,000 Convertible Debenture issued by the Company to W.G. Securities Limited Partnership dated June 3, 1999. (17)

10.30 Warrant to purchase 1,250,000 shares of the Company's common stock issued to Gary Benson on May 19, 1999. (17)

10.31 Warrant to purchase 125,000 shares of the Company's common stock issued to Daniel Bishop on June 3, 1999. (17)

10.32 Warrant to purchase 125,000 shares of the Company's common stock issued to Robert Johander on June 3, 1999. (17)

10.33 Warrant to purchase 250,000 shares of the Company's common stock issued to Michael Snow on June 3, 1999. (17)

10.34 Warrant to purchase 125,000 shares of the Company's common stock issued to W.G. Securities Limited Partnership on June 3, 1999. (17)

10.35 Form of Common Stock Purchase Warrant to acquire 337,500 shares issued to R.J. Steichen as placement agent. (17)

10.36 Form of Change of Control Agreement between the Company and each of O.B. Parrish and Mary Ann Leeper.(20)

10.37 Lease Agreement among Chartex Resources Limited, P.A.T. (Pensions) Limited and The Female Health Company.(18)

10.38 Agreement dated March 14, 1997, between the Joint United Nations Programme on HIV/AIDS and Chartex International PLC.(19)

10.39 Company promissory note payable to Stephen M. Dearholt for $1 million dated March 25, 1997, and related stock purchase and warrant agreement, warrants and stock issuance agreement.(21)

10.40  1997  Stock  Option  Plan.(19)

10.41  Employee  Stock  Purchase  Plan.(19)

10.42 Agreement dated September 29, 1997, between Vector Securities International and The Female Health Company.(19)

10.43 Private Equity Line of Credit Agreement between the Company and Kingsbridge Capital Limited dated November 19, 1998.(2)

10.44 Registration Rights Agreement between the Company and Kingsbridge Capital Limited dated as of November 19, 1998.(2)

10.45 Warrant to Purchase up to 200,000 shares of common stock of the Company issued to Kingsbridge Capital Limited as of November 19, 1998.(2)

10.46 Agreement between Kingsbridge Capital Limited and the Company dated February 12, 1999.(23)

10.47 Consulting Agreement between the Company and Kingsbridge Capital Limited dated February 12, 1999.(23)

10.48 Registration Rights Agreement between Kingsbridge Capital Limited and the Company dated February 12, 1999.(23)

10.49 Warrant for 100,000 shares of the Company's common stock issued to Kingsbridge Capital Limited as of February 12, 1999.(23)

10.50 Company Promissory Note to Stephen M. Dearholt for $250,000 dated February 12, 2000 and related Warrants.(24)

10.51 Company Promissory Note to O.B. Parrish for $50,000 dated February 18, 2000 and related Warrants.(24)

10.52 Company Promissory Note to Stephen M. Dearholt for $1 million dated March 25, 2000 and related Warrants.(24)

10.53 Stock Purchase Agreement, dated as of June 14, 2000, between The Female Health Company and The John W. Dearholt Trust.(25)

10.54 Warrant to purchase 250,000 shares of the Company's common stock issued to Gary Benson on May 19, 2000.(25)

10.55 Warrant to purchase 25,000 shares of the Company's common stock issued to Daniel Bishop on June 3, 2000.(25)

10.56 Warrant to purchase 25,000 shares of the Company's common stock issued to Robert Johander on June 3, 2000.(25)

10.57 Warrant to purchase 50,000 shares of the Company's common stock issued to Michael Snow on June 3, 2000.(25)

10.58 Warrant to purchase 25,000 shares of the Company's common stock issued to W.G. Securities Limited Partnership on June 3, 2000. (25)

10.59 Stock Purchase Agreement, dated as of June 14, 2000, between the Company and The John W. Dearholt Trust. (25)

10.60 Exclusive Distribution Agreement, dated as of ______, 2000, between the Company and Mayer Laboratories, Inc. (26)

10.61 Amended and Restated Convertible Debenture issued by the Company to Richard E. Wenninger dated March 30, 2001. (27)

10.62 Amended and Restated Promissory Note to Stephen M. Dearholt for $250,000 dated February 12, 2001 and related warrants. (5)

10.63 Amended and Restated Promissory Note to O.B. Parrish for $50,000 dated February 18, 2001 and related warrants. (5)

10.64 Amended and Restated Promissory Note to Stephen M. Dearholt for $1,000,000 dated March 25, 2001 and related warrants. (27)

10.65 Loan Agreement, dated as of May 18, 2001, between the Company and Heartland Bank. (27)

10.66 Registration Rights Agreement, dated as of May 18, 2001, between the Company and Heartland Bank. (27)

10.67  Warrant  dated  May  18,  2001  from  the Company to Heartland Bank. (27)

10.68  Warrants dated May 18, 2001 from the Company to Stephen M. Dearholt. (28)

10.69  Warrant  dated  May  18,  2001  from the Company to James R. Kerber. (28)

10.70  Warrant  dated  May  18,  2001  from  the  Company  to  Tom  Bodine. (28)

10.71 Warrant dated May 18, 2001 from the Company to The Geneva O. Parrish 1996 Living Trust. (28)

10.72 Warrants dated May 23, 2001 from the Company to Richard E. Wenninger. (28)

10.73 Registration Rights Agreement, dated as of May 18, 2001, among the Company and certain guarantors. (28)

10.74 Exclusive Distribution Agreement, dated December 18, 2001, between the Company and Total Access Group, Inc. (29)

10.75 Memorandum of Understanding, dated as of November 12, 2001, between the Company and Hindustan Latex Limited. (30)

10.76 Warrant dated December 18, 2001 from the Company to Dr. Jerry Kinder. (31)

10.77  Warrants  dated  December  20,  2001 from the Company to Tom Bodine. (31)

10.78  Warrant  dated  February  20, 2002 from the Company to Gerald Stein. (31)

10.79 Amended and Restated Promissory Note to Stephen M. Dearholt for $1,000,000 dated March 25, 2002 and related warrants. (32)

21   Subsidiaries  of  Registrant.  (22)

23.1 Consent  of  McGladrey  &  Pullen,  LLP

23.2 Consent  of  Reinhart  Boerner  Van  Deuren  s.c.  (included in Exhibit 5).

24   Power of Attorney.(33)


____________


(1)  Incorporated  herein  by  reference  to  the  Company's  1995  Form 10-KSB.

(2) Incorporated herein by reference to the Company's Form SB-2 Registration Statement filed December 8, 1998.

(3) Incorporated herein by reference to the Company's Registration Statement on Form S-18, Registration No. 33-35096, as filed with the Securities and Exchange Commission on May 25, 1990.

(4)  Incorporated  herein  by  reference to the Company's December 31, 1990 Form
     10-Q.

(5)  Incorporated  herein  by  reference  to  the  Company's March 31, 2001 Form
     10-QSB.

(6) Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1, Registration No. 33-51586, as filed with the Securities and Exchange Commission on September 28, 1992.

(7)  Incorporated  herein  by  reference  to  the  Company's  1992  Form 10-KSB.

(8)  Incorporated  herein by reference to the Company's June 30, 1994 Form 10-Q.

(9) Incorporated herein by reference to the Company's Registration Statement on Form S-2, Registration No. 33-84524, as filed with the Securities and
     Exchange  Commission  on  September  28,  1994.

(10) Incorporated  herein  by  reference  to  the  Company's  1994  Form 10-KSB.

(11) Incorporated herein by reference to the Company's March 31, 1995 Form 10-Q.

(12) Incorporated herein by reference to the Company's Form S-1 Registration Statement filed with the Securities and Exchange Commission on April 23, 1996.

(13) Incorporated  herein by reference to the Company's June 30, 1995 Form 10-Q.

(14) Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Company's Form S-1 Registration Statement filed with the Securities and
     Exchange  Commission  on  June  5,  1996.

(15) Incorporated  herein  by  reference  to  the  Company's  1996  Form  10-K.

(16) Incorporated  herein  by  reference  to  the  Company's March 31, 1999 Form
     10-QSB.

(17) Incorporated  herein  by  reference  to  the  Company's  June 30, 1999 Form
     10-QSB.

(18) Incorporated herein by reference to the Company's December 31, 1996 Form 10-QSB.

(19) Incorporated herein by reference to the Company's Form 10-KSB/A-2 for the year ended September 30, 1997.

(20) Incorporated herein by reference to the Company's Form SB-2 Registration Statement filed with the Securities and Exchange Commission on October 19, 1999.

(21) Incorporated  herein  by  reference  to  the  Company's March 31, 1997 Form
     10-QSB.

(22) Incorporated herein by reference to the Company's Form 10-KSB for the year ended September 30, 1999.

(23) Incorporated herein by reference to the Company's December 31, 1998 Form 10-QSB.

(24) Incorporated  herein  by  reference  to  the  Company's March 31, 2000 Form
     10-QSB.

(25) Incorporated  herein  by  reference  to  the  Company's  June 30, 2000 Form
     10-QSB.

(26) Incorporated herein by reference to the Company's Form SB-2 Registration Statement filed with the Securities and Exchange Commission on September 21, 2000.

(27) Incorporated  herein  by  reference  to  the  Company's  June 30, 2001 Form
     10-QSB.

(28) Incorporated by reference to the Company's Form SB-2 Registration Statement filed with the Securities and Exchange Commission on November 13, 2001.

(29) Incorporated by reference to Amendment No. 1 to the Company's Form SB-2 Registration Statement filed with the Securities and Exchange Commission on February 6, 2002.

(30) Incorporated by reference to Amendment No. 2 to the Company's Form SB-2 Registration Statement filed with the Securities and Exchange Commission on February 27, 2002.

(31) Incorporated by reference to Amendment No. 3 to the Company's Form SB-2 Registration Statement filed with the Securities and Exchange Commission on March 18, 2002.

(32) Incorporated  herein  by  reference  to  the  Company's March 31, 2002 Form
     10-QSB.


(33) Previously filed.

Item  28.  Undertakings.

     The  small  business  issuer  hereby  undertakes  as  follows:

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) File, during any period in which offers and sales of securities may be made pursuant to this registration, a post-effective amendment to this registration statement to:

     (i) include any prospectus required by section 10(a) (3) of the Securities Act;

     (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii) include any additional or changed material information on the plan of distribution.

(c) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(d) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Chicago, State of Illinois, on the 18th day of October, 2002.


                                          THE  FEMALE  HEALTH  COMPANY

                                          BY     /s/ O.B. Parrish
                                            ------------------------------
                                                 Its  Chairman  and
                                               Chief  Executive  Officer


     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



SIGNATURE                          TITLE                        DATE
---------                          -----                        ----

/s/ O.B. Parrish
---------------------------
O.B. Parrish                       Chairman of the Board,     October 18, 2002
                                   Chief Executive Officer
                                   and Director (Principal
                                   Executive Officer)

---------------------------
Mary Ann Leeper, Ph.D.             President and Chief
                                   Operating Officer and Director

/s/ Robert R. Zic
---------------------------
Robert R. Zic                      Principal Accounting       October 18, 2002
                                   Officer

*
---------------------------
William R. Gargiulo, Jr.           Secretary and Director     October 18, 2002


---------------------------
David R. Bethune                   Director

*
---------------------------
Stephen M. Dearholt                Director                   October 18, 2002


---------------------------
James R. Kerber                    Director

*
---------------------------
Michael R. Walton                  Director                   October 18, 2002

*
---------------------------
Richard E. Wenninger               Director                   October 18, 2002

/s/ O.B. Parrish
---------------------------
O.B. Parrish
*Attorney-in-Fact                                              October 18, 2002


                                  EXHIBIT INDEX



EXHIBIT                                                                           PAGE
NUMBER                   DESCRIPTION                                              NUMBER
----------------------------------------------------------------------------------------

    23.1  Consent  of  McGladrey  &  Pullen,  LLP
